                                                             EXHIBIT (4) (a) (i)



     Filed with post-Effective Amendment No. 9 to this Registration Statement on Form N-4 on March 1, 1990.

                   (logo of Metropolitan Life appears here)


                           AND AFFILIATED COMPANIES
                     METROPOLITAN LIFE INSURANCE COMPANY
                A Mutual Company Incorporated in New York State
               One Madison Avenue--New York, New York 10010-3690

________________________________________________________________________________
Contractholder
           TRUSTEE OF THE METROPOLITAN GROUP ANNUITY CONTRACTS TRUST
________________________________________________________________________________
Group Annuity Contract No.                        ISSUE DATE
      10624-5                                    MAY 1, 1990
________________________________________________________________________________

NOTICE: ANY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT THAT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND SPECIFIC DOLLAR AMOUNTS ARE NOT GUARANTEED. THE DOLLAR AMOUNTS OF SUCH PAYMENTS AND VALUES WILL INCREASE OR DECREASE, AS SET OUT IN THIS CONTRACT, DEPENDING UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

IN CONSIDERATION OF PAYMENTS METROPOLITAN RECEIVES UNDER THIS CONTRACT,

                      METROPOLITAN LIFE INSURANCE COMPANY
                               ("METROPOLITAN"),

AGREES TO MAKE PAYMENTS, AND TO PAY ANNUITIES BOUGHT, UNDER THIS CONTRACT, IN ACCORDANCE WITH AND SUBJECT TO ITS TERMS.

THEREFORE, THE CONTRACTHOLDER AND METROPOLITAN EXECUTE THIS CONTRACT IN DUPLICATE TO TAKE EFFECT AS OF THE ISSUE DATE.

THE BANK OF NEW YORK, TRUSTEE       METROPOLITAN LIFE INSURANCE COMPANY
-----------------------------



_____________________________
SIGNATURE

_____________________________       SIGNATURE ILLEGIBLE
TITLE

_____________________________       _____________________________
WITNESS                             REGISTRAR

_____________________________       _____________________________
DATE                                DATE

_____________________________       _____________________________
CITY AND STATE                      CITY AND STATE


          THE FIXED INTEREST ACCOUNT PORTION OF THIS CONTRACT IS NON-PARTICIPATING. SEE SECTION A10.1.

IRC SECTION 401 GROUP ANNUITIES-UNALLOCATED
SEPARATE ACCOUNT E
NONPARTICIPATING ANNUITIES

FORM G.2444C-2AB

                                   CONTENTS


                      SECTION A - Fixed Interest Account


Section                                                                           Page
--------                                                                          ----

   Al.         Introduction............................................            2

   A2.         Payments to Metropolitan................................            3


   A3.         Interest Credited to the Fixed Interest Account.........            3


   A4.         Plan's Fixed interest Account Balance....................           4


   A5.         Withdrawa1s from Plan's Fixed Interest
                       Account Balance..................................           4

   A6.         Withdrawals from the Fixed Interest Account
                       to Purchase Annuities for Plan
                       Participants and Beneficiaries...................           5


   A7.         Withdrawals from the Fixed Interest Account
                       to make Transfers to the Separate Account
                       or Payments to Trustees..........................           5


   A8.         Fixed Interest Account Early Withdrawal Charges..........           7


   A9.         Annuity Purchases........................................           8


   Al0.        General Provisions.......................................          10


   A11.        Annuity Purchase Rates...................................          12

                          Section B - Separate Account


Section                                                                     Page
-------                                                                     ----
    B1.    Introduction.................................................      19

    B2.    Payments to Metropolitan.....................................      21

    B3.    Maintenance of the Separate Account..........................      22

    B4.    Valuation of Assets in Investment Divisions..................      22

    B5.    Metropolitan's Right to Make Changes.........................      23

    B6.    Plan's Separate Account Balance..............................      24

    B7.    Withdrawals from Investment Divisions........................      24

    B.8    Withdrawals from the Separate Account
                   to Purchase Annuities for Plan
                   Participants and Beneficiaries.......................      25


    B9.    Withdrawals from the Investment Divisions to make
                   Transfers to the Fixed Interest Account
                   or to Other Investment Divisions or Payments
                   to Trustees..........................................      25


    B10.   Separate Account Early Withdrawal Charges....................      27


    B.11   Annuity Purchases............................................      27


    B12.   General Provisions...........................................      29


    B13.   Annuity Purchase Rates.......................................      31

                       Section A. Fixed Interest Account

Section A1. Introduction

   Al.1 "Account Balance" means the entire amount held at any particular time by Metropolitan under this Contract on account of a Plan. "Fixed Interest Account Balance" means the amount held at any particular time by Metropolitan in the Fixed Interest Account on account of a Plan.

   Al.2 "Annuitant" means a person upon whose life an annuity has been purchased by a Trustee under this Contract.

   Al.3 "Designated Office" means Metropolitan's Home Office at One Madison Avenue, New York, 10010 or such other location or locations as Metropolitan may designate in place of its Home Office.

   A1.4 "Employer" means an employer that has established a Plan and that has arranged with Metropolitan to utilize this Contract in connection with the Plan.

   Al.5 "Fixed Interest Account" means the account Metropolitan will establish under this Contract and to which it will add the payments it receives that are allocated to the Fixed Interest Account. The Fixed Interest Account is part of Metropolitan's general account.

   Al.6 "Plan" means a plan that meets the requirements for qualification under Section 401 of the Internal Revenue Code of 1986 as from time to time amended ("the Code"), established by an Employer for the exclusive benefit of its employees or their beneficiaries and under which it is impossible before the satisfaction of all liabilities with respect to such employees and their beneficiaries for any part of the corpus or income to be diverted to purposes other than for their exclusive benefit.

   A1.7 "Trustee" means the trustee of a qualified trust as determined under Section 401 of the Code. Where there is no Trustee, the term Trustee will mean the Plan Administrator. Any provisions of this Contract permitting a Trustee to make payments, request withdrawals, or take any other action with respect to a Plan or its Account Balance or Fixed Interest Account Balance apply only to the Trustee of a Plan under which payments have been accepted by Metropolitan on behalf of that Plan.

   A1.8 The meanings of an "Accumulation Unit," a "Valuation Period," the "Separate Account," and the "Investment Divisions" of the Separate Account are given in Section B1 of this Contract. These terms have the same meaning when used in this Section A.

Form G.2444C-2AB                     (2)

Section A2.  Payments to Metropolitan


   A2.1 Metropolitan will accept under this Contract for addition to the Fixed Interest Account each amount allocated to the Fixed Interest Account that a Trustee pays hereunder on behalf of a Plan.

             Payments to Metropolitan under this Contract are subject to the following conditions:

             (a) Metropolitan has the right to refuse to accept any initial payment smaller than $15,000 or any subsequent payment smaller than $2,000 made to this Contract or payments made to the Fixed Interest Account that total more than $100,000 during any calendar month on account of a Plan. Metropolitan reserves the right to change these minimum payment amounts at any time.


             (b) Metropolitan has the right to refuse to accept any further payments on account of a Plan and to make payment to the Trustee as if it had requested withdrawal of the Plan's entire Account Balance, if (i) more than three years have elapsed since the date Metropolitan received the last amount on account of such Plan, and (ii) such Plan's entire Account Balance is smaller than $2,000.

   A2.2 The Trustee will direct Metropolitan whether payments accepted under this Contract on a Plan's account are to be added to the Fixed Interest Account. The direction will specify whether all, none, or a part (which must be given as a whole percentage) of such payments are to be added to the Fixed Interest Account. The Trustee may change the allocation direction as to future payments with respect to a Plan by notice to Metropolitan. Such change will take effect within 7 business days after the notice is received by Metropolitan or, if later, on the date specified in the notice if such date is no more than 30 days after Metropolitan's receipt of the notice.

   A2.3 The Trustee may direct Metropolitan to automatically transfer interest earned under the Fixed Interest Account, provided that the value of the Fixed Interest Account at the time of the direction is $5,000 or more, to the Standard & Poor's 500 Index Portfolio in the Separate Account. The transfer will take place automatically at the end of each calendar quarter after the election unless the Trustee notifies Metropolitan otherwise at least 30 days prior to the transfer date. If, at any transfer date, the value of the Fixed Interest Account prior to the transfer is less than $5,000, the interest will remain in the Fixed Interest Account until a transfer date on which such amount equals or exceeds $5,000.

Section A3.  Interest Credited to the Fixed Interest Account

   A3.1 Metropolitan will credit interest on amounts while in the Fixed Interest Account at a daily compound rate for the period from the date of addition to the Fixed Interest Account up to, but not including, the date of withdrawal from such Fixed Interest Account.

FORM G.2444C-2AB                    (3)

   A3.2 Interest rates will be set by Metropolitan periodically. Different interest rates may apply to each payment depending on the date the payment is received at the Designated Office. The declared interest rate in effect when a new payment is received will be credited on that payment until the last day of the month following the first anniversary of the receipt of each payment. Each subsequent interest rate guarantee period will be for one year. Metropolitan reserves the right to change the initial guaranteed period for each payment to a 12 month guarantee period upon 90 days notice to the Trustee.

   A3.3 The interest rates that are declared and credited by Metropolitan are "annual effective yields." When interest on a payment is credited for less than a year, the interest credited will be compounded using the "nominal" rate for that payment.

   A3.4 Metropolitan may declare one interest rate for transfers and exchanges and a different rate for other types of payments to the Fixed Interest Account.

   A3.5 If an amount of money is transferred from the Fixed Interest Account to the Separate Account and the same amount is transferred back to the Fixed Interest Account within 12 months of the date it was transferred from the Fixed Interest Account, that amount of money will earn interest at the same rate in effect prior to being transferred to the Separate Account. If an amount of money is transferred back to the Separate Account, that amount of money will earn interest at the rate in effect on the date of transfer.

Section A4.  Plan's Fixed Interest Account Balance

   A4.1 Metropolitan will maintain records of any amount held in the Fixed Interest Account on account of each Plan.

   A4.2 Not less often than twice in each twelve month period Metropolitan will send to the Trustee for each Plan a statement of that Plan's Fixed Interest Account Balance.

Section A5.  Withdrawals from Plan's Fixed Interest Account Balance

   A5.1 Metropolitan will make withdrawa1s from the Plan's Fixed Interest Account Balance in order to

             (a) purchase annuities for Plan participants and beneficiaries pursuant to Section A6, and

             (b) make transfers to the Separate Account and payments pursuant to
                 Section A7.

   A5.2 Any such withdrawal will be made as of the date Metropolitan receives the direction to make the withdrawal or as of any later date specified in the direction except that

             (a) if the date specified is more than 180 days after the date
                 Metropolitan receives the direction Metropolitan will not make the withdrawal,

Form G.2444C-2AB                     (4)

             (b) any other withdrawals taking effect before the date specified will be made first,

             (c) if the withdrawal is made in order to transfer amounts to the
                 Separate Account, and a Valuation Period does not end on the date as of which the withdrawal would normally be made under this Section A5.2, the withdrawal will be made as of the next following date on which a Valuation Period ends,

             (d) if the withdrawal is made in order to purchase an annuity, the withdrawal will be made as of the date the annuity is to be purchased pursuant to Section A9.1(d),

             (e) if the withdrawal is made pursuant to Section A9.3 it will be made as of the date determined by Metropolitan,

             (f) if the withdrawal is made pursuant to Section A9.2 or A9.4 the withdrawal will be made as of the date on which Metropolitan receives due proof that the conditions specified have been met.

   A5.3      Withdrawals will be calculated on a "first-in, first-out" basis.

   A5.4 Any withdrawal will completely discharge Metropolitan's liability with respect to the amount withdrawn from the Fixed Interest Account.

Section A6.  Withdrawals from the Fixed  Interest  Account  to  Purchase
             Annuities for Plan Participants and Beneficiaries

   A6.1 The Trustee may at any time direct Metropolitan to withdraw a portion of a Plan's Account Balance and apply the amount withdrawn to purchase an annuity for a Plan participant or beneficiary in accordance with Section A11. No early withdrawal charge will be imposed in connection with such withdrawal.

Section A7.  Withdrawals from the Fixed Interest  Account  to  make  Transfers to the Separate Account or Payments to Trustees

   A7.1 The Trustee may at any time direct Metropolitan to withdraw all, a specified whole percentage, or a specified dollar amount

             a) of a Plan's Fixed Interest Account Balance which is no longer subject to early withdrawal charges in order to make a transfer to one or more portfolios of the Separate Account, or

             b) of a Plan's Fixed Interest Account Balance in order to make payment to the Trustee.

             Metropolitan will accept no direction that would result in a payment or transfer of less than $250 unless the direction applies to the Plan's entire Fixed Interest Account Balance. If, after any withdrawal and payment, (i) the Plan's entire Account Balance would be less than $2,000 and (ii) more than three years have elapsed since the date Metropolitan received the last amount on account of such Plan, Metropolitan has the

Form G.2444C-2AB                      (5)
             right to make payment as if the Trustee's direction had applied to the Plan's entire Account Balance.

             An early withdrawal charge will be imposed upon the Fixed Interest Account Balance in connection with a withdrawal under this Section A7.1 unless Section A7.2, A7.3, A7.4, A7.5,or A7.7, applies to the withdrawal.

             The amount of the early withdrawal charge will he as specified in Section A8.1.

   A7.2 Once each contract year, the Trustee may direct Metropolitan to transfer up to 20% of the Plan's Fixed Interest Account Balance which is still subject to early withdrawal charges to ONE OR more portfolios of the Separate Account. No early withdrawal charge will be imposed in connection with such a withdrawal.

   A7.3 The Trustee may direct Metropolitan to withdraw an amount from a Plan's Account Balance on account of a participant in such Plan and have such amount paid to the Trustee without the imposition of an early withdrawal charge if the Trustee submits to Metropolitan due proof of

             (a) (i) the Plan participant's death or (ii) the Plan participant's total disability as defined under the Federal Social Security Act, or (iii) the Plan participant' s termination from employment provided that the amount withdrawn is rolled over to a Metropolitan contract qualified as an Individual Retirement Annuity under Section 408 of the Internal Revenue Code of 1986 as from time to time amended or
                  (iv) the Plan participant's retirement with retirement defined as (a) the later of: (i) attained age 65, or (ii) 10 years after issue; and (b) the date on which the plan participant actually retired.

             (b)  the Plan participant's coverage under such Plan, and

             (c) the amount in the Plan's Account Balance attributable to such Plan participant.

   A7.4 No early withdrawal charge will be imposed upon the withdrawal of the Fixed Interest Account Balance if the Plan ceases to satisfy any of the provisions specified under Section Al.6 for constituting a "Plan" and due proof is submitted to Metropolitan.

   A7.5 The Trustee may at any time direct Metropolitan to withdraw for loans up to 10% of the Fixed Interest Account Balance per year, with a total maximum amount withdrawn for loans in all years not to exceed 50% of the contract's Fixed Interest Account Balance, and provided that Metropolitan is furnished with due proof of the Plan's loan availability provisions. No early withdrawal charge will be imposed in connection with such a withdrawal.

Form G.2444C-2AB                      (6)

   A7.6 Metropolitan may withdraw a Plan's entire Account Balance and make payment to the Trustee as if the Trustee had requested a withdrawal of the Plan's entire Account Balance if (i) more than three years have elapsed since the date Metropolitan received the last amount on account of such Plan, and (ii) such Plan's entire Account Balance is smaller than $2,000.

             An early withdrawal charge will be imposed upon the Fixed Interest Account Balance in connection with the withdrawal.

             The amount of the early withdrawal charge will be as specified in Section A8.

   A7.7 The Trustee may direct Metropolitan to withdraw an amount from a Plan's Account Balance on account of a participant in such Plan and have such amount paid to the Trustee without the imposition of an early withdrawal charge if the Trustee submits to Metropolitan due proof of

             (a)  the Plan participant's attainment of age 70 1/2,

             (b)  the Plan participant's coverage under such Plan, and

             (c) the amount in the Plan's Account Balance attributable to such Plan participant.

Section A8.  Fixed Interest Account Early Withdrawal Charges

   A8.1      The early withdrawal charges for each payment are as follows:

             (a) 7% from the date of each deposit until the end of the month following the first anniversary of the receipt of that deposit; and

             (b) thereafter, the charge on each payment decreases by 1% a year for the next six years.

   A8.2 The early withdrawal charge imposed pursuant to Section A7.1 or A7.4 in connection with a withdrawal from the Plan's Fixed Interest Account Balance will be equal to that part of the amount used to make a transfer or payment that is not exempt under Section A8.3 from the withdrawal charge multiplied by the appropriate factor from A8.1.

   A8.3 Partial withdrawals are subject to the early withdrawal charges in A8.1. For the first withdrawal in any contract year, up to 10% of the Fixed Interest Account Balance as of the date of the withdrawal may be withdrawn without imposition of the early withdrawal charge. lf the first withdrawal in a contract year exceeds 10% of the Fixed Interest Account Balance, any early withdrawal charges as described in A8.1 are applicable to the excess amount. The early withdrawal charges in A8.1 are also applicable to the entire second or later withdrawal in the same contract year.

   A8.4 The cumulative early withdrawal charges will not be higher than the total earnings on all purchase payments.

Form G.2444C-2AB                      (7)

Section A9.  Annuity Purchases

   A9.1 If an election is made under this Contract to apply a portion of a plan's Account Balance to purchase an annuity, Metropolitan will require the following information

             (a) The social security number, date of birth, sex, and address of the Annuitant, the name and social security number of the beneficiary and, if applicable, the social security number, name, address, date of birth and sex of any survivor Annuitant. Metropolitan has the right to require evidence, satisfactory to itself, of dates of birth. The Annuitant will be the Plan participant designated by the Trustee unless the annuity is purchased after the Plan participant's death in which case the Annuitant will be designated by the Trustee.


             (b) The form of annuity selected will be in compliance with any applicable federal rules and regulations including the Retirement Equity Act of 1984, and will be one of those set forth in Section A11 or any other form of annuity agreed upon by Metropolitan.

             (c) Whether annuity payments are to be made monthly, quarterly, semi-annually or annually.

             (d) The purchase date of the annuity which will be a date not less than 30 or more than 180 days after the date Metropolitan receives the election along with all required information. If, however, the annuity is purchased after the death of a Plan participant, the purchase date will be the date Metropolitan received due proof of the Plan participant's death. In no event may the purchase date be later than the Annuitant's 75th birthday except that the purchase of an annuity for a Plan participant covered under the provisions of the next paragraph will be in accordance with such provisions. Regardless of the mode of annuity payment chosen, the first annuity payment will be made as of the purchase date of the annuity.

                  For any Plan participant who attains age 70 1/2, if the Annuitant is the Plan participant the purchase date of the annuity may be no later than April 1 of the year following the year in which the Plan participant attains age 70 1/2.

   A9.2 The Consideration for an annuity will be the amount applied pursuant to Section A6, to purchase the annuity, reduced by any applicable premium tax.

Form G.2444C-2AB                      (8)

   A9.3 Metropolitan will determine the payment to the Annuitant as of the purchase date of the annuity by applying the Consideration to the rate set forth in Section All for the form of annuity selected for the Annuitant. If payments are to be made other than monthly, the amounts shown in Section All will be adjusted to the actuarially equivalent amounts for the frequency of payments elected. If the monthly rate of an annuity would be less than $20 (regardless of whether or not monthly annuity payments were elected), Metropolitan will have the right to refuse to make the annuity purchase and, instead, to pay to the Trustee the amount that would otherwise have been applied to purchase the annuity, before any reduction on account of premium tax.

   A9.4 If at the time of an annuity purchase Metropolitan has in effect for contracts in the same class as this Contract annuity purchase rates more favorable to the Trustee than those set forth for purchase of annuities in Section All, Metropolitan will apply the more favorable rates in place of those set forth in Section All.

   A9.5 Metropolitan has the right as of any anniversary of the Issue Date to change the annuity purchase rates set forth in Section All. No such change will apply to any annuity purchased from the Account Balance of any Plan participating under this Contract as of the day immediately preceding the effective date of any change.

   A9.6 Metropolitan will issue a certificate for delivery to each Annuitant. Such certificate will describe the annuity purchased for the Annuitant.

   A9.7 If there has been a misstatement as to any Annuitant, Metropolitan will not pay more annuity benefits than would have been provided if the correct information had been given. Any over payment or underpayment of an annuity, together with interest, will be deducted from or added to, respectively, future annuity payments. The interest rate will be that used to determine the annuity purchase rates for the annuity purchased.

   A9.8 If Metropolitan is holding any Separate Account Balance on account of a plan, the amounts applied to purchase an annuity under Section Bll will be combined with those applied to purchase an annuity under this Section A9, and only a single annuity will be purchased with the combined amounts.

   A9.9 Any annuity purchased under a defined benefit plan may be terminated, suspended or reduced because of (i) Plan provisions,
             (ii) provisions of the Code or (iii) requirements of the Pension Benefit Guaranty Corporation as now or hereafter amended. No annuity will be terminated, suspended or reduced because of Plan provisions unless such provisions were in effect at the time the annuity was provided and the Trustee so certifies to Metropolitan. In the event an annuity is terminated, suspended or reduced, Metropolitan will determine the appropiate amount or amounts on account of such termination, suspension or reduction and pay such amount or amounts to the payee designated by the Trustee.

Form G.2444C-2AB                      (9)

Section A10. General Provisions

  A10.1 The Fixed Interest Account Section of this Contract is not eligible for dividends.

  A10.2 After the purchase of an annuity, the Annuitant may change the designation of beneficiary by notice to Metropolitan. Upon Metropolitan's receipt of the notice the change will take effect as of the date the notice was signed, but without prejudice to Metropolitan on account of any payment it made before it received the notice or soon after such receipt that payment could not be stopped.

             If more than one beneficiary is named and the respective interest of each beneficiary is not specified, the beneficiaries will be paid in equal shares. If one of several beneficiaries dies before the Annuitant, any amounts payable upon the death of the Annuitant will be paid to the surviving beneficiaries. If there is no surviving beneficiary at the death of an Annuitant, the amount then payable will be paid to the estate of the Annuitant.

  A10.3 This Contract is the entire contract between th parties. The Contractholder's statements will be deemed representations and not warranties. No sales representative or other person, except an authorized officer of Metropolitan, may make or change any contract or certificate or make any binding promises about any contract or certificate. Any amendment, modification or waiver of any provisions of this Contract or any certificate may be made effective on behalf of Metropolitan only by an authorized officer of Metropolitan.

  A10.4 The Trustee's rights under this Contract are nontransferable and nonforfeitable. No amount payable under this Contract may be assigned or encumbered and, to the extent permitted by law, no amount payable under this Contract is subject to legal process or attachment for payment of any claim against any payee.

             The amounts payable under this Contract are equal to at least the minimum required by any applicable law.

  A10.5 Metropolitan has no obligation to inquire as to the authority of any payee to receive any payments made under this Contract or to inquire into or see to such payee's application of any amounts so paid. Any direction for a withdrawal must be in a form satisfactory to Metropolitan.

  A10.6 All communications under this Contract and any amendment, modification or waiver of this Contract will be in writing. All payments and communications to Metropolitan shall be directed to its Designated Office. Metropolitan will not be deemed to have received a payment or communication until it is received at the Designated Office. Metropolitan may, but need not, establish procedures for certain communications to be received by telephone or by other non-written means. If it does so, such communications will be deemed to have been received when actually received in accordance with such procedures.

Form G.2444C-2AB                     (10)

  A10.7 If a Plan ceases to satisfy any of the provisions specified under Section A1.6 for constituting a "Plan", the Trustee with respect to that Plan will promptly notify Metropolitan.

  A10.8 The sole responsibility of the Contractholder is to serve as party to this Contract pursuant to the terms of the Metropolitan Group Annuity Contracts Trust. The Contractholder will have no responsibility to any Trustee, Employer, Plan participant, Annuitant or beneficiary. Any obligations arising out of this Contract with respect to such persons will be Metropolitan's.

  Al0.9 This Contract will cease upon Metropolitan's fulfillment of all its duties and obligations hereunder.

Form G.2444C-2AB                     (11)

Section A11.  Annuity Purchase Rates

             Applicable For Defined Benefit Plans

             (a)  Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments to the Annuitant from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

     Annuitant 's Exact
     Age on Date of               Monthly Annuity Payment
     Purchase of Annuity          per $1,000 of Consideration
     -------------------          ---------------------------
                                       Male       Female
                                       ----       ------
             55                       $4.02       $3.69
             56                        4.09        3.75
             57                        4.16        3.81
             58                        4.24        3.87
             59                        4.32        3.93
             60                        4.40        4.00
             61                        4.49        4.07
             62                        4.58        4.14
             63                        4.68        4.22
             64                        4.79        4.31
             65                        4.90        4.40
             66                        5.02        4.49
             67                        5.15        4.60
             68                        5.29        4.71
             69                        5.44        4.82
             70                        5.59        4.94

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are sex distinct.

Form G.2444C-2AB                     (12)

             Applicable For Defined Contribution Plans

             (a)  Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments to the Annuitant from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

      Annuitant 's Exact
      Age on Date of         Monthly Annuity Payment
      Purchase of Annuity    per $1,000 of Consideration
      -------------------    ---------------------------
              55                       $3.85
              56                        3.91
              57                        3.98
              58                        4.05
              59                        4.12
              60                        4.19
              61                        4.27
              62                        4.36
              63                        4.45
              64                        4.54
              65                        4.64
              66                        4.75
              67                        4.86
              68                        4.99
              69                        5.11
              70                        5.25

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex,

Form G.2444C-2AB                     (13)

             Applicable For Defined Benefit Plans

             (b) Joint and Survivor Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if both Annuitants are then living, to the date of the last payment before the death of the second to die of the Annuitants. Annuity payments provided during the primary Annuitant's lifetime are payable to the primary Annuitant; any annuity payments provided after the primary Annuitant's death are payable to the survivor Annuitant. Annuity payments due to the survivor Annuitant are a specified percentage, not greater than 100%, of the annuity payments due to the primary Annuitant. No payments will be made after the death of the survivor Annuitant.

                       Monthly Annuity Payment to Male Primary Annuitant
                       per $1,000 of Consideration if Percentage of
Annitants' Exact       Monthly Annuity Payment Payable to Survivor
Ages on Date of        Annuitant is:
Purchase of Annuity*   -------------------------------------------------
-------------------          50%       66 2/3%      75%      100%
                             ---       -------      ---      ----
    55 M and 60 F          $3.76       $3.67       $3.62     $3.49
    60 M and 55 F           3.92        3.76        3.68      3.44
    60 M and 60 F           4.00        3.87        3.80      3.60
    60 M and 65 F           4.07        3.96        3.91      3.74

    65 M and 60 F           4.29        4.09        3.99      3.68
    65 M and 65 F           4.38        4.21        4.12      3.86

    70 M and 65 F           4.79        4.52        4.38      3.98
    70 M and 70 F           4.92        4.69        4.58      4.24

  * In each pair of ages, the first age is the primary Annuitant's age and the second age is the survivor Annuitant's age. The suffix "M" denotes a male age, the suffix "F" denotes a female age.

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are sex distinct.

Form G.2444C-2AB                     (14)

             Applicable For Defined Contribution Plans

             (b) Joint and Survivor Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if both Annuitants are then living, to the date of the last payment before the death of the second to die of the Annuitants. Annuity payments provided during the primary Annuitant's lifetime are payable to the primary Annuitant; any annuity payments provided after the primary Annuitant's death are payable to the survivor Annuitant. Annuity payments due to the survivor Annuitant are a specified percentage, not greater than 100%, of the annuity payments due to the primary Annuitant. No payments will be made after the death of the survivor Annuitant.

                               Monthly Annuity Payment to the Primary Annuitant
Annuitants' Exact              per $1,000 of Consideration if Percentage of
Ages on Date of                Monthly Annuity Payment Payable to Survivor
Purchase of Annuity*           Annuitant is:
--------------------           ------------------------------------------------
                                     50%       66 2/3%      75%      100%
                                     ---       -------      ---      ----
    55 and 60                       $3.68      $3.63      $3.60     $3.52
    60 and 55                        3.83       3.72       3.67      3.52
    60 and 60                        3.91       3.82       3.78      3.66
    60 and 65                        3.97       3.91       3.87      3.78

    65 and 60                        4.16       4.03       3.96      3.78
    65 and 65                        4.26       4.15       4.10      3.94

    70 and 65                        4.61       4.43       4.35      4.11
    70 and 70                        4.76       4.61       4.54      4.35

  * In each pair of ages, the first age is the primary Annuitant's age and the second age is the survivor Annuitant's age.

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G.2444C-2AB                   (15)

          Applicable For Defined Benefit Plans

          (c) Term Certain and Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the expiration of the term certain period. Annuity payments during the Annuitant's lifetime are payable to the Annuitant; any annuity payments due after the Annuitant's death are payable to the Annuitant's beneficiary, except that if the beneficiary is not a natural person, then in lieu of the payment of monthly annuity payments to the beneficiary the commuted value of such annuity payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor his or her beneficiary is living at the time an annuity payment is due, the commuted value of the annuity payments due will be paid to (i) the Annuitant's executors or administrators in case the Annuitant died after his or her beneficiary, or (ii) the beneficiary's executors or administrators in case the beneficiary died after the Annuitant. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

Annuitant's Exact           Monthly Annuity Payment per $1,000 of Con-
Ages on Date of             sideration if Term Certain Period is:
Purchase of Annuity         ---------------------------------------------
---------------------       10 Years        15 Years         20 Years
                            --------        --------         --------
                           Male   Female  Male   Female    Male    Female
                           ----   ------  -----  ------    ----    ------
          55               $3.98  $3.68   $3.94  $3.66     $3.87    $3.63
          56                4.05   3.73    4.00   3.71      3.93     3.68
          57                4.12   3.79    4.06   3.76      3.98     3.73
          58                4.19   3.85    4.13   3.82      4.04     3.78
          59                4.26   3.91    4.19   3.88      4.10     3.83
          60                4.34   3.97    4.26   3.94      4.15     3.89

          61                4.42   4.04    4.34   4.00      4.21     3.94
          62                4.51   4.11    4.41   4.07      4.28     4.00
          63                4.60   4.19    4.49   4.14      4.34     4.06
          64                4.70   4.27    4.57   4.21      4.40     4.12
          65                4.80   4.35    4.66   4.29               4.19

          66                4.90   4.44    4.75   4.37               4.26
          67                5.02   4.54    4.84   4.45               4.32
          68                5.13   4.64    4.93   4.54
          69                5.26   4.74    5.03   4.63
          70                5.39   4.85    5.12   4.72

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are sex distinct.

Form G.2444C-2AB                     (16)

          Applicable For Defined Contribution Plans

          (d) Term Certain and Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity if the Annuitant is then living to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the expiration of the term certain period. Annuity payments during the Annuitant's lifetime are payable to the Annuitant; any annuity payments provided after the Annuitant's death are payable to the Annuitant's beneficiary, except that if the beneficiary is not a natural person, then in lieu of the payment of monthly annuity payments to the beneficiary the commuted value of such annuity payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor his or her beneficiary is living at the time annuity payments are due the commuted value of those annuity payments will be paid (i) the Annuitant's executors or administrators in case the Annuitant died after his or her beneficiary, or (ii) the beneficiary's executors or administrators in case the beneficiary died after the Annuitant. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

Annuitant's Exact            Monthly Annuity Payment per $1,000 Con-
Ages on Date of              sideration if Term Certain Period is:
                             ------------------------------------
Purchase of Annuity          10 Years      15 Years       20 Years
-------------------          --------      --------       --------
         55                   $3.83           $3.80          $3.75
         56                    3.89            3.85           3.80
         57                    3.95            3.91           3.85
         58                    4.01            3.97           3.91
         59                    4.08            4.03           3.96
         60                    4.15            4.10           4.02

         61                    4.23            4.17           4.08
         62                    4.31            4.24           4.14
         63                    4.39            4.31           4.20
         64                    4.48            4.39           4.26
         65                    4.57            4.47           4.33

         66                    4.67            4.55           4.39
         67                    4.77            4.64           4.46
         68                    4.88            4.73           4.52
         69                    4.99            4.82           4.59
         70                    5.11            4.92           4.65

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G.2444C-2AB                     (17)

          Applicable For Defined Benefit and Defined Contribution Plans

          (d)  Term Certain Annuity Form

Under this form of annuity, Metropolitan will make monthly payments from the commencement date of the annuity to the date of the last payment before the expiration of the term certain period. The term certain period must be at least 5 years. Annuity payments provided during the Annuitant's lifetime are payable to the Annuitant; any annuity payments provided after the Annuitant's death are payable to the Annuitant's beneficiary, except that if the beneficiary is not a natural person, then in lieu of the payment of monthly annuity payments to the beneficiary the commuted value of such annuity payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor his or her beneficiary is living at the time annuity payments are due, the commuted value of those annuity payments will be paid (i) the Annuitant's executors or administrators in case the Annuitant died after his or her beneficiary, or (ii) the beneficiary's executors or administrators in case the beneficiary died after the Annuitant. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

                         Monthly Annuity Payment per $1,000 of Consideration if
                         Term Certain Period is:
                         ---------------------------------------
                         10 Years     15 Years      20 Years
                         --------     --------      --------
                          $9.37       $6.70         $5.37

On request Metropolitan will furnish rates not shown above.

Form G.2444C-2AB                     (18)

                         Section B.  Separate Account

Section B1.  Introduction

   B1.1 "Account Balance" means the entire amount held at any particular time by Metropolitan under this Contract on account of a Plan. "Separate Account Balance" means the amount held at any particular time by Metropolitan in the Separate Account under this Contract on account of a Plan.

   B1.2 "Annuitant" means a person upon whose life an annuity has been purchased by a Trustee under this Contract.

   B1.3 "Designated Office" means Metropolitan's Home Office at One Madison Avenue, New York, New York 10010 or such other location or locations as Metropolitan may designate in place of its Home Office.

   B1.4 "Employer" means an employer that has established a Plan and that has arranged with Metropolitan to utilize this Contract in connection with the Plan.

   B1.5 "Plan" means a plan that meets the requirements for qualification under Section 401 of the Internal Revenue Code of 1986 as from time to time amended ("the Code"), established by an Employer for the exclusive benefit of its employees or their beneficiaries and under which it is impossible before the satisfaction of all liabilities with respect to such employees and their beneficiaries for any part of the corpus or income to be diverted to purposes other than for their exclusive benefit.

   B1.6 "Trustee" means the trustee of a qualified trust as determined under Section 401 of the Code. Where there is no Trustee, the term Trustee will mean the Plan Administrator. Any provisions of this Contract permitting a Trustee to make payments, request withdrawals, or take any other action with respect to a Plan on its Account Balance or Separate Account Balance apply only to the Trustee of a Plan under which payments have been accepted by Metropolitan on behalf of that Plan.

   B1.7 "Separate Account" means Metropolitan Life Separate Account E. This is an investment account established and maintained by Metropolitan, separate from its general account or other separate accounts. Metropolitan will add to the Separate Account the payments it receives under this Contract that are allocated to the Separate Account. Amounts may also be allocated to the Separate Account pursuant to certain other contracts of Metropolitan as may be determined by it.

             Metropolitan owns the assets in the Separate Account. Assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities that arise from any other business Metropolitan conducts. Metropolitan may from time to time transfer to its general account assets in excess of such reserves and liabilities.

Form G.2444C-2AB                     (19)

             Income and realized and unrealized gains or losses from assets in the Separate Account are credited to or charged against the Separate Account without regard to Metropolitan's other income, gains, or losses.

             The Separate Account will be valued at the end of each Valuation Period.

   B1.8 A "Valuation Period" is the period between two successive valuations of the assets in the Separate Account. Valuations will be made once each day that the New York Stock Exchange is open for trading. Metropolitan reserves the right, on 30 days notice, to change the basis for such Valuation Period, as long as the new basis is not inconsistent with applicable law.

   B1.9 The "Investment Divisions" are part of the Separate Account. Each division holds a separate class (or series) of stock of a designated investment company. Each class of stock represents a separate portfolio in the investment company.

   B1.10 Metropolitan will maintain the Separate Account in Investment Divisions corresponding to the separate portfolios in the investment company. As of the May 1, 1990, there are six Investment Divisions corresponding to the six portfolios of the Metropolitan Series Fund, Inc. (the "Fund") as of the May 1, 1990, viz., the Growth Portfolio, the Income Portfolio, the Diversified Portfolio, the Aggressive Growth Portfolio and the Stock Index Portfolio and the Money Market Portfolio. These Investment Divisions and portfolios are described below.

             Division 1 - Growth Portfolio - The investment objective of this portfolio is to achieve long-term growth of capital and income, and moderate current income, by investing primarily in common stocks that are believed to be of good quality or to have good growth potential or which are considered to be undervalued based on historical investment standards.

             Division 2 - Income Portfolio - The investment objective of this portfolio is to achieve the highest possible total return, by combining current income with capital gains, consistent with prudent investment risk and the preservation of capital, by investing primarily in fixed-income, high quality debt securities.

             Division 3 - Diversified Portfolio - The investment objective of this portfolio is to achieve a high total return while attempting to limit investment risk and preserve capital by investing in equity securities, fixed-income debt securities, or short-term money market instruments, or any combination thereof, at the discretion of State Street Research.

Form G.2444C-2AB                     (20)

             Division 4 - Aggressive Growth Portfolio - The investment objective of this portfolio is to achieve maximum capital appreciation by investing primarily in common stock (and equity and debt securities convertible into or carrying the right to acquire common stocks) of emerging growth companies, undervalued securities or special situation.

             Division 5 - Stock Index Portfolio - The investment objective of this portfolio is to equal the performance of the Standard + Poor's 500 stock index (adjusted to assume reinvestment of dividends) by investing in the common stock of companies which are included in the index.

             Division 6 - Money Market Portfolio - The investment objective of this portfolio is to achieve the highest possible current income consistent with the preservation of capital and maintenance of liquidity, by investing primarily in short-term money market instruments.

             Investment returns will reflect fluctuations in market value of securities. The current Fund prospectus should be consulted for a complete description of the Fund and the designated portfolios.

B1.11 An "Accumulation Unit" is the unit of measurement used in determining the value of amounts held in the Investment Divisions.

Section B2.  Payments to Metropolitan

   B2.1 Metropolitan will accept under this Contract for addition to the Separate Account each amount allocated to the Separate Account that a Trustee pays hereunder on behalf of a Plan.

             Payments to Metropolitan under this Contract are subject to the following conditions

             (a) Metropolitan has the right to refuse to accept any initial payment smaller than $15,000 or any subsequent payments smaller than $2,000 made to this Contract or payments made to the Separate Account that total more than $1,000,000 during any calendar month on account of a Plan. Metropolitan reserves the right to change these minimum payment amounts at any time.

             (b) Metropolitan has the right to refuse to accept any further payments on account of a Plan and to make payment to the Trustee as if it had requested withdrawal of the Plan's entire Account Balance, if (i) more than three years have elapsed since the date Metropolitan received the last amount on account of such Plan, and (ii) such Plan's entire Account Balance is smaller than $2,000.

Form G.2444C-2AB                     (21)

   B2.2 The Trustee will direct Metropolitan whether payments accepted under this Contract on a Plan's account are to be added to the Separate Account and, if so, to which Investment Division Of the Separate Account. The direction will specify whether all, none, or a part (which must be given as a whole percentage) of such payments are to be added to each Investment Division of the Separate Account. The Trustee may change the allocation direction as to future payments with respect to a Plan by notice to Metropolitan. Such change will take effect within 7 business days after the notice is received by Metropolitan or, if later, on the date specified in the notice if such date is no more than 30 days after Metropolitan's receipt of the notice.

Section B3.  Maintenance of the Separate Account

   B3.1 Metropolitan will maintain its records of amounts in the various Investment Divisions in the Separate Account in terms of Accumulation Units. The value of an Accumulation Unit in an Investment Division for a Valuation Period is determined as of the end of such Valuation Period by multiplying the previous Accumulation Unit value by that Investment Division's experience factor (see Section B4.2) for the Valuation Period. Metropolitan initially established the value of an Accumulation Unit in each Investment Division at $10.

   B3.2 Metropolitan will determine the number of Accumulation Units of an Investment Division that are purchased by an amount received for addition to such Investment Division by dividing that amount by the value of an Accumulation Unit in such Investment Division for the Valuation Period during which Metropolitan accepts payment of such amount or during which such amount is transferred to such Investment Division.

   B3.3 Any amount that is allocated to the Separate Account will be added to it and allocated to the designated Investment Division in the Separate Account as of the end of the Valuation Period during which such amount was accepted by Metropolitan or transferred to such Investment Division.

Section B4.  Valuation of Assets in Investment Divisions

   B4.1 The investment experience of an Investment Division is determined as of the end of each Valuation Period.


   B4.2 Metropolitan uses an experience factor to measure changes in each Investment Division's investment experience during a Valuation Period.

             The experience factor for a Valuation Period in each Investment Division is calculated as follows

             (1) Metropolitan takes the net asset value per investment company share at the end of the current Valuation Period, adds the per share amount of any dividend or capital gain distribution paid by the investment company during the

Form G.2444C-2AB                     (22)
             current Valuation Period, and subtracts any per share charge for taxes and reserve for taxes.

             (2) Metropolitan divides (1) by the net asset value per investment company share at the end of the preceding Valuation Period.

             (3) Metropolitan subtracts a charge not to exceed .000034247 for each day in the Valuation Period. This charge is to cover the administrative expenses, and the mortality and expense risk charges assumed by Metropolitan under this Contract.

Section B5.  Metropolitan's Right to Make Changes

   B5.1 Metropolitan reserves the right to make certain changes if, in Metropolitan's judgment, they would best serve the interests of participants in or owners of contracts such as this or would be appropriate in carrying out the purpose of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, Metropolitan will obtain the Trustees' approval of the changes and approval from any appropriate regulatory authority.

             Examples of the changes Metropolitan may make include

             o To operate the Separate Account in any form permitted under the Investment Company Act of 1940, or in any other form permitted by law.

             o To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940.

             o To transfer any assets in an Investment Division to another Investment Division, or to one or more separate accounts, or to Metropolitan's general account, or to add, combine, or remove Investment Divisions in the Separate Account.

             o To substitute for the investment company shares held in any Investment Division the shares of another class of the investment company or the shares of another investment company or any other investment permitted by law.

             o To change the way Metropolitan assesses charges, but without increasing the aggregate amount charged in connection with this Contract. For example, if Metropolitan purchases investments (such as stocks and bonds) instead of buying shares of an investment company, Metropolitan will assess an investment advisory charge but not more than the amount that would otherwise be charged by the investment company.

             o To make any necessary technical changes in this Contract in order to conform with any action this provision permits Metropolitan to take.

Form G.2444C-2AB                     (23)

Section B6.  Plan's Separate Account Balance

             If any of these changes result in a material change in the underlying investments of an Investment Division to which amounts held under this Contract are allocated, Metropolitan will notify the Trustee of such change. The Trustee may then make a new choice of Investment Divisions.

   B6.1 Metropolitan will maintain records of any amount held in the Separate Account on account of each Plan. Such amount will be the sum of the amounts held with respect to the Plan in each Investment Division.

   B6.2 Not less often than twice in each twelve month period Metropolitan will send to the Trustee for each Plan a statement of that Plan's Separate Account Balance.


Section B7.  Withdrawals from Investment Divisions

   B7.1 Metropolitan will make withdrawals from the Plan's Separate Account Balance held in Investment Divisions in order to

             (a) purchase annuities for Plan participants and beneficiaries pursuant to Section B9, and

             (b) make transfers to the Fixed Interest Account or to other Investment Divisions and make certain payments pursuant to Section Bl0.

   B7.2 Any such withdrawal will be made as of the date Metropolitan receives the direction to make the withdrawal or as of any later date specified in the direction except that

             (a) if a Valuation Period does not end on the date as of which the withdrawal would normally be made, the withdrawal will be made as of the next following date on which a Valuation Period ends,

             (b) if the date specified is more than 180 days after the date Metropolitan receives the direction Metropolitan will not make the withdrawal,

             (c) any other withdrawals taking effect specified will be made first,

             (d) if the withdrawal is made in order to purchase an annuity, the withdrawal will be made as of the end of the last Valuation Period ending immediately prior to the date the annuity is to be purchased pursuant to Section B12.1(d),

             (e) if the withdrawal is made pursuant to Section B8 or B10.3 it will be made as of the end of the Valuation Period determined by Metropolitan,

             (f) if the withdrawal is made pursuant to Section B10.2 or B10.4 the withdrawal will be made as of the end of the Valuation Period during which Metropolitan receives due proof that the specific conditions have been met.

Form G.2444C-2AB                     (24)

             Metropolitan will determine the value of the amount withdrawn based upon the value of an Accumulation Unit for the date as of which the withdrawal is made.

   B7 .3 Any withdrawal will completely discharge Metropolitan's liability with respect to the amount withdrawn from the Investment Division.

Section B8.  Withdrawals from the Separate Account to Purchase Annuities for
             Plan Participants and Beneficiaries

   B8.1 The Trustee may at any time direct Metropolitan to withdraw a portion of a Plan's Account Balance and apply the amount withdrawn to purchase an annuity for a Plan participant or beneficiary in accordance with Section Bl2. No early withdrawal charge will be imposed in connection with such withdrawal.

Section B9.  Withdrawals from the Investment Divisions to make Transfers to the
             Fixed Interest Account or to Other Investment Divisions or Payments to Trustees

   B9.1 The Trustee may at any time direct Metropolitan to withdraw all, a specified whole percentage, or a specified dollar amount of a Plan's Separate Account Balance maintained in one or more Investment Divisions in order to

             (a) make a transfer to the Fixed Interest Account, or from an Investment Division in the Separate Account to one or more other Investment Divisions in the Separate Account.

             (b)  make payment to the Trustee.

             Metropolitan will accept no direction that would result in a payment or transfer of less than $250 unless the direction applies to the Plan's entire balance maintained in an Investment Division of the Separate Account. If, after any withdrawal and payment, (i) the Plan's entire Account Balance would be less than $2,000 and
             (ii) more than three years have elapsed since the date Metropolitan received the last amount on account of such Plan, Metropolitan has the right to make payment as if the Trustee's direction had applied to the Plan's entire Account Balance.

             An early withdrawal charge will be imposed upon the Separate Account Balance in connection with a withdrawal under this Section B9.1 unless

             (a)  Section B9.2, B9.3, or B9.5 applies to the withdrawal, or

             (b) The withdrawal is to make a transfer among Investment Divisions or from the Separate Account to the Fixed Interest Account.

             The amount of the early withdrawal charge will be as specified in Section Bl0.

Form G.2444C-2AB                     (25)

   B9.2 The Trustee may direct Metropolitan to withdraw an amount from a Plan's Account Balance on account of a participant in such Plan and have such amount paid to the Trustee without the imposition of an early withdrawal charge if the Trustee submits to Metropolitan due proof of

             (a) (i) the Plan participant's death or (ii) the Plan participant's total disability as defined under the Federal Social Security Act, or (iii) the Plan participant's termination form employment provided that the amount withdrawn is rolled over to a Metropolitan contract qualified as an Individual Retirement Annuity under Section 408 of the Internal Revenue Code of 1986 as from time to time amended or
                  (iv) the Plan participant's retirement with retirement defined as (a) the later of: (i) attained age 65, or (ii) 10 years after issue; and (b) the date on which the Plan participant actually retired and both

             (b)  the Plan participant's coverage under such Plan, and

             (c) the amount in the Plan's Account Balance attributable to such Plan participant.

   B9.3 No early withdrawal charge will be imposed upon the withdrawal of the Separate Account Balance if the Plan ceases to satisfy any of the provisions specified under Section B1.5 for constituting a "Plan" and due proof is submitted to Metropolitan.

   B9.4 Metropolitan may withdraw a Plan's entire Account Balance and make payment to the Trustee as if the Trustee had requested a withdrawal of the Plan's entire Account Balance if (i) more than three years have elapsed since the date Metropolitan received the last amount on account of such Plan, and (ii) such Plan's entire Account Balance is smaller than $2,000.

             An early withdrawal charge will be imposed upon the Separate Account Balance in connection with the withdrawal.

             The amount of the early withdrawal charge will be as specified in Section Bl0.

   B9.5 The Trustee may direct Metropolitan to withdraw an amount from a Plan's Account Balance on account of a participant in such Plan and have such amount paid to the Trustee without the imposition of an early withdrawal charge if the Trustee submits to Metropolitan due proof of

             (a)  the Plan participant's attainment of age 70 1/2,

             (b)  the Plan participant's coverage under such Plan, and

             (c) the amount in the Plan's Account Balance attributable to such Plan participant.


Form G.2444C-2AB                     (26)

Section Bl0. Separate Account Early Withdrawal Charges

   B10.1     The early withdrawal charges for each payment are as follows:

             (a) 7% from the date of each deposit until the end of the month following the first anniversary of the receipt of that deposit; and

             (b) thereafter, the charge on each payment decreases by 1% a year for the next six years.

   B1O.2 The early withdrawal charge imposed pursuant to Section B9.1 or in connection with a withdrawal from the Plan's Investment Division Account Balance will be equal to that part of the amount used to make a transfer or payment that is not exempt under Section 9.1 from the withdrawal charge multiplied by the appropriate factor from B10.1.

   B1O.3 Partial withdrawals are subject to the early withdrawal charges in B10.1 For the first withdrawal in any contract year, up to 10% of the Separate Account Balance in each Investment Division as of the date of the withdrawal may be withdrawn without imposition of the early withdrawal charge. If the first withdrawal in a contract year exceeds 10% of the Investment Division Account Balance, any early withdrawal charges as described in B10.1 are applicable to the excess amount. The early withdrawal charge in B10.1 are also applicable to the entire second or later withdrawal in the same contract year.

   B10.4 If withdrawals are made from more than one Investment Division, the early withdrawal charge will be determined separately for each Investment Division.

Section B1l. Annuity Purchases

   B1.1 If an election is made under this Contract to apply a portion of the Account Balance to purchase an annuity, Metropolitan will require the following information

             (a) The social security number, date of birth, sex, and address of the Annuitant, the name and social security number of the beneficiary and, if applicable, the social security number, name, address, date of birth and sex of any survivor Annuitant. Metropolitan has the right to require evidence, satisfactory to itself, of dates of birth. The Annuitant will be the Plan participant designated by the Trustee unless the annuity is purchased after the Plan participant's death in which case the Annuitant will be designated by the Trustee.

             (b) The form of annuity selected will be in compliance with any federal rules or regulations including the Retirement Equity Act of 1984, and will be one of those set forth in Section B14 or any other form of annuity agreed upon by Metropolitan.

             (c) Whether annuity payments are to be made monthly, quarterly, semi-annually or annually.

Form G.2444C-2AB                     (27)

             (d) The purchase date of the annuity, which will be a date not less than 30 nor more than 180 days after the date Metropolitan receives the election along with all required information. If, however, the annuity is purchased after the death of a Plan participant, the purchase date will be the date Metropolitan received due proof of the Plan participant's death. In no event may the purchase date be later than the Annuitant's 75th birthday except that the purchase of an annuity for a Plan participant covered under the provisions of the next paragraph will be in accordance with such provisions. Regardless of the mode of annuity payment chosen, the first annuity payment will be made as of the purchase date of the annuity.

                  For any Plan participant who attains age 70 1/2, if the Annuitant is the Plan participant, the purchase date of the annuity may be no later than April 1 of the year following the year in which the Plan participant attains age 7O 1/2.

   B11.2 The Consideration for an annuity will be the amount applied pursuant to Section B9 to purchase the annuity, reduced by any applicable premium tax.

   B11.3 Metropolitan will determine the payment to the Annuitant as of the purchase date of the annuity by applying the Consideration to the rate set forth in Section B13 for the form of annuity selected for the Annuitant. If payments are to be made other than monthly, the amounts shown in Section B13 will be adjusted to the actuarially equivalent amounts for the frequency of payments elected. If the monthly rate of an annuity would be less than $20 (regardless of whether or not monthly annuity payments were elected), Metropolitan will have the right to refuse to make the annuity purchase and, instead, to pay to the Trustee the amount that would otherwise have been applied to purchase the annuity, before any reduction on account of premium tax.

   B11.4 If at the time of an annuity purchase Metropolitan has in effect for contracts in the same class as this Contract annuity purchase rates more favorable to the Trustee than those set forth for purchase of annuities in Section B14, Metropolitan will apply the more favorable rates in place of those set forth in Section B13.

   B11.5 Metropolitan has the right as of any anniversary of the Issue Date to change the annuity purchase rates set forth in Section B13. No such change will apply to any annuity purchased from the Account Balance of any Plan participating under this Contract as of the day immediately the effective date of any such change.

   B11.6 Metropolitan will issue a certificate for delivery to each Annuitant. Such certificate will describe the annuity purchased for the Annuitant.


Form G.2444C-2AB                     (28)

   B11.7 If there has been a misstatement as to any Annuitant, Metropolitan will not pay more annuity benefits than would have been provided if the correct information had been given. Any overpayment or underpayment of an annuity, together with interest, will be deducted from or added to, respectively, future annuity payments. The interest rate will be that used to determine the annuity purchase rates for the annuity purchased.

   B11.8 If Metropolitan is holding any Fixed Interest Account Balance on account of a Plan, the amounts applied to purchase an annuity under Section A9 will be combined with those applied to purchase an annuity under this Section B11, and only a single annuity will be purchased with the combined amounts.

   B11.9 Any annuity purchased under a defined benefit plan may be terminated, suspended or reduced because of (i) Plan provisions,
             (ii) provisions of the Code or (iii) requirements of the Pension Benefit Guaranty Corporation as now or hereafter amended. No annuity will be terminated, suspended or reduced because of Plan provisions unless such provisions were in effect at the time the annuity was provided and the Trustee so certifies to Metropolitan. In the event an annuity is terminated, suspended or reduced, Metropolitan will determine the appropriate amount or amounts on account of such termination, suspension or reduction and pay such amount or amounts to the payee designated by the Trustee.

Section Bl2. General Provisions

   B12.1 After the purchase of an annuity the Annuitant may change the designation of beneficiary by notice to Metropolitan. Upon Metropolitan's receipt of the notice the change will take effect as of the date the notice was signed, but without prejudice to Metropolitan on account of any payment it made before it received the notice or so soon after such receipt that payment could not reasonably be stopped.

             If more than one beneficiary is named and the respective interest of each beneficiary is not specified, the beneficiaries will be paid in equal shares. If one of several beneficiaries dies before the Annuitant, any amounts payable upon the death of the Annuitant will be paid to the surviving beneficiaries. If there is no surviving beneficiary at the death of an Annuitant, the amount then payable will be paid to the estate of the Annuitant.

   B12.2 This Contract is the entire contract between the parties. The Contractholder's statements will be deemed representations and not warranties. No sales representative or other person, except an authorized officer of Metropolitan, may make or change any contract or certificate or make any binding promises about any contract or certificate. Any amendment, modification or waiver of any provision of this Contract or any certificate may be made effective on behalf of Metropolitan only by an authorized officer of Metropolitan.

Form G.2444C-2AB                     (29)

   B12.3 The Trustee's rights under this Contract are nontransferable and nonforfeitable. No amount payable under this Contract may be assigned or encumbered and, to the extent permitted by law, no amount payable under this Contract is subject to legal process or attachment for payment of any claim against any payee.

             The amounts payable under this Contract are equal to at least the minimums required by any applicable law.

   B12.4 Metropolitan has no obligation to inquire as to the authority of any payee to receive any payments made under this Contract or to inquire into or see to such payee's application of any amounts so paid. Any direction for a withdrawal must be in a form satisfactory to Metropolitan.

   B12.5 All communications under this Contract and any amendment, modification or waiver of this Contract will be in writing. All payments and communications to Metropolitan shall be directed to its Designated Office. Metropolitan will not be deemed to have received a payment or communications until it is received at the Designated Office. Metropolitan may, but need not, establish procedures for certain communications to be received by telephone or by other non-written means. If it does so, such communications will be deemed to have been received when actually received in accordance with such procedures.

   B12.6 Notwithstanding any provision in this Contract to the contrary, Metropolitan reserves the right to defer determination, payment or application of any amount received or payable under this Contract in the event that the New York Stock Exchange is closed (other than customary weekend and holiday closings), or an emergency exists making disposal or valuation of assets in the Separate Account not reasonably practicable or the Securities and Exchange Commission determines that securities trading is restricted or permits such deferral.

   B12.7 If a Plan ceases to satisfy any of the provisions specified under Section B1.5 for constituting a "Plan" the Trustee with respect to that Plan will promptly notify Metropolitan.

   B12.8 The sole responsibility of the Contractholder is to serve as party to this Contract pursuant to the terms of the Metropolitan Group Annuity Contracts Trust. The Contractholder will have no responsibility to any Trustee, Employer, Plan participant, Annuitant or beneficiary. Any obligations arising out of this Contract with respect to such persons will be Metropolitan's.

   B12.9 This Contract will cease upon Metropolitan's fulfillment of all its duties and obligations hereunder.

Form G.2444C-2AB                     (30)

Section B13. Annuity Purchase Rates

             Applicable For Defined Benefit Plans

             (a)  Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments to the Annuitant from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

        Annuitant's Exact
        Age on Date of                   Monthly Annuity Payment
        Purchase of Annuity              per $1,000 of Consideration
        -------------------              ---------------------------

                                            Male           Female
                                            ----           ------
                 55                        $4.02           $3.69
                 56                         4.09            3.75
                 57                         4.16            3.81
                 58                         4.24            3.87
                 59                         4.32            3.93
                 60                         4.40            4.00
                 61                         4.49            4.07
                 62                         4.58            4.14
                 63                         4.68            4.22
                 64                         4.79            4.31
                 65                         4.90            4.40
                 66                         5.02            4.49
                 67                         5.15            4.60
                 68                         5.29            4.71
                 69                         5.44            4.82
                 70                         5.59            4.94

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are sex distinct.

Form G.2444C-2AB                     (31)

             Applicable For Defined Contribution Plans

             (a)  Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments to the Annuitant from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the Annuitant's death. No payments will be made after the Annuitant's death.

        Annuitant's Exact
        Age on Date of                       Monthly Annuity Payment
        Purchase of Annuity                  per $1,000 of Consideration
        -------------------                  ---------------------------
                 55                                      $3.85
                 56                                       3.91
                 57                                       3.98
                 58                                       4.05
                 59                                       4.12
                 60                                       4.19
                 61                                       4.27
                 62                                       4.36
                 63                                       4.45
                 64                                       4.54
                 65                                       4.64
                 66                                       4.75
                 67                                       4.86
                 68                                       4.99
                 69                                       5.11
                 70                                       5.25

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G.2444C-2AB                     (32)

             Applicable For Defined Benefit Plans

             (b)  Joint and Survivor Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if both Annuitants are then living, to the date of the last payment before the death of the second to die of the Annuitants. Annuity payments provided during the primary Annuitant's lifetime are payable to the primary Annuitant; any annuity payments provided after the primary Annuitant's death are payable to the survivor Annuitant. Annuity payments due to the survivor Annuitant are a specified percentage, not greater than 100%, of the annuity payments due to the primary Annuitant. No payments will be made after the death of the survivor Annuitant.

                              Monthly Annuity Payment to Male Primary Annuitant
                              per $1,000 of Consideration if Percentage of
     Annuitant's Exact        Monthly Annuity Payment Payable to Survivor
     Ages on Date of          Annuitant is:
                              ------------------------------------------------
     Purchase of Annuity*        50%        66 2/3%        75%         100%
     --------------------        ---        -------        ---         ----
         55 M and 60 F          $3.76       $3.67         $3.62       $3.49
         60 M and 55 F           3.92        3.76          3.68        3.44
         60 M and 60 F           4.00        3.87          3.80        3.60
         60 M and 65 F           4.07        3.96          3.91        3.74

         65 M and 60 F           4.29        4.09          3.99        3.68
         65 M and 65 F           4.38        4.21          4.12        3.86

         70 M and 65 F           4.79        4.52          4.38        3.98
         70 M and 70 F           4.92        4.69          4.58        4.24

     * In each pair of ages, the first age is the primary Annuitant's age and the second age is the survivor Annuitant's age. The suffix "M" denotes a male age, the "F" denotes a female age.

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are sex distinct.

Form G.2444C-2AB                     (33)

             Applicable For Defined Contribution Plans

             (b)  Joint and Survivor Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if both Annuitants are then living, to the date of the last payment before the death of the second to die of the Annuitants. Annuity payments provided during the primary Annuitant's lifetime are payable to the primary Annuitant; any annuity payments provided after the primary Annuitant's death are payable to the survivor Annuitant. Annuity payments due to the survivor Annuitant are a specified percentage, not greater than 100%, of the annuity payments due to the primary Annuitant. No payments will be made after the death of the survivor Annuitant.

                               Monthly Annuity Payment to Primary Annuitant
                               per $1,000 of Consideration if Percentage of
     Annuitant's Exact         Monthly Annuity Payment Payable to Survivor
     Ages on Date of           Annuitant is:
                               ---------------------------------------------
     Purchase of Annuity*         50%       66 2/3%       75%       100%
     --------------------         ---       -------       ---       ----
          55 and 60              $3.68      $3.63        $3.60     $3.52
          60 and 55               3.83       3.72         3.67      3.52
          60 and 60               3.91       3.82         3.78      3.66
          60 and 65               3.97       3.91         3.87      3.78

          65 and 60               4.16       4.03         3.96      3.78
          65 and 65               4.26       4.15         4.10      3.94

          70 and 65               4.61       4.43         4.35      4.11
          70 and 70               4.76       4.61         4.54      4.35

     * In each pair of ages, the first age is the primary Annuitant's age and the second age is the survivor Annuitant's age.

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G.2444C-2AB                     (34)

             Applicable For Defined Benefit Plans

             (c)  Term Certain and Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement date of the annuity, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the expiration of the term certain period. Annuity payments during the Annuitant's lifetime are payable to the Annuitant; any annuity payments due after the Annuitant's death are payable to the Annuitant's beneficiary, except that if the beneficiary is not a natural person, then in lieu of the payment of monthly annuity payments to the beneficiary the commuted value of such annuity payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor his or her beneficiary is living at the time an annuity payment is due, the commuted value of the annuity payments due will be paid to (i) the Annuitant's executors or administrators in case the Annuitant died after his or her beneficiary, or (ii) the beneficiary's executors or administrators in case the beneficiary died after the Annuitant. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

     Annuitant's Exact          Monthly Annuity Payment per $1,000 of Con-
     Ages on Date of            sideration if Term Certain  Period is:
                                -------------------------------------------
     Purchase of Annuity        10 Years         15 Years          20 Years
     -------------------        --------         ---------         --------
                                Male    Female    Male    Female    Male    Female
                                ----    ------    ----    ------    ----    ------
              55                $3.98   $3.68     $3.94   $3.66     $3.87   $3.63
              56                 4.05    3.73      4.00    3.71      3.93    3.68
              57                 4.12    3.79      4.06    3.76      3.98    3.73
              58                 4.19    3.85      4.13    3.82      4.04    3.78
              59                 4.26    3.91      4.19    3.88      4.10    3.83
              60                 4.34    3.97      4.26    3.94      4.15    3.89

              61                 4.42    4.04      4.34    4.00      4.21    3.94
              62                 4.51    4.11      4.41    4.07      4.28    4.00
              63                 4.60    4.19      4.49    4.14      4.34    4.06
              64                 4.70    4.27      4.57    4.21      4.40    4.12
              65                 4.80    4.35      4.66    4.29              4.19

              66                 4.90    4.44      4.75    4.37              4.26
              67                 5.02    4.54      4.84    4.45              4.32
              68                 5.13    4.64      4.93    4.54
              69                 5.26    4.74      5.03    4.63
              70                 5.39    4.85      5.12    4.72

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are sex distinct.

Form G.2444C-2AB                     (35)

             Applicable For Defined Benefit Plans

             (c)  Term Certain and life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement day of the annuity, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the expiration of the term certain period. Annuity payments during the Annuitant's lifetime are payable to the Annuitant; any annuity payments due after the Annuitant's death are payable to the Annuitant's beneficiary, except that if the beneficiary is not a natural person, then in lieu of the payment of monthly annuity payments to the beneficiary the commuted value of such annuity payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor his or her beneficiary is living at the time an annuity payment is due, the commuted value of the annuity payments due will be paid to (i) the annuitant's executors or administrators in case the Annuitant died after his or her beneficiary, or (ii) the beneficiary's Executors or administrators in case the beneficiary died after the Annuitant. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

     Annuitant's Exact              Monthly Annuity Payment per $1,000 of Con-
     Ages on Date of                sideration if Term Certain Period is:
                                    -------------------------------------------
     Purchase of Annuity*           10 Years      15 Years       10 Years
     --------------------           --------      --------       --------
     55 M and 50 F                   $3.98        $3.94          $3.87
     56 M and 51 F                    4.05         4.00           3.93
     57 M and 52 F                    4.12         4.06           3.98
     58 M and 53 F                    4.19         4.13           4.04
     59 M and 54 F                    4.26         4.19           4.10
     60 M and 55 F                    4.34         4.26           4.15

     61 M and 56 F                    4.42         4.34           4.21
     62 M and 57 F                    4.51         4.41           4.28
     63 M and 58 F                    4.60         4.49           4.34
     64 M and 59 F                    4.70         4.57           4.40
     65 M and 60 F                    4.80         4.66

     66 M and 61 F                    4.90         4.75
     67 M and 62 F                    5.02         4.84
     68 M and 63 F                    5.13         4.93
     69 M and 64 F                    5.26         5.03
     70 M and 65 F                    5.39         5.12

     * In each pair of ages, the first age is the primary Annuitant's age and the second age is the survivor Annuitant's age. The suffix "M" denotes a male age, the "F" denotes a female age.

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are sex distinct.

Form G.2444C-2AB                     (36)

             Applicable For Defined Contribution Plans

             (c)  Term Certain and Life Annuity Form

Under this form of annuity Metropolitan will make monthly payments from the commencement day of the annuity, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death, and (ii) the expiration of the term certain period. Annuity payments during the Annuitant's lifetime are payable to the Annuitant; any annuity payments due after the Annuitant's death are payable to the Annuitant's beneficiary, except that if the beneficiary is not a natural person, then in lieu of the payment of monthly annuity payments to the beneficiary the commuted value of such annuity payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor his or her beneficiary is living at the time an annuity payment is due, the commuted value of the Annuity payments due will be paid to (i) the Annuitant's executors or administrators in case the Annuitant died after his or her beneficiary, or (ii) the beneficiary's executors or administrators in case the beneficiary died after the Annuitant. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

Annuitant's Exact                Monthly Annuity Payment per $1,000 of Con-
Ages on Date of                  sideration if Term  Certain Period is:
                                 -------------------------------------------
Purchase of Annuity              10 Years       15 Years      10 Years
-------------------              --------       --------      --------
        55                        $3.83          $3.80         $3.75
        56                         3.89           3.85          3.80
        57                         3.95           3.91          3.85
        58                         4.01           3.97          3.91
        59                         4.08           4.03          3.96
        60                         4.15           4.10          4.02

        61                         4.23           4.17          4.08
        62                         4.31           4.24          4.14
        63                         4.39           4.31          4.20
        64                         4.48           4.39          4.26
        65                         4.57           4.47          4.33

        66                         4.67           4.55          4.39
        67                         4.77           4.64          4.46
        68                         4.88           4.73          4.52
        69                         4.99           4.82          4.59
        70                         5.11           4.92          4.65

On request Metropolitan will furnish rates not shown above.

Metropolitan's rates are unisex.

Form G.2444C-2AB                     (37)

             Applicable For Defined Benefit and Defined Contribution Plans

             (d)  Term Certain Annuity Form

Under this form of annuity, Metropolitan will make monthly payments from the commencement date of the annuity to the date of the last payment before the expiration of the term certain period. The term certain period must be at least 5 years. Annuity payments provided during the Annuitant's lifetime are payable to the Annuitant; any annuity payments provided after the Annuitant's death are payable to the Annuitant's beneficiary, except that if the beneficiary is not a natural person, then in lieu of the payment of monthly annuity payments to the beneficiary the commuted value of such annuity payments will be paid to the beneficiary. If the beneficiary is a natural person and if neither the Annuitant nor his or her beneficiary is living at the time annuity payments are due, the commuted value of those annuity payments will be paid (i) the Annuitant's executors or administrators in case the Annuitant died after his or her beneficiary, or (ii) the beneficiary's executors or administrators in case the beneficiary died after the Annuitant. The commuted value of annuity payments will be calculated at the interest rate used to determine the annuity purchase rates for the annuity purchased.

No commuted value of annuity payments is payable except under the circumstances specified above.

              Monthly Annuity Payment per $1,000 of Con-
              sideration if Term Certain Period is:
              ------------------------------------------
              10 Years       15 Years         20 Years
              --------       --------         --------
              $9.37          $6.70            $5.37

On request Metropolitan will furnish rates not shown above.

Form G.2444C-2AB                     (38)

                                                              EXHIBIT (4)(a)(ii)

Filed with Post-Effective Amendment No. 11 to this
Registration Statement on Form N-4 on March 1, 1991.

                      METROPOLITAN LIFE INSURANCE COMPANY
          (A Mutual Company Incorporated in New York State) in consideration of the deposits it receives under this contract, will pay the benefits of this contract according to its provisions. The contractholder and Metropolitan execute this contract in duplicate to take effect as of the issue date.

By:_____________________________    Metropolitan Life Insurance Company

________________________________
                                    Richard M. Blackwell, Vice-President and
                                     Secretary
________________________________

________________________________    Robert G. Schwartz, Chairman of the Board,
                                     President and CEO

________________________________    ________________________________________
                                    Registrar

                                    ________________________________________
                                    Date

                                    ________________________________________
                                    City and State

    ---------------------------------------------------------------------------
     GROUP ANNUITY CONTRACT NUMBER   S123456789

     CONTRACT DATE                   March 15, 1991

     CONTRACTHOLDER                  Trustee Of The Metropolitan
                                     Group Annuity Contracts Trust

     ADMINISTRATIVE FEE              None
    ----------------------------------------------------------------------------

     "Restricted" Participants are:__________________________________________

     ____________________________  __________________________________________

     ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, and STOCK INDEX.

                     PLEASE READ THIS CONTRACT CAREFULLY
                            See Index On Last Page

                                  Cover Page

                                                                        SPECIMEN

Form G.4333 PP
(Keogh-unallocated)

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page

SECTION 1--WHAT DO THE BASIC TERMS USED IN THIS CONTRACT MEAN?...............2
-------------------------------------------------------------
SECTION 2--GENERAL PROVISIONS................................................3
-----------------------------
2.1  Does my contract contain all the provisions affecting me?...............3
2.2  Will dividends be payable under my contract?............................4
2.3  How can I obtain information about my contract and its
         value?..............................................................4
2.4  Must I tell you if the Plan no longer qualifies under
         Section 401 of the Code?............................................4
2.5  May I assign or transfer this contract, or use it as
         collateral for a loan?..............................................4
2.6  Are administrative fees deducted from this contract?....................4
2.7  Why do you call this contract "group unallocated"?......................4

SECTION 3--DEPOSITS..........................................................5
-------------------
3.1  How much money can I deposit under this contract?.......................5
3.2  Can my contract be cancelled if deposits are not made?..................5

SECTION 4--CREDITING OF INTEREST.............................................5
--------------------------------
4.1  How is interest credited under my contract?.............................5

SECTION 5--THE SEPARATE ACCOUNT..............................................6
-------------------------------
5.1  What is the Separate Account and how does it operate?...................6

SECTION 6--TRANSFERS.........................................................8
--------------------
6.1  Can money be transferred under this contract?...........................8

SECTION 7--WITHDRAWALS.......................................................8
----------------------
7.1  Can I make withdrawals?.................................................8
7.2  Is there a charge for making a withdrawal?..............................9
7.3  When is there no charge for making a withdrawal?.......................10
7.4  What is our share of Plan Benefits and Loans?..........................11
7.5  Examples of Withdrawals................................................12

SECTION 8--INCOME PAYMENTS..................................................12
--------------------------
8.1  Can you guarantee persons entitled to Plan benefits with income payments for as long as they live?..........................12
8.2  When must income payments begin, if they are being
         purchased because of the death of a Participant?...................13
8.3  What happens if the payee dies after income payments start.............13
8.4  How are the minimum income plan rates that are shown
         on pages 15 and 16 calculated?.....................................14
8.5  What information must I furnish to Metropolitan for
         Metropolitan to provide income payments?...........................14
8.6  If I have a defined benefit plan, are income plans
         purchased for Participants handled differently?....................14

SECTION 9--INCOME PLAN RATES FOR DEFINED CONTRIBUTION PLANS.................15
-----------------------------------------------------------

SECTION 10--INCOME PLAN RATES FOR DEFINED BENEFIT PLANS.....................16
-------------------------------------------------------

SECTION 1 -- WHAT DO THE BASIC TERMS USED IN THIS CONTRACT MEAN ?
-----------------------------------------------------------------

1.1 "Account Balance" is the total of your deposits with us plus earnings on those deposits, minus withdrawals (including any withdrawal charges and fees) .

1.2  "Code" is the Internal Revenue Code.

1.3 "Contractholder" is an entity whose sole responsibility is to serve as party to this contract pursuant to the terms of the Metropolitan Group Annuity Contracts Trust. The contractholder has no responsibility to any trustee, employer, participant, annuitant or beneficiary. Any obligations arising out of this contract with respect to such persons will be ours.

1.4 "Contract Year" for the first year is measured from the contract date and continues to the last day of the month prior to the month in which the anniversary of the plan year occurs. Each new contract year begins on the first day of the next month. For example, if the contract date is May 15, 1995 and the plan year anniversary is October 1st, the first contract year ends September 30, 1996 and the second contract year begins October 1, 1996. The contract anniversary will be May 15th.

1.5  "Deposit" is money received by us under your contract.

1.6 "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works like contract years, except that deposit years are determined separately for each deposit) .

1.7 "Designated Office" is the administrative unit servicing your contract. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we choose another area to service your contract, we will inform you of the address.

1.8 "Fund" refers to the Metropolitan Series Fund, Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

1.9 "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio of the

     Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

1.10 "Participant" is any person who participates in the Plan.

1.11 "Plan" is any plan which meets the requirements of Section 401 of the Code. It must be established by the employer for the exclusive benefit of its employees or their beneficiaries. The plan must make it impossible, before the satisfaction of all liabilities with respect to such employees and their beneficiaries, for any part of the corpus or income to be diverted to purposes other than for their exclusive benefit.

1.12 "Plan Year" is each 12 month period during which you keep records on behalf of participants and during which you provide annual statements to participants and ERISA reports.

1.13 "Restricted" Participant is one who is specifically designated by name as such on the cover page, or any other Participant who within 10 years of the issue date has 50% or more of the Plan's assets attributable to him or her.

1.14 "We", "Us", and "Our" refer to Metropolitan Life Insurance Company .

1.15 "You", "Your", "Me", "My" and "I" is the trustee of a qualified trust as determined under Section 401 of the Code. Where there is no trustee, the terms mean the plan administrator. The person from whom we have accepted deposits and who may exercise all rights under this contract .

                         SECTION 2--GENERAL PROVISIONS
                         -----------------------------

2.1  Does my contract contain all the provisions affecting me?
     ---------------------------------------------------------

     Yes. We will never contest the validity of this contract. Changes in it may only be made in writing by our President, Secretary or Vice-President. No provision may be waived or changed for us by any of our other employees, representatives or agents.

2.2  Will dividends be payable under my contract?
     --------------------------------------------

     No. Your contract is nonparticipating and does not share in any distribution of our surplus. All of our additions to your account balance will be made as interest.

2.3  How can I obtain information about my contract and its value?
     -------------------------------------------------------------

     At least once each contract year, we will send you a statement with details on payments, values, withdrawals, and other information about your contract.

     For other information or service you may contact our designated office.

2.4  Must I tell you if the Plan no longer qualifies under Section 401 of the
     ------------------------------------------------------------------------
     Code?
     -----

     Yes. You have told us that the Plan qualifies under Section 401 of the Code. You will tell us if it ceases to be qualified. If this occurs, we may end this contract and pay you the account balance as if you had made a full cash withdrawal.

2.5  May I assign or transfer this contract, or use it as collateral for a loan?
     ---------------------------------------------------------------------------

     No. This contract and amounts paid under it are not transferable and may not be assigned, sold, discounted or pledged as collateral for a loan. To the extent permitted by law, no amount payable under this contract is subject to legal process or attachment for payment of any claim against any payee. This provision will not prevent assignment of this contract to the sponsor or a trustee of the Plan, or those of another plan if the Plan is consolidated or merged with such other plan.

2.6  Are administrative fees deducted from this contract?
     ----------------------------------------------------

     The annual administrative fee, if any, for the first contract year is shown on the cover page. If none is shown and if an administrative fee will be charged for a future contract year, we will tell you in advance.

2.7  Why do you call this contract "group unallocated"?
     --------------------------------------------------

     Deposits and earnings on those deposits are credited to the contract as a whole, rather than to individual Participants.We do not keep individual Participant records (except for Participants for whom we provide income payments) under this contract, which is a funding vehicle not a plan document.

                              SECTION 3--DEPOSITS
                              -------------------

3.1  How much money can I deposit under this contract and how are deposits
     ---------------------------------------------------------------------
     allocated?
     ----------

     We will accept each amount you deposit up to $5,000,000 per contract year. We will not accept any deposit less than $2,000. We may either return amounts which violate these limits or agree to take them. We may change them by telling you in writing at least 90 days in advance.

     Deposits may be made at any time while this contract is in effect. However, we will not accept deposits after you have requested a full withdrawal. All deposits should be sent to our designated office.

     You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

3.2  Can my contract be cancelled if deposits are not made?
     ------------------------------------------------------

     If deposits during the first contract year are less than $15,000, or if a deposit has not been made for 36 consecutive months and the account balance is less than $2,000, we may, if permitted by law, cancel this contract by paying you the full cash withdrawal value in a single sum.


                       SECTION 4--CREDITING OF INTEREST
                       --------------------------------

4.1  How is interest credited under my contract?
     -------------------------------------------

     The Fixed Interest Account guarantees both principal and interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in the Fixed Interest Account balance until the earliest of:

     (a) the dates the amounts are withdrawn or transferred to the Separate Account, or
     (b) the date you withdraw it or use it to start making income payments to any person entitled to Plan benefits.

     Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the first contract year. Thereafter, each deposit will receive the interest rate in effect for deposits already in the contract.

     The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

                        SECTION 5--THE SEPARATE ACCOUNT
                        -------------------------------

5.1  What is the Separate Account and how does it operate?
     -----------------------------------------------------

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

     The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

     We keep track of each investment division of the Separate Account separately using accumulation units. When deposits are put into an investment division, we convert those deposits into accumulation units. When money is taken out of the investment division, we reduce the number of accumulation units. In either case, the number of accumulation units gained or lost is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if $5,000 is transferred in, and the value of an accumulation unit is $100, 50 accumulation units will be provided.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable portfolio of the Fund at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000025905 per day (an effective annual rate of .95%) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:
     . To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     . To substitute, for the Fund shares held in any portfolio, the shares of another class of the Fund or the shares of another fund or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

                             SECTION 6--TRANSFERS
                             --------------------

6.1  Can money be transferred under this contract?
     ---------------------------------------------

     Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. You can make an unlimited number of transfers by telling us.

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is) . Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.


                            SECTION 7--WITHDRAWALS
                            ----------------------

7.1  Can I make withdrawals?
     -----------------------

     Yes. The minimum withdrawal is $100. Any withdrawal will completely discharge our liability for the amount withdrawn. Any withdrawal request must be signed by you and sent to our designated office.

7.2  Is there a charge for making a withdrawal?
     ------------------------------------------

     Yes. To request a withdrawal you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $100.

     To the extent required by law we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

     If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw amounts from deposits subject to withdrawal charge (ignoring the 20% exemption provided below), and will then withdraw other amounts from any earnings on deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     The withdrawal charge for any deposit is based on the length of time it was in the contract.

                  --------------------------------------
                      During Deposit Year
                    1   2   3   4  5   6   7   8 &
                                               Beyond
                    7%  6%  5%  4% 3%  2%  1%    0%
                  --------------------------------------

     To determine the withdrawal charge we treat the account balance as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from. To do this, we first treat your withdrawal as coming from deposits that can be withdrawn without a withdrawal charge, then from other deposits, and then from earnings--in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual withdrawal to pay it may come from earnings.

     For partial withdrawals, we pay you what you ask for and apply the withdrawal charge by reducing the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage is 7% we divide by 93%).

     For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

7.3  When is there is no charge for making a withdrawal?
     ---------------------------------------------------

     A full withdrawal may be made without an early withdrawal charge if you tell us of your intention to make a full withdrawal and the account balance is paid annually over four years as follows:
     (a) 20% of your Account Balance upon receipt of the request (however, if you already made a partial withdrawal from your Account Balance in the same certificate year, we will reduce this first installment by the amount of the partial withdrawal);
     (b)  25% of your then current Account Balance one year later;
     (c)  33 1/3% of your then current Account Balance two years later;
     (d)  50% of your then current Account Balance three years later; and
     (e)  the remainder of your Account Balance four years later.

     You may cancel the remaining withdrawal at any time, but if you do so any new full withdrawal would be paid over a new four year period.

     Full withdrawals over fewer than four years or for amounts in excess of the percentages shown above may be made, but the excess amount is subject to the withdrawal charges described below.

     Withdrawal charges also will not apply to any withdrawal:
     (a) to make a payment to you that is necessary to avoid Federal income tax penalties or to satisfy Federal income tax rules; or
     (b) made for us to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated; or
     (c) resulting from Plan termination, provided the withdrawal is rolled over into another contract or certificate issued by us; or

     (d) if it would cause cumulative withdrawal charges to exceed interest earned, i.e., your deposits are guaranteed; or
     (e)  of interest.

     In addition, no contract withdrawal charge will apply to any withdrawal made to pay our share of Plan benefits (see Section 7.4) because of the:
     (i)  Death of a Participant.
     (ii) Disability of a Participant, but only if he or she is totally disabled as defined under the Federal Social Security laws.
     (iii)Termination of employment of a Participant who is not a Restricted Participant.
     (iv) Retirement, pursuant to the Plan's written provisions, of a Participant who is not a Restricted Participant.
     (v) To any withdrawal that is the result of an unforeseen hardship encountered by a participant (as verified in writing by you).

     Also, if the Plan allows Participants to borrow from the Plan, each contract year you may withdraw up to 20% of the Account Balance without a withdrawal charge to pay our share of loans to Participants.

     Proof of these facts satisfactory to us must be given to us if we ask for it. In no event, however, will exemptions (iii) and (iv) or the 20% corridor for the purpose of making loans apply to any Participants after the first contract year, unless we have received at least $15,000 in deposits from you during that year or unless we agree otherwise in writing.

     To the extent required by law, we have the right to delay paying any cash withdrawals for up to six months. We do not intend to do this, except in an extreme emergency. We would, of course, credit interest during any delay.

7.4  What is our share of Plan Benefits and Loans?
     ---------------------------------------------

     If all of the Plan's money is under this contract, it is 100%. Otherwise, it is the percentage of the Plan's money that is under this contract. If the Plan has more than one fund into which contributions can be allocated, each fund will be treated as a separate plan for this purpose. Thus, if we have 80% of the Plan's "Fixed Income Fund" but none of its "Employer Stock Fund", our share is 80% of withdrawals from the Fixed Income Fund and 0% of withdrawals from the Employer Stock Fund.

7.5  Examples of Withdrawals
     -----------------------

     Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth Division. You now ask for $3,500 from the Growth Division for a purpose other than to provide loans to plan participants.

     If this is your first request for a withdrawal in a contract year, we would allow all deposits no longer subject to surrender charges ($2,000) to be withdrawn without a withdrawal charge. To determine the charge we first take the $2,000 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the contract as if it were a single account). We then take $1,500 from the second deposit (with a 3% withdrawal charge) and divide this $1,500 by 97%. The result is $1,546.39. Since the total of these two numbers is $3,546.39, and you asked for $3,500, the extra $46.39 is the withdrawal charge. We take it all from the Growth Division, as well as taking the $3,500 from there. Your Growth Division balance is now $2,003.61, and the total Account Balance is $7,383.61.

     If in the same contract year you then take a full withdrawal, we multiply the remaining $500 from your second deposit by 3% ($15), the third $2,000 deposit by 5% ($100), and the fourth $2,000 deposit by 7% ($140). No charge applies to the earnings. Thus, we withdraw $255 as the withdrawal charge, and pay you the remaining $7,128.61.

                          SECTION 8--INCOME PAYMENTS
                          --------------------------

8.1  Can you guarantee persons entitled to Plan benefits with income payments
     ------------------------------------------------------------------------
     for as long as they live?
     -------------------------

     Yes. Persons entitled to Plan benefits can receive payments under income plans guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond the payee's life expectancy or the joint life expectancy if there is more than one payee.

     Income payments shall be paid in the form of a qualified joint and survivor income plan, unless you instruct us otherwise in writing during the 90 day period prior to the date income payments are to commence. A qualified joint and survivor income plan is one which provides annuity payments for a payee's life with survivor annuity payments for the life of his or her spouse which are 50% of the amount payable during the life of the payee.

     Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50. However, the form of income plan selected must be in compliance with any applicable federal rules and regulations, including the Retirement Equity Act of 1984 and Code Section 401(a)(9).

     Persons entitled to Plan benefits may begin receiving income payments at any date you choose (subject to any applicable federal rules and regulations, including Code Section 401(a)(9)), which occurs after the issue date provided you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, neither you nor the payee will be able to change the choice of income plan.

8.2  When must income payments begin if they are being purchased because of the
     --------------------------------------------------------------------------
     death of a Participant?
     -----------------------

     The income plan must begin by December 31st of the calendar year immediately following the calendar year of the Participant's death; however, if the income plan is being purchased for the Participant's spouse it may begin by December 31st of the calendar year in which the Participant would have attained age 70 1/2.

8.3  What happens if the payee dies after income payments start?
     -----------------------------------------------------------

     After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary for the balance of the guaranteed period, if any, depending on the income plan selected. If the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we used to set those payments, in a lump-sum to such person. After income payments start, we may require proof that the payee is alive on the due date of each income payment.

8.4  How are the minimum income plan rates that are shown on pages 15 and 16
     -----------------------------------------------------------------------
     calculated?
     -----------

     The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted) . The minimum amounts of term certain payments are based on a guaranteed interest rate of 3%. Such values are at least those required by the law of the state where the contract was delivered. Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time income payments start.

8.5  What information must I furnish to Metropolitan for Metropolitan to provide
     ---------------------------------------------------------------------------
     income payments?
     ----------------

     We need the name, social security number, date of birth, sex and address of the annuitant, beneficiary, and any survivor annuitant. We have the right to require proof of dates of birth in a form that is satisfactory to us.

8.6  If I have a defined benefit plan, are income plans purchased for
     ----------------------------------------------------------------
     Participants handled differently?
     ---------------------------------

     Any income plan purchased under a defined benefit plan may be terminated, suspended, or reduced because of: (i) Plan provisions; (ii) provisions of the Code; or (iii) requirements of the Pension Benefit Guaranty Corporation, as they exist now or are later amended. No income plan will be terminated, suspended, or reduced because of Plan provisions, unless you certify to us that such provisions are in effect at the time the income payments start. In the event the income plan is terminated, suspended, or reduced, we will determine the refund to be paid to whomever you designate.

     SECTION 9 --INCOME PLAN RATES FOR DEFINED CONTRIBUTION PLANS
     ------------------------------------------------------------

Annuitant's      Monthly Income Payments Per $1,000 of Consideration
                 --------------------------------------------------
Exact Age on       LIFE INCOME        TERM CERTAIN AND LIFE INCOME
Date of Purchase                        If Term Certain  Period is:
of Income Plan
                                10  Years    15 Years    20 Years
     55              $3.85      $3.83        $3.80       $3.75
     56              $3.91      $3.89        $3.85       $3.80
     57              $3.98      $3.95        $3.91       $3.85
     58              $4.05      $4.01        $3.97       $3.91
     59              $4.12      $4.08        $4.03       $3.96
     60              $4.19      $4.15        $4.10       $4.02
     61              $4.27      $4.23        $4.17       $4.08
     62              $4.36      $4.31        $4.24       $4.14
     63              $4.45      $4.39        $4.31       $4.20
     64              $4.54      $4.48        $4.39       $4.26
     65              $4.64      $4.57        $4.47       $4.33
     66              $4.75      $4.67        $4.55       $4.39
     67              $4.86      $4.77        $4.64       $4.46
     68              $4.99      $4.88        $4.73       $4.52
     69              $5.11      $4.99        $4.82       $4.59
     70              $5.25      $5.11        $4.92       $4.65

JOINT AND SURVIVOR LIFE INCOME PLAN
                   Monthly Income Payment to Primary Annuitant
                   per $1,000 of Consideration if Percentage
Annuitant's        of Monthly Income Payment Payable to the
Exact Age on       Survivor Annuitant is:
Date of Purchase
of Income Plan*         50%     66 2/3%     75%       100%
     55 and 60       $3.68      $3.63      $3.60      $3.52
     60 and 55       $3.83      $3.72      $3.67      $3.52
     60 and 60       $3.91      $3.82      $3.78      $3.66
     60 and 65       $3.97      $3.91      $3.87      $3.78
     65 and 60       $4.16      $4.03      $3.96      $3.78
     65 and 65       $4.26      $4.15      $4.10      $3.94
     70 and 65       $4.61      $4.43      $4.35      $4.11
     70 and 70       $4.76      $4.61      $4.54      $4.35

* In each pair of ages, the first age is the primary annuitant's age and the second age is the survivor annuitant's age.

TERM CERTAIN INCOME PLAN

               Monthly Income Payment Per $1,000 of Consideration
               --------------------------------------------------
                             If Term Certain Period is:
                        10 Years      15 Years    20 Years
                         $9.37         $6.70       $5.37

       SECTION 10--INCOME PLAN RATES FOR DEFINED BENEFIT PLANS
       -------------------------------------------------------

Annuitant's           Monthly Income Payments Per $1,000 of Consideration
                       ---------------------------------------------------
Exact Age on             LIFE INCOME       TERM CERTAIN AND LIFE INCOME
Date of Purchase                             If Term Certain Period is:
of Income Plan                                  10 Years           15 Years           20 Years
                         Male     Female     Male     Female    Male      Female   Male      Female
     55                  $4.02    $3.69      $3.98    $3.68     $3.94     $3.66    $3.87     $3.63
     56                  $4.09    $3.75      $4.05    $3.73     $4.00     $3.71    $3.93     $3.68
     57                  $4.16    $3.81      $4.12    $3.79     $4.06     $3.76    $3.98     $3.73
     58                  $4.24    $3.87      $4.19    $3.85     $4.13     $3.82    $4.04     $3.78
     59                  $4.32    $3.93      $4.26    $3.91     $4.19     $3.88    $4.10     $3.83
     60                  $4.40    $4.00      $4.34    $3.97     $4.26     $3.94    $4.15     $3.89
     61                  $4.49    $4.07      $4.42    $4.04     $4.34     $4.00    $4.21     $3.94
     62                  $4.58    $4.14      $4.51    $4.11     $4.41     $4.07    $4.28     $4.00
     63                  $4.68    $4.22      $4.60    $4.19     $4.49     $4.14    $4.34     $4.06
     64                  $4.79    $4.31      $4.70    $4.27     $4.57     $4.21    $4.40     $4.12
     65                  $4.90    $4.40      $4.80    $4.35     $4.66     $4.29              $4.19
     66                  $5.02    $4.49      $4.90    $4.44     $4.75     $4.37              $4.26
     67                  $5.15    $4.60      $5.02    $4.54     $4.84     $4.45              $4.32
     68                  $5.29    $4.71      $5.13    $4.64     $4.93     $4.54
     69                  $5.44    $4.82      $5.26    $4.74     $5.03     $4.63
     70                  $5.59    $4.94      $5.39    $4.85     $5.12     $4.72

JOINT AND SURVIVOR LIFE INCOME PLAN
                               Monthly Income Payment to Primary Annuitant
Annuitants                      per $1,000 of Consideration if Percentage
Exact Age on                    of Monthly Income Payment Payable to the
Date of Purchase                Survivor Annuitant is:
of Income Plan*                   50%           66 2/3%               75%               100%

55 M and 60 F                  $3.76             $3.67               $3.62              $3.49
60 M and 55 F                  $3.92             $3.76               $3.68              $3.44
60 M and 60 F                  $4.00             $3.87               $3.80              $3.60
60 M and 65 F                  $4.07             $3.96               $3.91              $3.74
65 M and 60 F                  $4.29             $4.09               $3.99              $3.68
65 M and 65 F                  $4.38             $4.21               $4.12              $3.86
70 M and 65 F                  $4.79             $4.52               $4.38              $3.98
70 M and 70 F                  $4.92             $4.69               $4.58              $4.24

* In each pair of ages, the first age is the primary annuitant's age and the second age is the survivor annuitant's age.

TERM CERTAIN INCOME PLAN
              Monthly Income Payment Per $1,000 of Consideration
              --------------------------------------------------
                                  If Term Certain Period is:
                                 10 Years         15 Years       20 Years
                                   $9.37            $6.70          $5.37

                     METROPOLITAN LIFE INSURANCE COMPANY
                (A Mutual Company Incorporated in New York State) in consideration of the deposits it receives under this contract, will pay the benefits of this contract according to its provisions. The contractholder and Metropolitan execute this contract in duplicate to take effect as of the issue date.


By:____________________________   Metropolitan Life Insurance Company

_______________________________
                                  Richard M. Blackwell, and Secretary
_______________________________

_______________________________   Robert G. Schwartz, Chairman of the Board,
                                  President and CEO
_______________________________

                                  _________________________________________
                                  Registrar
                                  _________________________________________
                                  Date
                                  _________________________________________
                                  City and State

     -----------------------------------------------------------------------
       GROUP ANNUITY CONTRACT NUMBER   S123456789

       CONTRACT DATE                   March 15, 1991

       CONTRACTHOLDER                  Trustee of the Metropolitan
                                       Group Annuity Contracts Trust

       ADMINISTRATIVE FEE              None
     -----------------------------------------------------------------------

     ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE: GROWTH, INCOME, DIVERSIFIED, AGGRESSIVE GROWTH, and STOCK INDEX.

                      PLEASE READ THIS CONTRACT CAREFULLY
                             See Index on Last Page

                                  Cover Page

                                                                        SPECIMEN


Form G.4333 PP
(keogh-allocated)

1.   WHAT DO THE BASIC TERMS USED IN THIS CONTRACT MEAN?

     "Annuitant" is a person upon whose life an annuity has been purchased by you under this contract.

     "Contractholder" is an entity whose sole responsibility is to serve as party to this contract pursuant to the terms of the Metropolitan Group Annuity Contracts Trust. The contractholder has no responsibility to any trustee, employer, participant, annuitant or beneficiary. Any obligations arising out of this contract with respect to such persons will be Metropolitan's.

     "Contract Year" for the first year is measured from the contract date and continues to the last day of the month prior to the month in which the anniversary of the plan year occurs. Each new contract year begins on the first day of the next month. For example, if the contract date is May 15, 1995 and the plan year anniversary is October 1st, the first contract year ends September 30, 1996 and the second contract year begins October 1, 1996. The contract anniversary will be May 15th.

     "Code" means the Internal Revenue Code.

     "Deposits" are your payments to us under this annuity contract on behalf of the participants.

     "Designated Office" is the administrative office servicing your contract. It is currently the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010. If we change it, we will tell you.

     "Employer" means an employer that has established a Plan and that has arranged with us to use this contract in connection with that Plan and for whom we have accepted a deposit or deposits under this contract.

     "Fund" refers to the Metropolitan Series Fund, Inc., which is a mutual fund for which we are the investment manager. It is used only for insurance and annuity contracts such as this one. It is divided into portfolios each of which has its own investment objectives.

     "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio of the Fund, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio, reduced by charges under this contract for services and benefits we provide. The cover page shows the available divisions. We will tell you about any changes.

     "Participant" is any employee of an employer for whom we hold an account balance. We have the right at any time on and after the fifth anniversary of the contract date to refuse to allow additional employees to become participants. A person will cease to be a participant whenever we no longer hold an account balance for that person.

     "Participant's Account Balance" is the entire amount we hold under this contract for each participant.

     "Plan" is any plan which meets the requirements of Section 401 of the Code. It must be established by the employer for the exclusive benefit of its employees or their beneficiaries. The plan must make it impossible, before the satisfaction of all liabilities with respect to such employees and their beneficiaries, for any part of the corpus or income to be diverted to purposes other than for their exclusive benefit.

     "Plan Year" is each 12 month period during which you keep records on behalf of participants and during which you provide annual statements to participants and ERISA reports.

     "We", "Us", and "Our" refer to Metropolitan Life Insurance Company.

     "You", "Your", "Me", "My" and "I" is the trustee of a qualified trust as determined under Section 401 of the Code. Where there is no trustee, the terms mean the plan administrator. The person from whom we have accepted deposits on behalf of each participant and who may exercise all rights under this contract.

2. HOW ARE PARTICIPANT ACCOUNT BALANCES RECORDED AND WHO DO THOSE BALANCES BELONG TO?

     We will maintain records of amounts deposited under this contract for each participant. These records are for bookkeeping purposes only and do not give the participant any rights. You are the sole owner of all participant account balances.

3. HOW ARE DEPOSITS ALLOCATED AND HOW MUCH MONEY CAN BE DEPOSITED UNDER MY CONTRACT?

     Deposits may be made at any time while this contract is in effect. However, we will not accept deposits after you have requested a full withdrawal. You must identify the participant on behalf of whom the deposit is made. All deposits should be sent to our designated office.

     You choose how deposits for each participant are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

     The lifetime maximum per participant for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance.

     We will not accept deposits for any participant until: (a) we receive your request that this contract be utilized for that person; and (b) we have entered that person's name on our records under this contract. We will not accept deposits under this contract for any participant who is not employed by you.

4.   CAN MY CONTRACT BE CANCELLED?

     No. However, if deposits during the first contract year are less than $15,000 or if a deposit has not been made on behalf of a participant for 36 consecutive months and the participant's account balance is less than $2,000, we may, if permitted by law, cancel that participant's account balance by paying you the full cash withdrawal value in a single sum.

5.   CAN I MAKE WITHDRAWALS?

     Yes. To request a withdrawal you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the name of the participant and the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is $500. Withdrawals from each participant's account balance are treated as separate withdrawals.

     To the extent required by law we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this except in an extreme emergency. We would, of course, credit interest during any delay.

     If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw amounts from deposits subject to withdrawal charge (ignoring the 10% exemption provided below), and will then withdraw other amounts from any earnings on deposits, in each case on a "first-in, first-out" (FIFO) basis. To determine from what amounts a withdrawal is taken for tax purposes, we will apply tax rules which may be different.

     In addition, if no loan is outstanding, the first withdrawal in a contract year will be exempt from the withdrawal charge to the extent of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, and
     (ii) any extra amounts needed to make the exemption equal 10% of your transfer or exchange deposits (including earnings).

     A full withdrawal may be made without an early withdrawal charge if you tell us of your intention to make a full withdrawal and the account balance is paid annually over four years as follows:
     (a) 20% of your Account Balance upon receipt of the request (however, if you already made a partial withdrawal from your Account Balance in the same contract year, we will reduce this first installment by the amount of the partial withdrawal);
     (b)  25% of your then current Account Balance one year later;
     (c)  33 1/3% OF YOUR THEN CURRENT ACCOUNT BALANCE TWO YEARS LATER;
     (d)  50% of your then current Account Balance three years later; and
     (e)  the remainder of your Account Balance four years later.

     You may cancel the remaining withdrawal at any time, but if you do so any new full withdrawal would be paid over a new four year period.

     Full withdrawals over fewer than four years or for amounts in excess of the percentages shown above may be made, but the excess amount is subject to the withdrawal charges described below.

     Furthermore, no contract withdrawal charge will apply:
     (a) To a full withdrawal of a participant's account balance made while such person is disabled (as defined under the Federal Social Security laws).
     (b) To any withdrawal that is required to avoid Federal income tax penalties or to satisfy Federal income tax rules.
     (c)  To any withdrawal made under item 13 after a participant's death.
     (d) To any withdrawal made to provide to a participant income payments for life, or for a period of five years or more if the payment cannot be accelerated.
     (e) To a withdrawal resulting from Plan termination, provided the withdrawal is rolled over into another contract or contract issued by us.
     (f) To any withdrawal by a participant who is retiring, pursuant to the Plan's written provisions as verified in writing by you, or as a result of separation from service.
     (g) To any withdrawal that is the result of an unforeseen hardship encountered by a participant (as verified in writing by you).

     Contract withdrawal charges are imposed on each deposit for the first seven deposit years as shown in the following table.
               -------------------------------------------------
                             During Deposit Year
                   1    2    3    4    5     6    7    8&
                                                       Beyond
                   7%   6%   5%   4%   3%    2%   1%    0%
               -------------------------------------------------

     To determine the withdrawal charge we treat the contract as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from. To do this, we first treat your withdrawal as coming from deposits that can be withdrawn without a withdrawal charge, then from other deposits, and then from earnings--in each case on a first-in, first-out basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual withdrawal to pay it may come from earnings.

     For partial withdrawals, we pay you what you ask for and reduce the account balance by a larger amount, as follows:the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage shown is 7% we divide by 93%). For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

     Example of Withdrawals
     ----------------------

     Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account. Further, assume withdrawal charge percentages of 0%, 3%, 5% and 7% respectively; and balances of $5,380 in the Fixed Interest Account and $5,550 in the Growth Division. Assume no transfer or exchange deposits. You now ask for $3,500 from the Growth Division.

     To determine the charge we first take the $2,000 that can be withdrawn with no charge (the fact that only half of it went to the Growth Division does not matter--we are treating the contract as if it were a single account). We then take $1,500 from the second deposit (with a 3% withdrawal charge) and divide this $1,500 by 97%. The result is $1,546.39. Since the total of these two numbers is $3,546.39, and you asked for $3,500, the extra $46.39 is the withdrawal charge. We take it all from the Growth Division, as well as taking the $3,500 from there. Your Growth Division balance is now $2,003.61, and the total account balance is $7,383.61.

     If you then take a full withdrawal, we multiply the remaining $500 from your second deposit by 3% ($15), the third $2,000 deposit by 5% ($100), and the fourth $2,000 deposit by 7% ($140). No charge applies to the earnings. Thus, we withdraw $255 as the withdrawal charge, and pay you the remaining $7,128.61.

6.   WHAT IS THE FIXED INTEREST ACCOUNT AND HOW IS INTEREST CREDITED TO IT?

     The Fixed Interest Account guarantees both principal and interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

     Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in a participant's Fixed Interest Account balance until the earliest of:
     (a) the dates the amounts are withdrawn or transferred to the Separate Account, or
     (b) the date you ask us to use the amounts to start making income payments to a participant, or

     (c)  the date of settlement on account of the participant's death.

     Interest rates will be set by us from time to time, but will never be less than 3%. Different interest rates may apply to each deposit depending on the date the deposit is received at our designated office. The declared interest rate in effect when a new deposit is received will be credited on that deposit until the last day of the first contract year. Thereafter, each deposit will receive the interest rate in effect for deposits already in the contract.

     The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

     We may have one interest rate for deposits resulting from the tax-free transfer of Section 401 (a) (9) money from other contracts and a different interest rate for other deposits.

7.   ARE ADMINISTRATIVE FEES DEDUCTED FROM THIS CONTRACT?

     The annual administrative fee, if any, for the first contract year is shown on the cover page. If none is shown and if an administrative fee will be charged for a future contract year, we will tell you in advance.

     If an administrative fee is charged, it will be charged at the end of each contract year. The administrative fee will never exceed $20 per contract year per participant and will be deducted from your Fixed Interest Account on a "first-in, first-out" basis from deposits and then from earnings, but only if a participant's account balance is less than $10,000 and no deposits were received during the contract year. If a participant's Fixed Interest Account balance is less than $20 at the end of a contract year, we will waive the fee. We will also waive any fee due when a participant's account balance is fully withdrawn. No administrative fee applies to the Separate Account.

     We may change the date on which the administrative fee is deducted to the contract anniversary. If we do so, we will tell you in advance.

8.   WHAT IS THE SEPARATE ACCOUNT AND HOW DOES IT OPERATE?

     It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

     We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours. The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio of the Fund. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Fund to make. The Fund combines assets from the Separate Account as well as other separate accounts of ours and our affiliates.

     We keep track of each investment division of the Separate Account separately using accumulation units. When deposits are put into an investment division, we convert those deposits into accumulation units. When money is taken out of the investment division, we reduce the number of accumulation units. In either case, the number of accumulation units gained or lost is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if $5,000 is transferred in, and the value of an accumulation unit is $100, 50 accumulation units will be provided.

     Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable portfolio of the Fund at the end of the valuation period, add any Fund dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio at the start of the valuation period. Then we subtract a charge not to exceed .000034035 per day (an effective annual rate of 1.25%) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

     A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

     Deposits to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

     We may make certain changes to the Separate Account if we think they would best serve the interests of participants or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

     Examples of the changes to the Separate Account that we may make include:

     . To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

     . To substitute, for the Fund shares held in any portfolio, the shares of another class of the Fund or the shares of another fund or any other investment permitted by law.

     If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

9.   CAN MONEY BE TRANSFERRED UNDER THIS CONTRACT?

     Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. You can make an unlimited number of transfers on behalf of each participant by telling us and specifying which participant's account balance is to be transferred.

     If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the participant's account balance. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

10.  ARE DIVIDENDS PAYABLE UNDER MY CONTRACT?

     No. This contract is nonparticipating and does not share in any distribution of our surplus.

11.  MAY I BORROW MONEY UNDER MY CONTRACT?

     Yes, from the Fixed Interest Account only, but only before income payments begin. How much you can borrow, how quickly you must repay it and various other restrictions are subject to Federal income tax requirements, which may change from time to time. Our loan application will tell you about the restrictions that apply at the time you apply for a loan.

     Such loan may not exceed 50% of the (Fixed Interest) account balance, unless permitted by law. The loan will not be allowed for terms of less than one year or more than five years (15 years for the purchase of a principal residence).

     We will charge interest at the Moody's corporate bond index rate on the amount borrowed from the date of the loan until the date the loan is repaid.

     When we make the loan, the contract's Fixed Interest Account balance will not be reduced. Instead, the portion of the Fixed Interest Account balance (determined on a first-in, first-out basis on deposits first and then interest) equal to the outstanding loan will no longer earn the declared interest rate, but 2% less than the rate we charge on the loan.

     The loan must be repaid in substantially level quarterly payments of principal and interest. Reminder notices will be mailed advising of the amount payable.

     If there is a default on a loan repayment, we will withdraw the amount in default from the Fixed Interest Account balance, to the extent permitted by Federal income tax rules. If we cannot withdraw amounts in default from the Fixed Interest Account balance immediately, we may do so whenever Federal income tax rules permit us to do so.

     Only one loan may be outstanding on each participant at any time, unless we agree to allow more than one loan.

12.  HOW CAN I GET INFORMATION ABOUT MY CONTRACT AND ITS VALUE?

     At least twice each contract year, before income payments start, we will send you a statement for each participant with details on deposits, values, withdrawals, and other information. If you need information at other times, please tell us.

     Any time you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.

13.  CAN WE GUARANTEE A PARTICIPANT AN INCOME FOR AS LONG AS HE OR SHE LIVES?

     Yes. We can make income payments guaranteed for life on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond the annuitant's life expectancy or the joint life expectancy if there is more than one payee. If the second payee is not the annuitant's spouse and has a longer life expectancy than the annuitant, Federal income tax rules may further limit the length of any guaranteed period.

     For married participants income payments shall be paid in the form of a qualified joint and survivor income plan, unless you instruct us otherwise in writing during the 90 day period prior to the date income payments are to commence. A qualified joint and survivor income plan is one which provides annuity payments for a payee's life with survivor annuity payments for the life of his or her spouse which are 50% of the amount payable during the life of the payee.

     Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50. However, the form of income plan selected must be in compliance with any applicable federal rules and regulations, including the Retirement Equity Act of 1984 and Code Section 401(a)(9).

     When you buy an income plan we will withdraw the participant's account balance to pay for it. Our payments will be at least equal to those that we would provide to a person in the same class under a single payment immediate annuity bought at the same time. In no case will payments be less than the guaranteed amounts shown on pages 15 or 16 (as appropriate), which are based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted) . Such values are at least as high as those required by the law of the state where the contract was delivered.

     We will begin making income payments at any date you choose (subject to any applicable federal rules and regulations, including Code section 401(a)(9)), which occurs after the contract date provided you tell us at least 30 days in advance. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, neither you nor the payee will be able to change the choice of income plan.

     We will automatically send you information about income plans when you attain age 70. If you do not choose an income plan, make a full cash withdrawal, or start to receive partial withdrawals in a manner that satisfies the Code by April 1 following the calendar year you attain age 70 1/2, we will automatically start income payments on that date, for your lifetime with a guarantee that payments will be made for at least 10 years.

     If any participant's date of birth is not correct on our records, we will adjust the income payments to agree with their correct age. If we have already made any payments that were wrong, we will increase or decrease future payments to pay or recover the difference, plus interest at 6%. We may require that they provide proof of age when income payments are to start. We may also require proof that a participant is still alive on the due date of each income payment.

14.  WHAT HAPPENS IF A PARTICIPANT DIES BEFORE INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, we will pay the death benefit (as of the date of settlement) to the participant's beneficiary. The participant's beneficiary may instead elect to have this amount applied to purchase an income plan as described in item 12. The income plan must begin by December 31st of the calendar year immediately following the calendar year of the participant's death; however, if the income plan is being purchased for the participant's spouse it may begin by December 31st of the calendar year in which the participant would have attained age 70 1/2. The payment period may not exceed the beneficiary's life or life expectancy.

     The death benefit for each participant is the greatest of:
     a. The participant's entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply and no administrative fee, if any, will be deducted); or
     b. The total deposits made, less any partial withdrawals, for that participant; or
     c. The highest participant's account balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) anniversary of the first deposit on behalf of that participant occurred, less any later partial withdrawals and any applicable administrative fees deducted from the participant's account balance.

15.  WHAT HAPPENS IF A PARTICIPANT DIES AFTER INCOME PAYMENTS START?

     After we receive proof of death and a properly completed claim form, income payments will continue to the participant's beneficiary for the balance of the guaranteed period, if any, depending on the income plan selected. If the guaranteed period has already ended, no further payments will be made. If an estate (or other non-individual) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we used to set those payments, in a lump-sum to such person.

     After income payments start, we may require proof that the payee is alive on the due date of each income payment.

16. WHAT INFORMATION MUST I FURNISH TO METROPOLITAN FOR METROPOLITAN TO PROVIDE INCOME PAYMENTS?

     The name, social security number, date of birth, sex and address of the annuitant, beneficiary, and any survivor annuitant. We have the right to require proof of dates of birth in a form that is satisfactory to us.

17. IF I HAVE A DEFINED BENEFIT PLAN, ARE INCOME PLANS PURCHASED FOR PARTICIPANTS HANDLED DIFFERENTLY?

     Any income plan purchased under a defined benefit plan may be terminated, suspended, or reduced because of: (i) Plan provisions; (ii) provisions of the Code; or (iii) requirements of the Pension Benefit Guaranty Corporation, as they exist now or are later amended. No income plan will be terminated, suspended, or reduced because of Plan provisions, unless you certify to us that such provisions are in effect at the time the income payments start. In the event the income plan is terminated, suspended, or reduced, we will determine the refund to be paid to whomever you designate.

18.  MUST I TELL YOU IF THE PLAN NO LONGER QUALIFIES UNDER SECTION 401 OF THE
     CODE?

     Yes.  You have told us that the Plan qualifies under Section
     401 of the Code. You will tell us if it ceases to be qualified. If this occurs, we may end this contract and pay you all the participant account balances as if you had made a full cash withdrawal.

19.  MAY I ASSIGN OR TRANSFER THIS CONTRACT, OR USE IT AS COLLATERAL FOR A LOAN?

     No. Your contract is not transferable and may not be assigned, sold, discounted or pledged as collateral for a loan. To the extent permitted by law, no amount payable under this contract is subject to legal process or attachment for payment of any claim against any payee. This contract may be assigned to the sponsor or a trustee of the Plan, or those of another plan if the Plan is consolidated or merged with such other plan.

20.  DOES THIS CONTRACT CONTAIN ALL THE PROVISIONS THAT AFFECT ME?

     Yes, this is your entire contract with us. We will never contest the validity of this contract. Changes in or waivers of its provisions may only be made for us in writing by our President, Secretary or Vice-President. No provision may be waived or changed for us by any of our other employees, representatives or agents.

                INCOME PLAN RATES FOR DEFINED CONTRIBUTION PLANS

Annuitant's         Monthly Income Payments Per $1,000 of consideration
                    ---------------------------------------------------
Exact Age on         LIFE INCOME       TERM CERTAIN AND LIFE INCOME
Date of Purchase                         If Term Certain Period is:
of Income Plan                       10 Years        15 Years       20 years
     55                 $3.85         $3.83           $3.80          $3.75
     56                 $3.91         $3.89           $3.85          $3.80
     57                 $3.98         $3.95           $3.91          $3.85
     58                 $4.05         $4.01           $3.97          $3.91
     59                 $4.12         $4.08           $4.03          $3.96
     60                 $4.19         $4.15           $4.10          $4.02
     61                 $4.27         $4.23           $4.17          $4.08
     62                 $4.36         $4.31           $4.24          $4.14
     63                 $4.45         $4.39           $4.31          $4.20
     64                 $4.54         $4.48           $4.39          $4.26
     65                 $4.64         $4.57           $4.47          $4.33
     66                 $4.75         $4.67           $4.55          $4.39
     67                 $4.86         $4.77           $4.64          $4.46
     68                 $4.99         $4.88           $4.73          $4.52
     69                 $5.11         $4.99           $4.82          $4.59
     70                 $5.25         $5.11           $4.92          $4.65


JOINT AND SURVIVOR LIFE INCOME PLAN

                     Monthly Income Payment to Primary Annuitant
Annuitant' s         per $1,000 of Consideration if Percentage
Exact Age on         of Monthly Income Payment Payable to the
Date of Purchase     Survivor Annuitant is:
of Income Plan*            50%       66 2/3%           75%           100%
  55 and 60             $3.68         $3.63           $3.60          $3.52
  60 and 55             $3.83         $3.72           $3.67          $3.52
  60 and 60             $3.91         $3.82           $3.78          $3.66
  60 and 65             $3.97         $3.91           $3.87          $3.78
  65 and 60             $4.16         $4.03           $3.96          $3.78
  65 and 65             $4.26         $4.15           $4.10          $3.94
  70 and 65             $4.61         $4.43           $4.35          $4.11
  70 and 70             $4.76         $4.61           $4.54          $4.35

* In each pair of ages, the first age is the primary annuitant's age and the second age is the survivor annuitant's age.

TERM CERTAIN INCOME PLAN
              Monthly Income Payment Per $1,000 of Consideration
              --------------------------------------------------
                             If Term Certain Period is:
                       10 Years    15 Years      20 Years
                        $9.37       $6.70         $5.37

                  INCOME PLAN RATES FOR DEFINED BENEFIT PLANS

Annuitant' s     Monthly Income Payments Per $1,000 of Consideration
                 ---------------------------------------------------
Exact Age on      LIFE INCOME     TERM CERTAIN AND LIFE INCOME
Date of Purchase                   If Term Certain Period is:
of Income Plan
                                       10 Years          15 Years          20 Years
                 Male     Female      Male  Female    Male     Female    Male    Female

     55          $4.02    $3.69    $3.98    $3.68     $3.94    $3.66     $3.87   $3.63
     56          $4.09    $3.75    $4.05    $3.73     $4.00    $3.71     $3.93   $3.68
     57          $4.16    $3.81    $4.12    $3.79     $4.06    $3.76     $3.98   $3.73
     58          $4.24    $3.87    $4.19    $3.85     $4.13    $3.82     $4.04   $3.78
     59          $4.32    $3.93    $4.26    $3.91     $4.19    $3.88     $4.10   $3.83
     60          $4.40    $4.00    $4.34    $3.97     $4.26    $3.94     $4.15   $3.89
     61          $4.49    $4.07    $4.42    $4.04     $4.34    $4.00     $4.21   $3.94
     62          $4.58    $4.14    $4.51    $4.11     $4.41    $4.07     $4.28   $4.00
     63          $4.68    $4.22    $4.60    $4.19     $4.49    $4.14     $4.34   $4.06
     64          $4.79    $4.31    $4.70    $4.27     $4.57    $4.21     $4.40   $4.12
     65          $4.90    $4.40    $4.80    $4.35     $4.66    $4.29             $4.19
     66          $5.02    $4.49    $4.90    $4.44     $4.75    $4.37             $4.26
     67          $5.15    $4.60    $5.02    $4.54     $4.84    $4.45             $4.32
     68          $5.29    $4.71    $5.13    $4.64     $4.93    $4.54
     69          $5.44    $4.82    $5.26    $4.74     $5.03    $4.63
     70          $5.59    $4.94    $5.39    $4.85     $5.12    $4.72

JOINT AND SURVIVOR LIFE INCOME PLAN

                      Monthly Income Payment to Primary Annuitant
Annuitant' s          per $1,000 of Consideration if Percentage
Exact Age on          of Monthly Income Payment Payable to the
Date of Purchase      Survivor Annuitant is:
of Income Plan*              50%            66 2/3%             75%            100%

55 M AND 60 F             $3.76              $3.67             $3.62           $3.49
60 M and 55 F             $3.92              $3.76             $3.68           $3.44
60 M and 60 F             $4.00              $3.87             $3.80           $3.60
60 M and 65 F             $4.07              $3.96             $3.91           $3.74
65 M and 60 F             $4.29              $4.09             $3.99           $3.68
65 M and 65 F             $4.38              $4.21             $4.12           $3.86
70 M and 65 F             $4.79              $4.52             $4.38           $3.98
70 M and 70 F             $4.92              $4.69             $4.58           $4.24

* In each pair of ages, the first age is the primary annuitant's age and the second age is the survivor annuitant's age.


TERM CERTAIN INCOME PLAN
                   Monthly Income Payment Per $1,000 of Consideration
                   --------------------------------------------------
                                If Term Certain Period is:
                             10 Years      15 Years     20 Years
                              $9.37         $6.70        $5.37

                                     INDEX

      Subject                                   Q&A #(s)    Page(s)
      -------                                   --------    -------
Account Balances                                   2           2
Administrative Fees                                7           7
Allocation of Deposits                             3           3
Assignment                                        19          14
Cancellation                                       4           3
Contract and Authority                            20          14
Death Benefit                                   14, 15      12, 13
Defined Benefit Plan                              17          14
Definitions                                        1           1
Deposits                                           3           3
Dividends                                         10          10
Fixed Interest Account                             6           6
Income Payments                                   13          11
Information We Give You                           12          11
Information You Give Us                           16          13
Loans                                             11          10
Section 401                                       18          14
Separate Account and Investment Divisions          8           7
Transfers                                          9           9
Withdrawals                                        5           3

                                     NOTICE

When you write to us, please give us your name, address and contract number.

Please notify us promptly of any address changes. We will write to you at your last known address.

Checks, drafts or money orders must be drawn to the order of METLIFE. All payments must be made in U.S. currency.

                      MULTIFUNDED ANNUITY CONTRACT
ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT.



                                   PLEASE READ THIS CONTRACT CAREFULLY

                                                                EXHIBIT 4(a)(ii)

Filed with Post-Effective Amendment No. 13 to this Registration Statement on Form N-4 on February 28, 1992.

                      METROPOLITAN LIFE INSURANCE COMPANY

              (A Mutual Company Incorporated in New York State) in consideration of the deposits it receives under this contract, will pay the benefits of this contract according to its provisions. The contractholder and Metropolitan execute this contract in duplicate to take effect as of the issue date.

--------------------------------------------------------------------------------

     GROUP ANNUITY CONTRACT NUMBER       [S123456789]

     ISSUE DATE                          [March 15, 1990]

     DATE FIRST CONTRACT YEAR ENDS       [October 31, 1990]

     CONTRACTHOLDER                      [XYZ Corporation]

     PLAN                                [Actual Plan Name]

     ADMINISTRATIVE FEE                  [None]

--------------------------------------------------------------------------------
ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT
DATE ARE SHOWN IN SECTION 5 OF THIS CONTRACT.

                                             Metropolitan Life Insurance Company

_____________________________
Signature


_____________________________
Title


_____________________________                ___________________________________
Witness                                      Registrar


_____________________________                ___________________________________
Date                                         Date


_____________________________                ___________________________________
City and State                               City and State

                      PLEASE READ THIS CONTRACT CAREFULLY
                        See Table of Contents on Page 1

Keogh Group Multifunded Annuity Contract--Allocated Nonparticipating

                                  Cover Page



Form G.4333K

                               TABLE OF CONTENTS                  Page
                               -----------------
SECTION 1--WHAT DO THE BASIC TERMS USED IN THIS CONTRACT MEAN?......2
--------------------------------------------------------------

SECTION 2--GENERAL PROVISIONS.......................................3
-----------------------------
2.1  Does my contract contain all the provisions affecting me?......3
2.2  Will dividends be payable under my contract?...................3
2.3  How can I obtain information about my contract and its
     value?.........................................................3
2.4  Must I tell you if the Plan no longer qualifies under
     Section 401 of the Code?.......................................3
2.5  May I assign or transfer this contract, or use it as
     collateral for a loan?.........................................4
2.6  Are administrative fees deducted from this contract?...........4
2.7  How are participant account balances recorded and who do those balances belong to?............................................4

SECTION 3--DEPOSITS.................................................5
-------------------
3.1  How are deposits allocated and how much money can be deposited under this contract?...........................................5
3.2  Can my contract be canceled if deposits are not made?..........5

SECTION 4--CREDITING OF INTEREST....................................5
--------------------------------
4.1  What is the Fixed Interest Account and how is interest credited to it?.........................................................5

SECTION 5--SEPARATE ACCOUNT.........................................6
---------------------------
5.1  What investment divisions of the separate account are
     available?.....................................................6
5.2  What is the Separate Account and how does it operate?..........6

SECTION 6--TRANSFERS................................................8
--------------------
6.1  Can money be transferred within this contract?.................8

SECTION 7--WITHDRAWALS..............................................9
----------------------
7.1  Can I make withdrawals?........................................9
7.2  Is there a charge for making a withdrawal?.....................9
7.3  When is there no charge for making a withdrawal?..............10
7.4  What is our share of Plan Benefits and Loans..................11
7.5  Examples of Withdrawals.......................................11

SECTION 8--DEATH BENEFIT...........................................12
------------------------
8.1  What happens if a participant dies before income payments start?........................................................12

SECTION 9--INCOME PAYMENTS.........................................13
--------------------------
9.1  Can MetLife guarantee persons entitled to Plan benefits with income payments for as long as they live?................13
9.2  When must income payments begin, if they are being
     purchased because of the death of a Participant?..............13
9.3  Will a certificate be provided for persons who receive income payments?.....................................................13
9.4  What happens if the payee dies after income payments start?...13
9.5  How are the minimum income plan rates that are shown on pages 11 and 12 calculated?...................................14
9.6  What information must I furnish to MetLife for MetLife
     to provide income payments?...................................14
9.7  If I have a defined benefit plan, are income plans
     purchased for Participants handled differently?...............14

SECTION 10--INCOME PLAN RATES FOR DEFINED CONTRIBUTION PLANS.......15
------------------------------------------------------------

SECTION 11--INCOME PLAN RATES FOR DEFINED BENEFIT PLANS............16
-------------------------------------------------------

FORM G.4333K                            1

                                  SECTION 1--
                                  -----------
              WHAT DO THE  BASIC TERMS USED IN THIS CONTRACT MEAN?
              ----------------------------------------------------

1.1 "Account Balance" is the entire amount we hold under this contract for you.

1.2 "Annuitant" is a person upon whose life an annuity has been purchased by you under this contract.

1.3   "Code" is the Internal Revenue Code.

1.4 "Contract Year" for the first year is measured from the issue date and will continue until the date specified on the cover page. Each new contract year begins on the next day and continues for 12 months. For example, if the issue date is May 15, 1995 and the first contract year ends March 31, 1996, the second contract year begins April 1, 1996. The contract anniversary will be May 15th.

1.5 "Deposits" are your payments to us under this annuity contract on behalf of the participants.

1.6 "Deposit Year" for any deposit is the initial period during which a declared interest rate is credited on that deposit and each following one year period.

1.7 "Designated Office" is the administrative unit servicing your contract. It is currently [the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010]. If we choose another area to service your contract, we will inform you of the address .

1.8 "Funding Options" refer to (the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives].

1.9 "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by charges under this contract for services and benefits we provide. Item 5.1 shows the available divisions. We will tell you about any changes.

Form G.4333K                            2

1.10 "Participant" is any employee of an employer for whom we hold an account balance. We have the right at any time on and after the fifth anniversary of the contract date to refuse to allow additional employees to become participants. A person will cease to be a participant whenever we no longer hold an account balance for that person.

1.11 "Participant's Account Balance" is the entire amount we hold under this contract for each participant.

1.12  "We", "Us", "Our" and "MetLife" refer to Metropolitan Life Insurance
      Company.

1.13 "You", "Your", "Me", "My" or "I" refer to the contractholder, who may exercise all rights under this contract.


                         SECTION 2--GENERAL PROVISIONS
                         -----------------------------

2.1   Does my contract contain all the provisions affecting me?
      ---------------------------------------------------------

      Yes. We will never contest the validity of this contract. Changes in it may only be made in writing by our President, Secretary or Vice-President. No provision may be waived or changed for us by any of our other employees, representatives or agents.

2.2   Will dividends be payable under my contract?
      --------------------------------------------

      No. Your contract is nonparticipating and does not share in any distribution of our surplus. All of our additions to your account balance will be made as interest.

2.3   How can I obtain information about my contract and its value?
      -------------------------------------------------------------

      At least twice each contract year, before income payments start, we will send you a statement for each participant with details on deposits, values, withdrawals, and other information. If you need information at other times, please tell us.

      Any time you have to tell us something (e.g., to request additional information, to make transfers, to change your allocation for new deposits, to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone .

2.4   Must I tell you if the Plan no longer qualifies under Section 401 of the
      ------------------------------------------------------------------------
      Code?
      -----

      Yes.  You have told us that the Plan qualifies under

Form G.4333K                            3

      Section 401 of the Code. You will tell us if it ceases to be qualified. If this occurs, we may end this contract and pay you the [account balance] [the full withdrawal value as if you had asked for a full cash withdrawal.]

2.5   May I assign or transfer this contract, or use it as collateral for a
      ---------------------------------------------------------------------
      loan?
      -----

      No. This contract and amounts paid under it are not transferable and may not be assigned, sold, discounted or pledged as collateral for a loan. To the extent permitted by law, no amount payable under this contract is subject to legal process or attachment for payment of any claim against any payee. This provision will not prevent assignment of this contract to the sponsor or a trustee of the Plan, or those of another plan if the Plan is consolidated or merged with such other plan.

2.6   Are administrative fees deducted from this contract?
      ----------------------------------------------------

      The annual administrative fee, if any, for the first contract year is shown on the cover page. If none is shown and if an administrative fee will be charged for a future contract year, we will tell you in advance.

      If an administrative fee is charged, it will be charged at the end of each contract year. The administrative fee will never exceed [$20] per contract year per participant and will be deducted from your Fixed Interest Account on a "first-in, first-out" basis from deposits and then from earnings, but only if a participant's account balance is less than $10,000 and no deposits were received during the contract year. If a participant's Fixed Interest Account balance is less than $20 at the end of a contract year, we will waive the fee. We will also waive any fee due when a participant's account balance is fully withdrawn. No administrative fee applies to the Separate Account.

      We may change the date on which the administrative fee is deducted to the contract anniversary. If we do so, we will tell you in advance.

2.7   How are participant account balances recorded and who do those balances
      -----------------------------------------------------------------------
      belong to?
      ----------

      We will maintain records of amounts deposited under this contract for each participant. These records are for bookkeeping purposes only and do not give the participant any rights. You are the sole owner of all participant account balances.

Form G.4333K                            4

                              SECTION 3--DEPOSITS
                              -------------------

3.1   How are deposits allocated and how much money can be deposited under this
      -------------------------------------------------------------------------
      contract?
      ---------

      Deposits may be made at any time while this contract is in effect. However, we will not accept deposits after you have requested a full withdrawal. You must identify the participant on behalf of whom the deposit is made. All deposits should be sent to our designated office.

      You choose how deposits for each participant are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g. 33 1/3% cannot be chosen).

      The lifetime maximum per participant for all deposits is $500,000. We may either return amounts which are above this limit or agree to take them. We may change the maximum by telling you in writing at least 90 days in advance .

      We will not accept deposits for any participant until: (a) we receive your request that this contract be utilized for that person; and (b) we have entered that person's name on our records under this contract. We will not accept deposits under this contract for any participant who is not employed by you.

[3.2  Can my contract be canceled if deposits are not made?
      -----------------------------------------------------

      No. However, if a deposit has not been made on behalf of a participant for 36 consecutive months and the participant's account balance is less than $2,000, we may, if permitted by law, cancel that participant's account balance by paying you the full cash withdrawal value in a single sum.]

                       SECTION 4--CREDITING OF EARNINGS
                       --------------------------------

4.1   What is the Fixed Interest Account and how is interest credited to it?
      ----------------------------------------------------------------------

      The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

      We credit interest on each deposit from the date we

Form G.4333K                            5
      receive it until the date you withdraw it or use it to have income payments made to any person entitled to Plan benefits.

      Interest rates for amounts allocated to the Fixed Interest Account will be set by us [from time to time] [as of each January 1, April 1, July 1 and October 1.] The declared rate in effect when an amount is added to the Fixed Interest Account balance will be credited on that amount from the date it is added until the last day of the [contract year in which it is added] [calendar year following the year in which it is added] [month in which the anniversary of that deposit occurs].

      Thereafter, we will set interest rates for these deposits (and earnings on them) on or before the first day of each [contract] [calendar] [deposit] year to be credited through the last day of such year.

      We may credit a different interest rate on transfers from other funds or funding options than we do on other deposits. None of our interest rates will ever be less than 3%.

      The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

                         SECTION 5-- SEPARATE ACCOUNT
                         ----------------------------

5.1   What investment divisions of the separate account are available?
      ----------------------------------------------------------------

      For this contract, the divisions include [the Metropolitan Growth, Income, Money Market, Diversified, Aggressive Growth, International Stock and Stock Index Divisions; The Fidelity Growth, Overseas, Equity-Income, Investment Grade Bond, Money Market and Asset Manager Divisions; and the Calvert Socially Responsible and Ariel Divisions.].

5.2   What is the Separate Account and how does it operate?
      -----------------------------------------------------

      It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

      We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

Form G.4333K                            6

      The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options are also bought by other separate accounts of ours, our affiliates and other insurance companies.

      We keep track of each investment division of the Separate Account separately, using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

      Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Funding Options portfolio or series at the end of the valuation period, add any Funding Options dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio or series at the start of the valuation period. Then we subtract a charge not to exceed [.0000034035] per day (an effective annual rate of [1.25%]) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

      A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

      Amounts added to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office or they are transferred from the Fixed Interest Account. Additions to or withdrawals from an investment division may only be made as of the end

Form G.4333K                            7
      of a valuation period.

      We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

      Examples of the changes to the Separate Account that we may make include:

      . To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

      . To substitute, for the Funding Options shares held in any investment division, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of any other investment permitted by law.

      If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

                             SECTION 6--TRANSFERS
                             --------------------

6.1   Can money be transferred within this contract?
      ----------------------------------------------

      Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. You can make an unlimited number of transfers on behalf of each participant by telling us and specifying which participant's account balance is to be transferred. [However, for each participant only one transfer per contract year can be made from the Fixed Interest Account to the Separate Account and only up to 20% of the Fixed Interest Account balance may be transferred.]

      If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the participant's account balance. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return

Form G.4333K                            8
      of the same money (whether or not it really is) . Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

                            SECTION 7--WITHDRAWALS
                            ----------------------

7.1   Can I make withdrawals?
      -----------------------

      Yes. To request a withdrawal you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the name of the participant and the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is [$500]. Withdrawals from each participant's account balance are treated as separate withdrawals.

7.2   Is there a charge for making a withdrawal?
      ------------------------------------------

      Yes, with various exceptions explained below. To determine the withdrawal charge, we treat the contract as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from.

      If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw other deposits and, finally, we will withdraw earnings, in each case, on a "first-in, first-out" (FIFO) basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual money to pay the withdrawal charge may come from earnings. The withdrawal charge for any deposit is based on the length of time it was in the contract as shown in the following table:

      --------------------------------------------
             During Deposit Year
           1   2   3   4   5   6   7   8  &
                                       beyond
           7%  6%  5%  4%  3%  2%  1%    0%
      --------------------------------------------

      For partial withdrawals, we pay you what you ask for and apply the withdrawal charge by reducing the account

Form G.4333K                            9
      balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage is 7% we divide by 93%).

      For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest. If your account balance is not sufficient to allow us to make a partial withdrawal and deduct the withdrawal charge, we will treat your request as a request for a full withdrawal.

7.3   When is there is no charge for making a withdrawal?
      ---------------------------------------------------

      You may make withdrawals without a withdrawal charge to the extent of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, and (ii) any extra amounts needed for any purpose including paying our share of loans (if Plan permits participants to borrow) to Plan participants to make the exemption equal [10%] of your account balance in any contract year. For example, if your account balance is $20,000, the maximum amount that may be withdrawn under this provision (assuming no prior withdrawals during that contract year) is $2,000 (i.e., 10% of $20,000). If the maximum amount is withdrawn, no further withdrawals are permitted under this provision during that contract year. If less than the maximum amount is withdrawn (say $1,000 or 5% of the account balance), then subsequent withdrawals without a withdrawal charge during the contract year will be permitted. If at the time of the next withdrawal within the same contract year the account balance is $19,000, then the maximum additional amount that may be withdrawn under this provision is $950 (i.e., 5% of $19,000). Thus, in this example, there would have been two withdrawals of 5% each for a total of 10% during the contract year.

      Any withdrawal of amounts in excess of the [10%] per contract year is subject to the withdrawal charges described above.

      Withdrawal charges will not apply to any withdrawal:
      (a) to make a payment to a Participant that is necessary to avoid Federal income tax penalties or to satisfy Federal income tax rules or Department of Labor regulations;
      (b) made for us to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated;
      [(c) resulting from Plan termination, provided the withdrawal is rolled over into another contract or certificate issued by us or approved in advance by us;

Form G.4333K                           10

      (d) to make direct transfers to any funding option permitted by the Plan and pre-approved by us; or
      (e)   at any other time, if we agree in writing that none will apply.]

      In addition, no withdrawal charge will apply to any withdrawal made to pay our share of Plan benefits (see Section 7.4) because of the:
      (f)   death of a Participant;
      (g) retirement, pursuant to the Plan's written provisions, except for transfer deposits
      [(h) disability of a Participant, but only if he or she is totally disabled as defined in the Plan or, if not defined in the Plan, as defined under the Federal Social Security laws;
      (i)   termination of employment of a Participant not a Restricted
            Participant;
      (j) to any withdrawal that is the result of an unforeseen hardship encountered by a Participant (as verified in writing in a form acceptable to us).]

      Proof of these facts, as well as proof of the share of the account balance attributable to the Participant, satisfactory to us must be given to us if we ask for it.

      To the extent required by law, we have the right to delay paying any cash withdrawals for up to six months. We do not intend to do this, except in an extreme emergency. We would, of course, credit interest during any delay.

7.4   What is our share of Plan Benefits and Loans?
      ---------------------------------------------

      If all of the Plan's money is under this contract, it is 100%. Otherwise, it is the percentage of the Plan's money that is under this contract. If the Plan has more than one fund into which contributions can be allocated, each fund will be treated as a separate plan for this purpose. Thus, if we have 80% of the Plan's "Fixed Income Fund" but none of its "Employer Stock Fund", our share is 80% of withdrawals from the Fixed Income Fund and 0% of withdrawals from the Employer Stock Fund.

7.5   EXAMPLES OF WITHDRAWALS
      -----------------------

      Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account with the following account balance and applicable withdrawal charges:

       Deposit                  1     2     3     4
       Charge                   1%    3%    5%    7%
       Total Account Balance                  $10,930

      Assume the [10%] free withdrawal had been taken previously. If your next request for a withdrawal in a contract year is for $3,500, we would take the amount of

Form G.4333K                           11
      the requested withdrawal from the older deposits first (deposits 1 and 2). We would pay you $3,500 and reduce your account balance by $3,566.59. $3,566.59 is calculated by taking the first $2,000 deposit (the fact that only half of it went to the Growth Division does not matter--we are treating the contract as if it were a single account) and dividing it by .99 (i.e., 100%-1%) plus $1,500 from the second deposit divided by .97 (i.e., 100%-3%). Your new account balance is $7,363.41, the first deposit has been paid out and the second deposit has been reduced to $433.41.

      If you then request a full withdrawal, the withdrawal charge would be $253 [i.e., ($433.41 x .03)+ ($2,000 x .05) + ($2,000 x .07)]; and we pay you
      $7,110.41 (i.e., $7,363.41-$253).

                           SECTION 8--DEATH BENEFIT
                           ------------------------

8.1   What happens if a participant dies before income payments start?
      ----------------------------------------------------------------

      After we receive proof of death and a properly completed claim form, we will pay the death benefit (as of the date of settlement) to the participant's beneficiary. The participant's beneficiary may instead elect to have this amount applied to purchase an income plan as described in item 9.1. The income plan must begin by December 31st of the calendar year immediately following the calendar year of the participant's death; however, if the income plan is being purchased for the participant's spouse it may begin by December 31st of the calendar year in which the participant would have attained age 70 1/2. The payment period may not exceed the beneficiary's life or life expectancy.

      The death benefit for each participant is the greatest of:
      a. The participant's entire account balance as of the date we receive proof of death and a properly completed claim form (no withdrawal charge will apply and no administrative fee, if any, will be deducted); or
       b. The total deposits made, less any partial withdrawals, for that participant; or
       c. The highest participant's account balance as of the end of the calendar year in which any prior quinquennial (5th, 10th, 15th, etc.) anniversary of the first deposit on behalf of that participant occurred, less any later partial withdrawals and any applicable administrative fees deducted from the participant's account balance.

Form G.4333K                           12

                          SECTION 9--INCOME PAYMENTS
                          --------------------------

9.1   Can MetLife guarantee persons entitled to Plan benefits with income
      -------------------------------------------------------------------
      pavements for as long as they live?
      -----------------------------------

      Yes. We can make income payments guaranteed for life to persons entitled to Plan benefits on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond the payee's life expectancy or the joint life expectancy if there is more than one payee.

      Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50. However, the form of income plan selected must be in compliance with any applicable federal rules and regulations, including the Retirement Equity Act of 1984 and Code Section 401(a)(9).

      Persons entitled to Plan benefits may begin receiving income payments at any date you choose (subject to any applicable federal rules and regulations, including Code Section 401(a)(9)), which occurs after the issue date provided you give us at least [30] days advance notice. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, neither you nor the payee will be able to change the choice of income plan.

9.2   When must income payments begin if they are being purchased because of the
      --------------------------------------------------------------------------
      death of a Participant?
      -----------------------

      The income plan must begin by December 31st of the calendar year immediately following the calendar year of the Participant's death; however, if the income plan is being purchased for the Participant's spouse it may begin by December 31st of the calendar year in which the Participant would have attained age 70 1/2.

9.3   Will a certificate be provided for persons who receive income payments?
      -----------------------------------------------------------------------

      Yes. Metropolitan will issue [to the Contractholder], for delivery to each person for whom an income plan has been purchased under this contract, an individual certificate outlining the benefits payable under the income plan.

9.4   What happens if the payee dies after income payments start?
      -----------------------------------------------------------

      After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary for the balance of the guaranteed period, if

Form G.4333K                           13
      any, depending on the income plan selected. If the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we used to set those payments, in a lump-sum to such person.

      After income payments start, we may require proof that the payee is alive on the due date of each income payment.

9.5   How are the minimum income plan rates that are shown on pages [15 and 16]
      -------------------------------------------------------------------------
      calculated?
      -----------

      The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted) . The minimum amounts of term certain payments are based on a guaranteed interest rate of 3%. Such values are at least those required by the law of the state where the contract was delivered. Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time income payments start.

9.6   What information must I furnish to MetLife for MetLife to provide income
      ------------------------------------------------------------------------
      payments?
      ---------

      In addition to the type of income plan being chosen, the social security number, date of birth, sex, marital status and address of the annuitant, beneficiary, and any survivor annuitant. We have the right to require proof of dates of birth in a form that is satisfactory to us.

9.7   IF I HAVE A DEFINED BENEFIT PLAN, ARE INCOME PLANS PURCHASED FOR
      ----------------------------------------------------------------
      PARTICIPANTS HANDLED DIFFERENTLY?
      ---------------------------------

      Any income plan purchased under a defined benefit plan (see Section 11) may be terminated, suspended, or reduced because of: (i) Plan provisions;
      (ii) provisions of the Code; or (iii) requirements of the Pension Benefit Guaranty Corporation, as they exist now or are later amended. No income plan will be terminated, suspended, or reduced because of Plan provisions, unless you certify to us that such provisions are in effect at the time the income payments start. In the event the income plan is terminated, suspended, or reduced, we will determine the refund to be paid to whomever you designate.

Form G.4333K                           14

                                 SECTION 10--
                                 ------------
               INCOME PLAN RATES FOR DEFINED CONTRIBUTION PLANS
               ------------------------------------------------

Annuitant's     Monthly Income Payments Per $1,000 of Consideration
                ---------------------------------------------------
Exact Age on      LIFE INCOME TERM CERTAIN AND LIFE INCOME
Date of Purchase                     If Term Certain Period is:
of Income Plan                  10 Years        15 Years        20 Years
      55            $3.85         $3.83           $3.80           $3.75
      56            $3.91         $3.89           $3.85           $3.80
      57            $3.98         $3.95           $3.91           $3.85
      58            $4.05         $4.01           $3.97           $3.91
      59            $4.12         $4.08           $4.03           $3.96
      60            $4.19         $4.15           $4.10           $4.02
      61            $4.27         $4.23           $4.17           $4.08
      62            $4.36         $4.31           $4.24           $4.14
      63            $4.45         $4.39           $4.31           $4.20
      64            $4.54         $4.48           $4.39           $4.26
      65            $4.64         $4.57           $4.47           $4.33
      66            $4.75         $4.67           $4.55           $4.39
      67            $4.86         $4.77           $4.64           $4.46
      68            $4.99         $4.88           $4.73           $4.52
      69            $5.11         $4.99           $4.82           $4.59
      70            $5.25         $5.11           $4.92           $4.65

JOINT AND SURVIVOR LIFE INCOME PLAN
                      Monthly Income Payment to Primary Annuitant
Annuitants'        per $1,000 of Consideration if Percentage
Exact Ages on      of Monthly Income Payment Payable to the
Date of Purchase   Survivor Annuitant is:
of Income Plan*      50%         66 2/3%           75%            100%
      55 and 60     $3.68         $3.63           $3.60           $3.52
      60 and 55     $3.83         $3.72           $3.67           $3.52
      60 and 60     $3.91         $3.82           $3.78           $3.66
      60 and 65     $3.97         $3.91           $3.87           $3.78
      65 and 60     $4.16         $4.03           $3.96           $3.78
      65 and 65     $4.26         $4.15           $4.10           $3.94
      70 and 65     $4.61         $4.43           $4.35           $4.11
      70 and 70     $4.76         $4.61           $4.54           $4.35

* In each pair of ages, the first age is the Primary annuitant's age and the second age is the survivor annuitant's age.

TERM CERTAIN INCOME PLAN
            Monthly Income Payment Per $l,000 of Consideration
            --------------------------------------------------
                       If Term Certain Period is:
                  10 Years      15 Years        20 Years
                    $9.37         $6.70           $5.37


Form G.4333K                           15

  SECTION 11-- INCOME PLAN RATES FOR DEFINED BENEFIT PLANS
  --------------------------------------------------------

Annuitant's       Monthly Income Payments Per $1,000 of Consideration
                  ---------------------------------------------------
Exact Age on        LIFE INCOME TERM CERTAIN AND LIFE INCOME
Date of Purchase                            If Term Certain Period is:
of Income Plan                      10 Years        15 Years        20 Years
                  Male   Female   Male   Female   Male   Female   Male   Female
     55           $4.02  $3.69    $3.98  $3.68    $3.94  $3.66    $3.87  $3.63
     56           $4.09  $3.75    $4.05  $3.73    $4.00  $3.71    $3.93  $3.68
     57           $4.16  $3.81    $4.12  $3.79    $4.06  $3.76    $3.98  $3.73
     58           $4.24  $3.87    $4.19  $3.85    $4.13  $3.82    $4.04  $3.78
     59           $4.32  $3.93    $4.26  $3.91    $4.19  $3.88    $4.10  $3.83
     60           $4.40  $4.00    $4.34  $3.97    $4.26  $3.94    $4.15  $3.89
     61           $4.49  $4.07    $4.42  $4.04    $4.34  $4.00    $4.21  $3.94
     62           $4.58  $4.14    $4.51  $4.11    $4.41  $4.07    $4.28  $4.00
     63           $4.68  $4.22    $4.60  $4.19    $4.49  $4.14    $4.34  $4.06
     64           $4.79  $4.31    $4.70  $4.27    $4.57  $4.21    $4.40  $4.12
     65           $4.90  $4.40    $4.80  $4.35    $4.66  $4.29           $4.19
     66           $5.02  $4.49    $4.90  $4.44    $4.75  $4.37           $4.26
     67           $5.15  $4.60    $5.02  $4.54    $4.84  $4.45           $4.32
     68           $5.29  $4.71    $5.13  $4.64    $4.93  $4.54
     69           $5.44  $4.82    $5.26  $4.74    $5.03  $4.63
     70           $5.59  $4.94    $5.39  $4.85    $5.12  $4.72

JOINT AND SURVIVOR LIFE INCOME PLAN
                      Monthly Income Payment to Primary Annuitant
Annuitants'           per $1,000 of Consideration if Percentage
Exact Ages on         of Monthly Income Payment Payable to the
Date of Purchase      Survivor Annuitant is:
of Income Plan*        50%           66 2/3%           75%           100%
55 M and 60 F        $3.76            $3.67           $3.62         $3.49
60 M and 55 F        $3.92            $3.76           $3.68         $3.44
60 M and 60 F        $4.00            $3.87           $3.80         $3.60
60 M and 65 F        $4.07            $3.96           $3.91         $3.74
65 M and 60 F        $4.29            $4.09           $3.99         $3.68
65 M and 65 F        $4.38            $4.21           $4.12         $3.86
70 M and 65 F        $4.79            $4.52           $4.38         $3.98
70 M and 70 F        $4.92            $4.69           $4.58         $4.24

* In each pair of ages, the first age is the primary annuitant's age and second age is the survivor annuitant's age.


TERM CERTAIN INCOME PLAN
            Monthly Income Payment Per $1,000 of Consideration
            --------------------------------------------------
                          If Term Certain Period is:
                     10 Years    15 Years     20 Years
                      $9.37       $6.70        $5.37

Form G.4333K                           16

                                                                EXHIBIT 4(a)(ii)



              Filed with Post-Effective Amendment No. 14 to this
             Registration Statement on Form N-4 on April 28, 1992.

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State) in consideration of the deposits it receives under this contract, will pay the benefits of this contract according to its provisions. The contractholder and Metropolitan execute this contract in duplicate to take effect as of the issue date.

--------------------------------------------------------------------------------
  GROUP ANNUITY CONTRACT NUMBER                   [S123456789]

  ISSUE DATE                                      [March 15, 1990]

  DATE FIRST CONTRACT YEAR ENDS                   [October 31, 1990]

  CONTRACTHOLDER                                  [XYZ Corporation]

  PLAN                                            [Actual Plan Name]

  ADMINISTRATIVE FEE                              [None]
--------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE SHOWN IN SECTION 5 OF THIS CONTRACT.

[Restricted participants are: _________________________________________________

____________________________________   ________________________________________


By: [XYZ Corporation]                  Metropolitan Life Insurance Company
    -----------------

____________________________________
Signature

____________________________________
Title

____________________________________   _________________________________________
Witness                                Registrar

____________________________________   _________________________________________
Date                                   Date

____________________________________   _________________________________________
City and State                         City and State

                      PLEASE READ THIS CONTRACT CAREFULLY
                        See Table of Contents on Page 1

Keogh Group Multifunded Annuity Contract--Unallocated Nonparticipating

                                  Cover Page

Form G.4333 (Unallocated Keogh)


                              TABLE OF CONTENTS                                             PAGE
                              -----------------
SECTION 1--WHAT DO THE BASIC TERMS USED IN THIS CONTRACT MEAN?................................ 2
--------------------------------------------------------------

SECTION 2--GENERAL PROVISIONS................................................................. 3
-----------------------------
2.1    Does my contract contain all the provisions affecting me?.............................. 3
2.2    Will dividends be payable under my contract?........................................... 3
2.3    How can I obtain information about my contract and its value?.......................... 3
2.4    Must I tell you if the Plan no longer qualifies under Section 401 of the Code?......... 3
2.5    May I assign or transfer this contract, or use it as collateral for a loan?............ 3
2.6    Are administrative fees deducted from this contract?................................... 4
2.7    Why do you call this contract "group unallocated"?..................................... 4

SECTION 3--DEPOSITS........................................................................... 4
-------------------
3.1    How are deposits allocated and how much money can be deposited under this contract?.... 4
3.2    Can my contract be canceled if deposits are not made?.................................. 4

SECTION 4--CREDITING OF INTEREST.............................................................. 5
--------------------------------
4.1    What is the Fixed Interest Account and how is interest credited to it?................. 5

SECTION 5--SEPARATE ACCOUNT................................................................... 5
---------------------------
5.1    What investment divisions of the Separate Account are available?....................... 5
5.2    What is the Separate Account and how does it operate?.................................. 6

SECTION 6--TRANSFERS.......................................................................... 7
--------------------
6.1    Can money be transferred within this contract?......................................... 7

SECTION 7--WITHDRAWALS........................................................................ 8
----------------------
7.1    Can I make withdrawals?................................................................ 8
7.2    Is there a charge for making a withdrawal?............................................. 8
7.3    When is there no charge for making a withdrawal?....................................... 9
7.4    What is our share of Plan Benefits and Loans?..........................................11
7.5    Examples of Withdrawals................................................................11

SECTION 8--INCOME PAYMENTS....................................................................12
--------------------------
8.1    Can MetLife guarantee persons entitled to Plan benefits with income payments for as long as they live?..............................................................12
8.2    When must income payments begin, if they are being purchased because of the death of a participant?................................................................12
8.3    Will a certificate be provided for persons who receive income payments?................12
8.4    What happens if the payee dies after income payments start?............................12
8.5    How are the minimum income plan rates that are shown on pages 11 and 12 calculated?....13
8.6    What information must I furnish to MetLife for MetLife to provide income payments?.....13
8.7    If I have a defined benefit plan, are income plans
       purchased for participants handled differently?........................................13

SECTION 9--INCOME PLAN RATES FOR DEFINED CONTRIBUTION PLANS...................................14
-----------------------------------------------------------

SECTION 10--INCOME PLAN RATES FOR DEFINED BENEFIT PLANS.......................................15
-------------------------------------------------------

    Form G.4333 (Unallocated Keogh) 1

                                  SECTION 1--
                                  -----------

              WHAT DO THE BASIC TERMS USED IN THIS CONTRACT MEAN?
              ---------------------------------------------------

1.1 Account Balance" is the entire amount we hold under this contract for you.

1.2    "Code" is the Internal Revenue Code.

1.3 "Contract Year" for the first year is measured from the issue date and will continue until the date specified on the cover page. Each new contract year begins on the next day and continues for 12 months. For example, if the issue date is May 15, 1995 and the first contract year ends March 31, 1996, the second contract year begins April 1, 1996. The contract anniversary will be May 15th.

1.4    "Deposit" is money received by us under your contract.

1.5 "Deposit Year" for any deposit is the initial period during which a declared interest rate is credited on that deposit and each following one year period.

1.6 "Designated Office" is the administrative unit servicing your contract. It is currently [the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010]. If we choose another area to service your contract, we will inform you of the address.

1.7 "Funding Options" refer to [the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives].

1.8 "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by charges under this contract for services and benefits we provide. Item 5.1 shows the available divisions. We will tell you about any changes.

1.9    "Participant" is any person who participates in the Plan.

[1.10 "Restricted Participant" is one who is named as such on the cover page or by endorsement to this contract.]

Form G.4333 (Unallocated Keogh) 2

[1.11] "We", "Us", "Our" and "MetLife" refer to Metropolitan Life Insurance
       Company.

[1.12] "You", "Your", "Me", "My" or "I" refer to the contractholder, who may exercise all rights under this contract.


                         SECTION 2--GENERAL PROVISIONS
                         -----------------------------

2.1    Does my contract contain all the provisions affecting me?
       ---------------------------------------------------------

       Yes. We will never contest the validity of this contract. Changes in it may only be made in writing by our President, Secretary or Vice-President. No provision may be waived or changed for us by any of our other employees, representatives or agents.

2.2    Will dividends be payable under my contract?
       --------------------------------------------

       No. Your contract is nonparticipating and does not share in any distribution of our surplus. All of our additions to your account balance will be made as interest.

2.3    How can I obtain information about my contract and its value?
       -------------------------------------------------------------

       At least twice each contract year, we will send you a statement with details on deposits, values, withdrawals, and other information about your contract.

       For other information or service you may contact our designated office.

2.4    Must I tell you if the Plan no longer qualifies under Section 401 of the
       ------------------------------------------------------------------------
       Code?
       -----

       Yes. You have told us that the Plan qualifies under Section 401 of the Code. You will tell us if it ceases to be qualified. If this occurs, we may end this contract and pay you the [account balance] [the full withdrawal value as if you had asked for a full cash withdrawal.]

2.5    May I assign or transfer this contract, or use it as collateral for a
       ---------------------------------------------------------------------
       loan?
       -----
       No. This contract and amounts paid under it are not transferrable and may not be assigned, sold, discounted or pledged as collateral for a loan. To the extent permitted by law, no amount payable under this contract is subject to legal process or attachment for payment of any claim against any payee. This provision will not prevent assignment of this contract to the sponsor or a trustee of the Plan, or those of another plan if the Plan is

Form G.4333 (Unallocated Keogh)         3
       consolidated or merged with such other plan.

2.6    Are administrative fees deducted from this contract?
       ----------------------------------------------------

       The annual administrative fee, if any, for the first contract year is shown on the cover page. We may charge or increase an administrative fee for any contract year by telling you before that year starts.

[2.7   Why do you call this contract "group unallocated"?
       --------------------------------------------------

       Deposits and interest earned on those deposits are credited to the contract as a whole, rather than to individual participants. We do not keep individual participant records (except for participants for whom we provide income payments) under this contract, which is a funding vehicle not a plan document.]

                              SECTION 3--DEPOSITS
                              -------------------

3.1    How are deposits allocated and how much money can be deposited under this
       -------------------------------------------------------------------------
       contract?
       ---------

       We will accept each amount you deposit up to [$5,000,000 per contract year.] [The minimum cumulative deposit that we will accept is $15,000 during the first contract year and $5,000 per contract year thereafter.] All deposits should be sent to our designated office.

       You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen) .

       We will not accept any deposits after you have requested a full withdrawal (unless you cancel it) or any deposit less than [$2,000.] We may either return amounts which violate these limits or agree to take them. We may change them by telling you at least 90 days in advance.

[3.2   Can my contract be canceled if deposits are not made?
       -----------------------------------------------------

       If a deposit has not been made for 12 consecutive months and the account balance is less than $15,000, we may, if permitted by law, cancel this contract by paying you the full cash withdrawal value in a single sum.]

Form G.4333 (Unallocated Keogh) 4

                       SECTION 4--CREDITING OF EARNINGS
                       --------------------------------

4.1    What is the Fixed Interest Account and how is interest credited to it?
       ----------------------------------------------------------------------

       The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are "locked-in" without regard to changing economic conditions.

       We credit interest on each deposit from the date we receive it until the date you withdraw it or use it to have income payments made to any person entitled to Plan benefits.

       Interest rates for amounts allocated to the Fixed Interest Account will be set by us [from time to time] [as of each January 1, April 1, July 1 and October 1.] The declared rate in effect when an amount is added to the Fixed Interest Account balance will be credited on that amount from the date it is added until the last day of the [contract year in which it is added] [calendar year following the year in which it is added] [month in which the anniversary of that deposit occurs].

       Thereafter, we will set interest rates for these deposits (and earnings on them) on or before the first day of each [contract] [calendar] [deposit] year to be credited through the last day of such year.

       We may credit a different interest rate on transfers from other funds or funding options than we do on other deposits. None of our interest rates will ever be less than 3%.

       The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

                         SECTION 5-- SEPARATE ACCOUNT
                         ----------------------------

5.1    What investment divisions of the Separate Account are available?
       ----------------------------------------------------------------

       For this contract, the divisions include [the Metropolitan Growth, Income, Money Market, Diversified, Aggressive Growth, International Stock and Stock Index Divisions; The Fidelity Growth, Overseas, Equity-Income, Investment Grade Bond, Money Market and Asset Manager Divisions; and the Calvert Socially Responsible and Ariel Divisions.].

Form G.4333 (Unallocated Keogh) 5

5.2    What is the Separate Account and how does it operate?
       -----------------------------------------------------

       It is Metropolitan Life Separate Account E, an investment account we maintain separate from our other assets.

       We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

       The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options are also bought by other separate accounts of ours, our affiliates and other insurance companies.

       We keep track of each investment division of the Separate Account separately, using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

       Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Funding Options portfolio or series at the end of the valuation period, add any Funding Options dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio or series at the start of the valuation period. Then we subtract a charge not to exceed [.000025905] per day (an effective annual rate of [.95%]) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

       A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists,

Form G.4333 (Unallocated Keogh)         6
       making valuation of assets in the Separate Account not reasonably practicable, or the Securities and Exchange Commission permits such deferral. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

       Amounts added to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office or they are transferred from the Fixed Interest Account. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

       We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

       Examples of the changes to the Separate Account that we may make include:

       o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

       o To substitute, for the Funding Options shares held in any investment division, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of any other investment permitted by law.

       If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

                             SECTION 6--TRANSFERS
                             --------------------

6.1    Can money be transferred within this contract?
       ----------------------------------------------

       Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. [However, only one transfer per contract year can be made from the Fixed Interest Account to the Separate Account and only up to 20% of the Fixed Interest Account balance may be transferred.]

Form G.4333 (Unallocated Keogh) 7

       If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the contract. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is) . Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

                            SECTION 7--WITHDRAWALS
                            ----------------------

7.1    Can I make withdrawals?
       -----------------------

       Yes. The minimum withdrawal is [$500]. Any withdrawal will completely discharge our liability for the amount withdrawn. Any withdrawal request must be signed by you and sent to our designated office and must clearly state the account (and investment division, if any) from which the withdrawal is to be made.

7.2    Is there a charge for making a withdrawal?
       ------------------------------------------

       Yes, with various exceptions explained below. To determine the withdrawal charge, we treat the contract as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from.

       If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw other deposits and, finally, we will withdraw earnings, in each case, on a "first-in, first-out" (FIFO) basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual money to pay the withdrawal charge may come from earnings. The withdrawal charge for any deposit is based on the length of time it was in the contract as shown in the following table:

Form G.4333 (Unallocated Keogh) 8

       ---------------------------------------
                 During Deposit Year
          1   2   3   4   5   6   7   8 &
                                      beyond
          7%  6%  5%  4%  3%  2%  1%   0%
       ---------------------------------------

       For partial withdrawals, we pay you what you ask for and apply the withdrawal charge by reducing the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage is 7% we divide by 93%).

       For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest. If your account balance is not sufficient to allow us to make a partial withdrawal and deduct the withdrawal charge, we will treat your request as a request for a full withdrawal.

7.3    When is there is no charge for making a withdrawal?
       ---------------------------------------------------

       You may make withdrawals without a withdrawal charge to the extent of:
       (i) those amounts, if any, that can be withdrawn without a withdrawal charge, and (ii) any extra amounts needed for any purpose including paying our share of loans (if Plan permits participants to borrow) to Plan participants to make the exemption equal [20%] of your account balance in any contract year. For example, if your account balance is $20,000, the maximum amount that may be withdrawn under this provision (assuming no prior withdrawals during that contract year) is $4,000 (i.e., 20% of $20,000). If the maximum amount is withdrawn, no further withdrawals are permitted under this provision during that contract year. If less than the maximum amount is withdrawn (say $2,000 or 10% of the account balance), then subsequent withdrawals without a withdrawal charge during the contract year will be permitted. If at the time of the next withdrawal within the same contract year the account balance is $19,000, then the maximum additional amount that may be withdrawn under this provision is $1,900 (i.e., 10% of $19,000). Thus, in this example, there would have been two withdrawals of 10% each for a total of 20% during the contract year.

       Any withdrawal of amounts in excess of the [20%] per contract year is subject to the withdrawal charges described above.

       A full withdrawal may be made without an early withdrawal charge if you tell us of your intention to make a full

Form G.4333 (Unallocated Keogh) 9
       withdrawal and your account balance is paid annually over four years ("systematic withdrawal") as follows:

       (i) 20% of the account balance upon receipt of the request (however, if you already made a partial withdrawal in the same contract year, we will reduce this first installment by the amount of the partial withdrawal);

       (ii)   25% one year later;

       (iii)  33  1/3% two years later;

       (iv)   50% three years later; and

       (v)    the remainder four years later.

       You may cancel the remaining withdrawal at any time, but if you do so, any new full withdrawal would be paid over a new four year period.

       Full withdrawals over fewer than four years or for amounts in excess of the percentages shown above may be made, but the excess amount is subject to the withdrawal charges described above.

       Withdrawal charges will not apply to any withdrawal:

       (a) to make a payment to a participant that is necessary to avoid Federal income tax penalties or to satisfy Federal income tax rules or Department of Labor regulations;

       (b) made for us to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated;

       (c) resulting from Plan termination, provided the withdrawal is rolled over into another contract or certificate issued by us or approved in advance by us;

       (d) to make direct transfers to any funding option permitted by the Plan and pre-approved by us; or

       [(e)  At any other time, if we agree in writing that none will apply.]

       In addition, no withdrawal charge will apply to any withdrawal made to pay our share of Plan benefits (see Section 5.4) because of the:

       (f)   death of a participant;

       (g) disability of a participant, but only if he or she is totally disabled as defined in the Plan or, if not defined in the Plan, as defined under the Federal Social Security laws;

       [(h) termination of employment of a participant who is not a Restricted participant;

       (i) retirement, pursuant to the Plan's written provisions, of a participant who is not a Restricted participant;

       (j) termination of employment or retirement pursuant to the Plan's written provisions of a Restricted participant who has participated under this contract for [7] years or more;]

Form G.4333 (Unallocated Keogh) 10

       Proof of these facts, as well as proof of the share of the account balance attributable to the participant, satisfactory to us must be given to us if we ask for it. [In no event, however, will exemptions (h) , (i),
       (j) or the 20% corridor apply after the first contract year, unless we have received at least $15,000 in deposits from you during that year or unless we agree otherwise in writing.]

       To the extent required by law, we have the right to delay paying any cash withdrawals for up to six months. We do not intend to do this, except in an extreme emergency. We would, of course, credit interest during any delay.

7.4    What is our share of Plan Benefits and Loans?
       ---------------------------------------------

       If all of the Plan's money is under this contract, it is 100%. Otherwise, it is the percentage of the Plan's money that is under this contract. If the Plan has more than one fund into which contributions can be allocated, each fund will be treated as a separate plan for this purpose. Thus, if we have 80% of the Plan's "Fixed Income Fund" but none of its "Employer Stock Fund", our share is 80% of withdrawals from the Fixed Income Fund and 0% of withdrawals from the Employer Stock Fund.

7.5    Examples of Withdrawals
       -----------------------

       Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account with the following account balance and applicable withdrawal charges:

       Deposit                  1     2     3     4
       Charge                   1%    3%    5%    7%
       Total Account Balance                  $10,930

       Assume the [20%] free withdrawal had been taken previously. If your next request for a withdrawal in a contract year is for $3,500, we would take the amount of the requested withdrawal from the older deposits first (deposits 1 and 2). We would pay you $3,500 and reduce your account balance by $3,566.59. $3,566.59 is calculated by taking the first $2,000 deposit (the fact that only half of it went to the Growth Division does not matter--we are treating the contract as if it were a single account) and dividing it by .99 (i.e., 100%-1%) plus $1,500 from the second deposit divided by .97 (i.e., 100%-3%). Your new account balance is $7,363.41, the first deposit has been paid out and the second deposit has been reduced to $433.41.

       If you then request a full withdrawal, the withdrawal charge would be $253 [i.e., ($433.41 x .03) + ($2,000 x .05)+($2,000 x .07)]; and we pay
       you $7,110.41 (i.e., $7,363.41-$253).

Form G.4333 (Unallocated Keogh)         11

                          SECTION 8--INCOME PAYMENTS
                          --------------------------

8.1    Can MetLife guarantee persons entitled to Plan benefits with income
       -------------------------------------------------------------------
       payments for as long as they live?
       ----------------------------------

       Yes. We can make income payments guaranteed for life to persons entitled to Plan benefits on a monthly, quarterly, semiannual or annual basis. These payments may also be guaranteed for at least five years, but not beyond the payee's life expectancy or the joint life expectancy if there is more than one payee.

       Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50. However, the form of income plan selected must be in compliance with any applicable federal rules and regulations, including the Retirement Equity Act of 1984 and Code Section 401(a)(9).

       Persons entitled to Plan benefits may begin receiving income payments at any date you choose (subject to any applicable federal rules and regulations, including Code Section 401(a)(9)), which occurs after the issue date provided you give us at least [30] days advance notice. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, neither you nor the payee will be able to change the choice of income plan.

8.2    When must income payments begin if they are being purchased because of
       ----------------------------------------------------------------------
       the death of a participant?
       ---------------------------

       The income plan must begin by December 31st of the calendar year immediately following the calendar year of the participant's death; however, if the income plan is being purchased for the participant's spouse it may begin by December 31st of the calendar year in which the participant would have attained age 70 1/2.

8.3    Will a certificate be provided for persons who receive income payments?
       -----------------------------------------------------------------------

       Yes. Metropolitan will issue [to the Contractholder], for delivery to each person for whom an income plan has been purchased under this contract, an individual certificate outlining the benefits payable under the income plan.

8.4    What happens if the payee dies after income payments start?
       -----------------------------------------------------------

       After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary for the balance of the guaranteed period, if

Form G.4333 (Unallocated Keogh) 12
       any, depending on the income plan selected. If the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we used to set those payments, in a lump-sum to such person.

       After income payments start, we may require proof that the payee is alive on the due date of each income payment.

8.5    How are the minimum income plan rates that are shown on pages [15 and 16]
       -------------------------------------------------------------------------
       calculated?
       -----------

       The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted). The minimum amounts of term certain payments are based on a guaranteed interest rate of 3%. Such values are at least those required by the law of the state where the contract was delivered. Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time income payments start.

8.6    What information must I furnish to MetLife for MetLife to provide income
       ------------------------------------------------------------------------
       payments?
       ---------

       In addition to the type of income plan being chosen, the social security number, date of birth, sex, marital status and address of the annuitant, beneficiary, and any survivor annuitant. We have the right to require proof of dates of birth in a form that is satisfactory to us.

8.7    If I have a defined benefit plan, are income plans purchased for
       ----------------------------------------------------------------
       participants handled differently?
       ---------------------------------

       Any income plan purchased under a defined benefit plan (see Section 10) may be terminated, suspended, or reduced because of: (i) Plan provisions;
       (ii) provisions of the Code; or (iii) requirements of the Pension Benefit Guaranty Corporation, as they exist now or are later amended. No income plan will be terminated, suspended, or reduced because of Plan provisions, unless you certify to us that such provisions are in effect at the time the income payments start. In the event the income plan is terminated, suspended, or reduced, we will determine the refund to be paid to whomever you designate.

Form G.4333 (Unallocated Keogh) 13

                                  SECTION 9--
                                  -----------
               INCOME PLAN RATES FOR DEFINED CONTRIBUTION PLANS
               ------------------------------------------------

Annuitant' s          Monthly Income Payments Per $1,000 of Consideration
                      ---------------------------------------------------
Exact Age on           LIFE INCOME TERM CERTAIN AND LIFE INCOME
Date of Purchase                           If Term Certain Period is:
of Income Plan                         10 Years        15 Years      20 Years
 55                      $3.85         $3.83           $3.80         $3.75
 56                      $3.91         $3.89           $3.85         $3.80
 57                      $3.98         $3.95           $3.91         $3.85
 58                      $4.05         $4.01           $3.97         $3.91
 59                      $4.12         $4.08           $4.03         $3.96
 60                      $4.19         $4.15           $4.10         $4.02
 61                      $4.27         $4.23           $4.17         $4.08
 62                      $4.36         $4.31           $4.24         $4.14
 63                      $4.45         $4.39           $4.31         $4.20
 64                      $4.54         $4.48           $4.39         $4.26
 65                      $4.64         $4.57           $4.47         $4.33
 66                      $4.75         $4.67           $4.55         $4.39
 67                      $4.86         $4.77           $4.64         $4.46
 68                      $4.99         $4.88           $4.73         $4.52
 69                      $5.11         $4.99           $4.82         $4.59
 70                      $5.25         $5.11           $4.92         $4.65

JOINT AND SURVIVOR LIFE INCOME PLAN

                      Monthly Income Payment to Primary Annuitant
Annuitants'           per $1,000 of  Consideration if Percentage
Exact Ages on         of Monthly Income Payment Payable to the
Date of Purchase      Survivor Annuitant is:
of Income Plan*           50%          66 2/3%          75%          100%
   55 AND 60             $3.68          $3.63          $3.60         $3.52
   60 and 55             $3.83          $3.72          $3.67         $3.52
   60 and 60             $3.91          $3.82          $3.78         $3.66
   60 and 65             $3.97          $3.91          $3.87         $3.78
   65 and 65             $4.16          $4.03          $3.96         $3.78
   65 and 65             $4.26          $4.15          $4.10         $3.94
   70 and 65             $4.61          $4.43          $4.35         $4.11
   70 and 70             $4.76          $4.61          $4.54         $4.35

*In each pair of ages, the first age is the primary annuitant's age and the second age is the survivor annuitant's age.

TERM CERTAIN INCOME PLAN

                  Monthly Income Payment Per $1,000 of Consideration
                  --------------------------------------------------
                                   If Term Certain Period is:
                          10 Years        15 Years       20 Years
                           $9.37           $6.70          $5.37

Form G.4333 (Unallocated Keogh) 14

            SECTION 10--INCOME PLAN RATES FOR DEFINED BENEFIT PLANS
            -------------------------------------------------------

Annuitant's          Monthly Income Payments Per $1,000 of Consideration
                     ---------------------------------------------------
Exact Age on           LIFE INCOME TERM CERTAIN AND LIFE INCOME
Date of Purchase                                   If Term Certain Period is:
of Income Plan                               10  Years      15  Years        20  Years
                     Male       Female     Male   Female   Male   Female    Male   Female
     55              $4.02      $3.69      $3.98  $3.68    $3.94  $3.66     $3.87  $3.63
     56              $4.09      $3.75      $4.05  $3.73    $4.00  $3.71     $3.93  $3.68
     57              $4.16      $3.81      $4.12  $3.79    $4.06  $3.76     $3.98  $3.73
     58              $4.24      $3.87      $4.19  $3.85    $4.13  $3.82     $4.04  $3.78
     59              $4.32      $3.93      $4.26  $3.91    $4.19  $3.88     $4.10  $3.83
     60              $4.40      $4.00      $4.34  $3.97    $4.26  $3.94     $4.15  $3.89
     61              $4.49      $4.07      $4.42  $4.04    $4.34  $4.00     $4.21  $3.94
     62              $4.58      $4.14      $4.51  $4.11    $4.41  $4.07     $4.28  $4.00
     63              $4.68      $4.22      $4.60  $4.19    $4.49  $4.14     $4.34  $4.06
     64              $4.79      $4.31      $4.70  $4.27    $4.57  $4.21     $4.40  $4.12
     65              $4.90      $4.40      $4.80  $4.35    $4.66  $4.29            $4.19
     66              $5.02      $4.49      $4.90  $4.44    $4.75  $4.37            $4.26
     67              $5.15      $4.60      $5.02  $4.54    $4.84  $4.45            $4.32
     68              $5.29      $4.71      $5.13  $4.64    $4.93  $4.54
     69              $5.44      $4.82      $5.26  $4.74    $5.03  $4.63
     70              $5.59      $4.94      $5.39  $4.85    $5.12  $4.72

JOINT AND SURVIVOR LIFE INCOME PLAN

                     Monthly Income Payment to Primary Annuitant
Annuitants'          per $1,000 of Consideration if Percentage
Exact Ages on        of Monthly Income Payment Payable to the
Date of Purchase     Survivor Annuitant is:
of Income Plan*         50%         66 2/3%         75%         100%
55 M and 60 F          $ 3.76         $3.67        $3.62        $3.49
60 M and 55 F          $ 3.92         $3.76        $3.68        $3.44
60 M and 60 F          $ 4.00         $3.87        $3.80        $3.60
60 M and 65 F          $ 4.07         $3.96        $3.91        $3.74
65 M and 60 F          $ 4.29         $4.09        $3.99        $3.68
65 M and 65 F          $ 4.38         $4.21        $4.12        $3.86
70 M and 65 F          $ 4.79         $4.52        $4.38        $3.98
70 M and 70 F          $ 4.92         $4.69        $4.58        $4.24

* In each pair of ages, the first age is the primary annuitant's age and the second age is the survivor annuitant's age.

TERM CERTAIN INCOME PLAN

              Monthly Income Payment Per $1,000 of Consideration
              --------------------------------------------------
                             If Term Certain Period is:
                   10 Years        15 Years        20 Years
                    $9.37           $ 6.70          $5.37

Form G.4333 (Unallocated Keogh)         15

                                                                EXHIBIT 4(a)(ii)





Filed with Post-Effective Amendment No. 15 to this Registration Statement on Form N-4 on April 8, 1993.

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)

in consideration of the deposits it receives under this contract, will pay the benefits of this contract according to its provisions. The contractholder and MetLife execute this contract in duplicate to take effect as of the issue date.

-------------------------------------------------------------------------------

  GROUP ANNUITY CONTRACT NUMBER              [S123456789]

  ISSUE DATE                                 [March 15, 1990]

  DATE FIRST CONTRACT YEAR ENDS              [October 31, 1990]

  CONTRACTHOLDER                             [XYZ Corporation]

  PLAN                                       [Actual Plan Name]

  ADMINISTRATIVE FEE                         [None]

-------------------------------------------------------------------------------

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE SHOWN IN SECTION 5 OF THIS CONTRACT.

[Restricted participants are:        ______________________________________

_______________________________      ______________________________________]


By: [XYZ Corporation]                Metropolitan Life Insurance Company
     ----------------

_______________________________
Signature


_______________________________
Title


_______________________________      _______________________________________
Witness                              Registrar


_______________________________      _______________________________________
Date                                 Date


_______________________________      _______________________________________
City and State                       City and State

                     PLEASE READ THIS CONTRACT CAREFULLY
                        See Table of Contents on Page 1

[IRC Section 401] [Keogh] Group Multifunded Annuity Contract--Unallocated Nonparticipating

                                  Cover Page

Form G.3002 (PPA/Unalloc)

                                       TABLE OF CONTENTS                             PAGE

SECTION 1--WHAT DO THE BASIC TERMS USED IN THIS CONTRACT MEAN?......................... 2
-------------------------------------------------------------

SECTION 2--GENERAL PROVISIONS.......................................................... 3
-----------------------------
2.1  Does my contract contain all the provisions affecting me?......................... 3
2.2  Will dividends be payable under my contract?...................................... 3
2.3  How can I obtain information about my contract and its
     value?............................................................................ 3
2.4  Must I tell you if the Plan no longer qualifies under
     Section 401 of the Code?.......................................................... 3
2.5  Must I tell you if there are changes in the Plan's provisions, or in the ownership of the Corporation............................................ 3
2.6  May I assign or transfer this contract, or use it as
     collateral for a loan?............................................................ 3
2.7  Are administrative fees deducted from this contract?.............................. 4
2.8  Why do you call this contract "group unallocated"?................................ 4

SECTION 3--DEPOSITS.................................................................... 4
-------------------
3.1  How much money can be deposited and how are deposits allocated under this contract?.............................................................. 4
3.2  Can my contract be canceled if deposits are not made?............................. 4

SECTION 4--CREDITING OF INTEREST....................................................... 5
--------------------------------
4.1  What is the Fixed Interest Account and how is interest credited to it?............................................................................ 5

SECTION 5--SEPARATE ACCOUNT............................................................ 5
---------------------------
5.1  What investment divisions of the Separate Account are
     available?........................................................................ 5
5.2  What is the Separate Account and how does it operate?............................. 6

SECTION 6--TRANSFERS................................................................... 7
--------------------
6.1  Can money be transferred within this contract?.................................... 7

SECTION 7--WITHDRAWALS................................................................. 8
----------------------
7.1  Can I make withdrawals?........................................................... 8
7.2  Is there a charge for making a withdrawal?........................................ 8
7.3  When is there no charge for making a withdrawal?.................................. 9
7.4  What is our share of Plan Benefits and Loans?.....................................11
7.5  Examples of Withdrawals...........................................................11

SECTION 8--INCOME PAYMENTS.............................................................12
--------------------------
8.1  Will MetLife guarantee persons entitled to Plan benefits with income payments for as long as they live?....................................12
8.2  When must income payments begin if they are being
     purchased because of the death of a participant?..................................12
8.3  Will a certificate be provided for persons who receive income payments?.........................................................................13
8.4  What happens if the payee dies after income payments start?.......................13
8.5  How are the minimum income plan rates that are shown on pages 15 and 16 calculated?.......................................................13
8.6  What information must I furnish to MetLife for MetLife
     to provide income payments?.......................................................13
8.7  If I have a defined benefit plan, are income plans
     purchased for participants handled differently?...................................13

SECTION 9--INCOME PLAN RATES FOR DEFINED CONTRIBUTION PLANS............................15
-----------------------------------------------------------

SECTION 10--INCOME PLAN RATES FOR DEFINED BENEFIT PLANS................................16
-------------------------------------------------------

Form G.3002 (PPA/Unalloc)             1

                                  SECTION 1--
                                  -----------
              WHAT DO THE BASIC TERMS USED IN THIS CONTRACT MEAN?
              ---------------------------------------------------

1.1 "Account Balance" is the entire amount we hold under this contract for you.

1.2     "Code" is the Internal Revenue Code.

1.3 "Contract Year" for the first year is measured from the issue date and will continue until the date specified on the cover page. Each new contract year begins on the next day and continues for 12 months. For example, if the issue date is May 15, 1995 and the first contract year ends March 31, 1996, the second contract year begins April 1, 1996. The contract anniversary will be May 15th.

1.4     "Deposit" is money received by us under your contract.

1.5 "Deposit Year" for any deposit is the initial period during which a declared interest rate is credited on that deposit and each following one year period.

1.6 "Designated Office" is the administrative unit servicing your contract. It is currently [the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010]. If we choose another area to service your contract, we will inform you of the address.

1.7 "Funding Options" refer to [the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives].

1.8 "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by charges under this contract for services and benefits we provide. Item
        5.1 shows the available divisions. We will tell you about any changes.

1.9     "Participant" is any person who participates in the Plan.

[1.10 "Restricted Participant" is one who is named as such on the cover page or by endorsement to this contract.]

[1.11] "We", "Us", "Our" and "MetLife" refer to Metropolitan Life Insurance Company.

[1.12] "You", "Your", "Me", "My" or "I" refer to the contractholder, who may exercise all rights under this contract.

Form G.3002 (PPA/Unalloc)               2

                         SECTION 2--GENERAL PROVISIONS
                         -----------------------------

2.1    Does my contract contain all the provisions affecting me?
       ---------------------------------------------------------

       Yes. We will never contest the validity of this contract. Changes in it may only be made in writing by our President, Secretary or Vice-President. No provision may be waived or changed for us by any of our other employees, representatives or agents.

2.2    Will dividends be payable under my contract?
       --------------------------------------------

       No. Your contract is nonparticipating and does not share in any distribution of our surplus. All of our additions to your account balance will be made as interest.

2.3    How can I obtain information about my contract and its value?
       -------------------------------------------------------------

       At least twice each contract year, we will send you a statement with details on deposits, values, withdrawals, and other information about your contract.

       For other information or service you may contact our designated office .

2.4    Must I tell you if the Plan no longer qualifies under Section 401 of the
       ------------------------------------------------------------------------
       Code?
       -----

       Yes. You have told us that the Plan qualifies under Section 401 of the Code. You will tell us if it ceases to be qualified. If this occurs, we may end this contract and pay you the [account balance] [full withdrawal value as if you had asked for a full cash withdrawal].

2.5    Must I tell you if there are changes in the Plan's provisions, or in the
       ------------------------------------------------------------------------
       the ownership of the Corporation?
       ---------------------------------

       Yes. We have issued this contract based on the Plan's provisions, and the ownership of the Corporation as of the Issue Date. If the Plan's provisions, administration or ownership change after the issue date, you must tell us.

       If it is determined that MetLife's financial experience and obligations under this contract would be adversely affected as a result of such changes, MetLife may choose either to restrict deposits, or end this contract and pay you the [account balance] [full withdrawal value as if you had asked for a full cash withdrawal].

2.6    May I assign or transfer this contract, or use it as collateral for a
       ------------------------------------------------------------------------
       loan?
       -----

       No. This contract and amounts paid under it are not transferable and may not be assigned, sold, discounted or pledged as collateral for a loan. To the extent permitted

Form G.3002 (PPA/Unalloc)              3
       by law, no amount payable under this contract is subject to legal process or attachment for payment of any claim against any payee. This provision will not prevent assignment of this contract to the sponsor or a trustee of the Plan, or those of another plan if the Plan is consolidated or merged with such other plan.

2.7    Are administrative fees deducted from this contract?
       ----------------------------------------------------

       The annual administrative fee, if any, for the first contract year is shown on the cover page. We may charge or increase an administrative fee for any contract year by telling you before that year starts.

2.8    Why do you call this contract "group unallocated"?
       --------------------------------------------------

       Deposits and interest earned on those deposits are credited to the contract as a whole, rather than to individual participants. We do not keep individual participant records (except for participants for whom we provide income payments) under this contract, which is a funding vehicle not a plan document.

                              SECTION 3--DEPOSITS
                              -------------------

3.1    How much money can be deposited under this contract and how are deposits
       ------------------------------------------------------------------------
       allocated?
       ----------

       We will accept each amount you deposit up to [$5,000,000 per contract year.] [The minimum cumulative deposit that we will accept is $15,000 during the first contract year and $5,000 per contract year thereafter.] We will not accept any deposits after you have requested a full withdrawal (unless you cancel it) or any deposit less than [$2,000.] We may either return amounts which violate these limits or agree to take them. We may change them by telling you at least 90 days in advance. All deposits should be sent to our designated office.

       You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days (or longer if we agree) after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

[3.2   Can my contract be canceled if deposits are not made?
       -----------------------------------------------------

       If a deposit has not been made for 12 consecutive months and the account balance is less than $15,000, or, [if no deposit has been made for [24] months], we may, if permitted by law, cancel this contract by paying you the [account balance] [full cash withdrawal value in a single sum].]

Form G.3002 (PPA/Unalloc)              4

                       SECTION 4--CREDITING OF INTEREST
                       --------------------------------

4.1    What is the Fixed Interest Account and how is interest credited to it?
       ----------------------------------------------------------------------

       The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any
       investment results.   The interest rates are set in advance and are
       "locked-in" without regard to changing economic conditions.

       We credit interest on each deposit from the date we receive it until the date you withdraw it or use it to have income payments made to any person entitled to Plan benefits.

       Interest rates for amounts allocated to the Fixed Interest Account will be set by us [from time to time] [as of each January 1, April 1, July 1 and October 1]. The declared rate in effect when an amount is added to the Fixed Interest Account balance will be credited on that amount from the date it is added until the last day of the [contract year in which it is added] [calendar year following the year in which it is added] [month in which the anniversary of that deposit occurs].

       Thereafter, we will set interest rates for these deposits (and earnings on them) on or before the first day of each [contract] [calendar] [deposit] year to be credited through the last day of such year.

       We may credit a different interest rate on transfers from other funds or funding options than we do on other deposits. None of our interest rates will ever be less than 3%.

       The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

                          SECTION 5--SEPARATE ACCOUNT
                          ---------------------------

5.1    What investment divisions of the Separate Account are available?
       ----------------------------------------------------------------

       For this contract, the divisions available as of the issue date include [the Metropolitan Growth, Income, Money Market, Diversified, Aggressive Growth, International Stock and Stock Index Divisions; the Fidelity Growth, Overseas, Equity-Income, Investment Grade Bond, Money Market and Asset Manager Divisions; and the Calvert Socially Responsible and Ariel Divisions.].

Form G.3002 (PPA/Unalloc)              5

5.2    What is the Separate Account and how does it operate?
       -----------------------------------------------------

       It is Metropolitan Life Separate Account [F] [E], an investment account we maintain separate from our other assets.

       We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from other contracts of ours.

       The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options are also bought by other separate accounts of ours, our affiliates and other insurance companies.

       We keep track of each investment division of the Separate Account separately, using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

       Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Funding Options portfolio or series at the end of the valuation period, add any Funding Options dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio or series at the start of the valuation period. Then we subtract a charge not to exceed [.000025905] per day (an effective annual rate of [.95%]) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

       A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or if the Securities and Exchange Commission permits such deferral for contracts similar to this one. We

Form G.3002 (PPA/Unalloc)              6
       may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

       Amounts added to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office or they are transferred from the Fixed Interest Account. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

       We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

       Examples of the changes to the Separate Account that we may make include:

       o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

       o To substitute, for the Funding Options shares held in any investment division, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of any other investment permitted by law.

       If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

                             SECTION 6--TRANSFERS
                             --------------------

6.1    Can money be transferred within this contract?
       ----------------------------------------------

       Yes. Transfers can be made between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. [However, only one transfer per contract year can be made from the Fixed Interest Account to the Separate Account and only up to 20% of the Fixed Interest Account balance may be transferred.]

       If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the contract. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the

Form G.3002 (PPA/Unalloc)              7

       Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is) . Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the current interest rate for new deposits.

                            SECTION 7--WITHDRAWALS
                            ----------------------

7.1    Can I make withdrawals?
       -----------------------

       Yes. The minimum withdrawal is [$500]. Any withdrawal will completely discharge our liability for the amount withdrawn. Any withdrawal request must be signed by you and sent to our designated office and must clearly state the account (and investment division, if any) from which the withdrawal is to be made.

7.2    Is there a charge for making a withdrawal?
       ------------------------------------------

       Yes, with various exceptions explained below. To determine the withdrawal charge, we treat the contract as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from.

       If you make a partial withdrawal from an investment division or the Fixed Interest Account, we will first withdraw any amounts from deposits that can be withdrawn with no withdrawal charge, then withdraw other deposits and, finally, we will withdraw earnings, in each case, on a "first-in, first-out" (FIFO) basis. Once we have determined the amount of the withdrawal charge (as explained below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual money to pay the withdrawal charge may come from earnings. The withdrawal charge for any deposit is based on the length of time it was in the contract as shown in the following table:

       -----------------------------------------------

                During Deposit Year
            1   2   3   4   5   6   7   8 &
                                        beyond
            7%  6%  5%  4%  3%  2%  1%  0%
       -----------------------------------------------

       For partial withdrawals, we pay you what you ask for and apply the withdrawal charge by reducing the account balance by a larger amount, as follows: the amount to which no

Form G.3002 (PPA/Unalloc)              8
       withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage is 7% we divide by 93%). If your account balance is not sufficient to allow us to make a partial withdrawal and deduct the withdrawal charge, we will treat your request as a request for a full withdrawal.

       For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.

7.3    When is there is no charge for making a withdrawal?
       ---------------------------------------------------

       A full withdrawal may be made without an early withdrawal charge if you tell us of your intention to make a full withdrawal and your account balance is paid annually over four years ("systematic withdrawal") as follows:

       (i) 20% of the account balance upon receipt of the request (however, if you already made a partial withdrawal in the same contract year, we will reduce this first installment by the amount of the partial withdrawal);

       (ii)   25% one year later;

       (iii)  33 1/3% two years later;

       (iv)   50% three years later; and

       (v)    the remainder four years later.

       [You may cancel the remaining withdrawal at any time, but if you do so, any new full withdrawal would be paid over a new four year period.]

       Full withdrawals over fewer than four years or for amounts in excess of the percentages shown above may be made, but the excess amount is subject to the withdrawal charges described above.

       Withdrawal charges will not apply to any withdrawal:

       (a) to make a payment to a participant that is necessary to avoid Federal income tax penalties or to satisfy Federal income tax rules or Department of Labor regulations;

       (b) made in order for us to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated;

       (c) resulting from Plan termination, provided the withdrawal is rolled over into another contract or certificate issued by us or approved in advance by us;

       (d) to make direct transfers to any funding option permitted by the Plan and pre-approved by us; or

       [(e) to provide our share of loans (if the Plan permits participants to borrow) to Plan participants

       (f)   of (i) deposits to which withdrawal charges no longer apply, and
             (ii) any extra amounts needed to make this exemption equal [20%] of your account balance in any contract year. For example, if your account balance


Form G.3002 (PPA/Unalloc)              9
             is $20,000, the maximum amount that may be withdrawn under this provision (assuming no prior withdrawals during that contract year) is $4,000 (i.e., 20% of $20,000). If the maximum amount is withdrawn, no further withdrawals are permitted under this provision during that contract year. If less than the maximum amount is withdrawn (say $2,000 or 10% of the account balance), then subsequent withdrawals without a withdrawal charge during the contract year will be permitted. If at the time of the next withdrawal within the same contract year the account balance is $19,000, then the maximum additional amount that may be withdrawn under this provision is $1,900 (i.e., 10% of $19,000). Thus, in this example, there would have been two withdrawals of 10% each for a total of 20% during the contract year.] OR

             [of: (i) those amounts, if any, that can be withdrawn without a withdrawal charge, and (ii) any extra amounts needed for any purpose including paying our share of loans (if Plan permits participants to borrow) to Plan participants to make the exemption equal [20%] of your account balance in any contract year. For example, if your account balance is $20,000, the maximum amount that may be withdrawn under this provision (assuming no prior withdrawals during that contract year) is $4,000 (i.e., 20% of $20,000). If the maximum amount is withdrawn, no further withdrawals are permitted under this provision during that contract year. If less than the maximum amount is withdrawn (say $2,000 or 10% of the account balance), then subsequent withdrawals without a withdrawal charge during the contract year will be permitted. If at the time of the next withdrawal within the same contract year the account balance is $19,000, then the maximum additional amount that may be withdrawn under this provision is $1,900 (i.e., 10% of $19,000). Thus, in this example, there would have been two withdrawals of 10% each for a total of 20% during the contract year.]

       [(g)  At any other time, if we agree in writing that none will apply.]

       In addition, no withdrawal charge will apply to any withdrawal made to pay our share of Plan benefits (see Section 7.4) because of the:

       (h)   death of a participant;

       (i) disability of a participant, but only if he or she is totally disabled as defined in the Plan or, if not defined in the Plan, as defined under the Federal Social Security laws;

       [(j) termination of employment of a participant who is not a Restricted participant;

       (k) retirement, pursuant to the Plan's written provisions, of a participant who is not a Restricted participant;

       (1) termination of employment or retirement pursuant to the Plan's written provisions of a Restricted

Form G.3002 (PPA/Unalloc)              10
             participant who has participated under this contract for at least [7] years or fewer, if we agree in writing;] and

       [(m) unforseen hardship encountered by a participant (as verified in writing in a form acceptable to us).]

       Except for systematic withdrawals and withdrawals pursuant to the exemptions above, any other withdrawal is subject to the withdrawal charges described above in item 7.2.]

       Proof of these facts, as well as proof of the share of the account balance attributable to the participant, and proof of our share of plan money satisfactory to us must be given to us if we ask for it.

       [In no event, however, will exemptions [(e), (f), (j), (k), or (1)] apply after the first contract year, unless we have received at least $15,000 in deposits from you during that year or unless we agree otherwise in writing.]

       To the extent required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this, except in an extreme emergency. We would, of course, credit interest during any delay.

7.4    What is our share of Plan Benefits and Loans?
       ---------------------------------------------

       If all of the Plan's money is under this contract, it is 100%.
       Otherwise, it is the percentage of the Plan's money that is under this contract. If the Plan has more than one fund into which contributions can be allocated, each fund will be treated as a separate plan for this purpose. Thus, if we have 80% of the Plan's "Fixed Income Fund" but none of its "Employer Stock Fund", our share is 80% of withdrawals from the Fixed Income Fund and 0% of withdrawals from the Employer Stock Fund.

7.5    Examples of Withdrawals
       -----------------------

       Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account with the following account balance and applicable withdrawal charges:

       Deposit            1     2      3      4
       Charge             1%    3%     5%     7%
       Total Account Balance              $10,930

       If you request a withdrawal (subject to a withdrawal charge) of $3,500, we would take the amount of the requested withdrawal from the oldest deposits first (deposits 1 and 2). We would pay you $3,500 and reduce your account balance by $3,566.59. $3,566.59 is calculated by taking the first $2,000 deposit (the fact that only half of it went to the Growth Division does not matter--we are treating the contract as if it were a single account) and dividing it by

Form G.3002 (PPA/Unalloc)              11

       .99 (i.e., 100%-1%) plus $1,500 from the second deposit divided by .97 (i.e., 100%-3%). Your new account balance is $7,363.41, the first deposit has been paid out and the second deposit has been reduced to $433.41.

       If you then request a full withdrawal, the withdrawal charge would be $253 [i.e., ($433.41 x .03)+($ 2,000 x .05)+($2,000 x .07)]; and we pay
       you $7,110.41 (i.e., $7,363.41-$253).

                          SECTION 8--INCOME PAYMENTS
                          --------------------------

8.1    Will MetLife guarantee persons entitled to Plan benefits with income
       --------------------------------------------------------------------
       payments for as long as they live?
       ----------------------------------

       Yes. We will make income payments guaranteed for life to persons entitled to Plan benefits on a monthly, quarterly, semiannual or annual basis if requested. These payments may also be guaranteed for at least five years, but not beyond the payee's life expectancy or the joint life expectancy if there is more than one payee.

       Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least $50.

       Persons entitled to Plan benefits may begin receiving income payments at any date you choose which occurs after the issue date provided you give us at least [30] days advance notice. However, payments must commence no later than the April 1st of the calendar year in which the participant attains age 70 1/2, or at a later date if permitted by law. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, neither you nor the payee will be able to change the choice of income plan.

       Notwithstanding any provisions in this contract to the contrary, any distribution on account of a participant will be in accordance with any applicable federal rules and regulations, including the Retirement Equity Act of 1984. The requirements of Code Section 401(a) (9) and the Regulations thereunder, including the incidental death benefit requirements of Regulation Section 1.401(a) (9)-2 will apply.

8.2    When must income payments begin if they are being purchased because of
       ---------------------------------------------------------------------
       the death of a participant?
       ---------------------------

       The income plan must begin by December 31st of the calendar year immediately following the calendar year of the participant's death; however, if the income plan is being purchased for the participant's spouse it may begin by December 31st of the calendar year in which the participant would have attained age 70 1/2.


Form G.3002 (PPA/Unalloc)              12

8.3    Will a certificate be provided for persons who receive income payments?
       -----------------------------------------------------------------------

       Yes. MetLife will issue [to the contractholder], for delivery to each person for whom an income plan has been purchased under this contract, an individual certificate outlining the benefits payable under the income plan.

8.4    What happens if the payee dies after income payments start?
       -----------------------------------------------------------

       After we receive proof of death and a properly completed claim form, income payments will continue to the payee's beneficiary for the balance of the guaranteed period, if any, depending on the income plan selected. If the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we used to set those payments, in a lump-sum to such person.

       After income payments start, we may require proof that the payee is alive on the due date of each income payment.

8.5    How are the minimum income plan rates that are shown on pages [15 and 16]
       -------------------------------------------------------------------------
       calculated?
       -----------

       The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted). Such values are at least those required by the law of the state where the contract was delivered. Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an equal amount at the time income payments start.

8.6    What information must I furnish to MetLife for MetLife to provide income
       ------------------------------------------------------------------------
       payments?
       ---------

       In addition to the type of income plan being chosen, you must provide the social security number, date of birth, sex (if relevant), marital status and address of the annuitant, beneficiary, and any survivor annuitant.
       We have the right to require proof of dates of birth in a form that is satisfactory to us.

8.7    If I have a defined benefit  plan, are income plans purchased for
       -----------------------------------------------------------------
       participants handled differently?
       ---------------------------------

       Any income plan purchased under a defined benefit plan (see Section 10) may be terminated, suspended, or reduced because of: (i) Plan provisions;
       (ii) provisions of the Code; or (iii) requirements of the Pension Benefit Guaranty Corporation, as they exist now or are later amended. No income plan will be terminated, suspended, or reduced because of Plan provisions, unless you certify to us that

Form G.3002 (PPA/Unalloc)              13
       such provisions were in effect at the time the income payments started. If the income plan is terminated, suspended, or reduced, we will determine the refund to be paid to whomever you designate.

Form G.3002 (PPA/Unalloc)              14

                                  SECTION 9--
                                  -----------
               INCOME PLAN RATES FOR DEFINED CONTRIBUTION PLANS
               ------------------------------------------------


Annuitant's         Monthly Income Payments Per $1,000 of Consideration
                    ---------------------------------------------------
Exact Age on         LIFE INCOME TERM CERTAIN AND LIFE INCOME
Date of Purchase                          If Term Certain Period is:
of Income Plan                      10 Years    15 Years   20 Years
   55                  $3.85         $3.83       $3.80      $3.75
   56                  $3.91         $3.89       $3.85      $3.80
   57                  $3.98         $3.95       $3.91      $3.85
   58                  $4.05         $4.01       $3.97      $3.91
   59                  $4.12         $4.08       $4.03      $3.96
   60                  $4.19         $4.15       $4.10      $4.02
   61                  $4.27         $4.23       $4.17      $4.08
   62                  $4.36         $4.31       $4.24      $4.14
   63                  $4.45         $4.39       $4.31      $4.20
   64                  $4.54         $4.48       $4.39      $4.26
   65                  $4.64         $4.57       $4.47      $4.33
   66                  $4.75         $4.67       $4.55      $4.39
   67                  $4.86         $4.77       $4.64      $4.46
   68                  $4.99         $4.88       $4.73      $4.52
   69                  $5.11         $4.99       $4.82      $4.59
   70                  $5.25         $5.11       $4.92      $4.65


JOINT AND SURVIVOR LIFE INCOME PLAN
                    Monthly Income Payment to Primary Annuitant
Annuitants'         per $1,000 of Consideration if Percentage
Exact Ages on       of Monthly Income Payment Payable to the
Date of Purchase    Survivor Annuitant is:
of Income Plan*           50%       66 2/3%       75%       100%
   55 and 60           $3.68         $3.63       $3.60      $3.52
   60 and 55           $3.83         $3.72       $3.67      $3.52
   60 and 60           $3.91         $3.82       $3.78      $3.66
   60 and 65           $3.97         $3.91       $3.87      $3.78
   65 and 60           $4.16         $4.03       $3.96      $3.78
   65 and 65           $4.26         $4.15       $4.10      $3.94
   70 and 65           $4.61         $4.43       $4.35      $4.11
   70 and 70           $4.76         $4.61       $4.54      $4.35

 * In each pair of ages, first age is the primary annuitant's age and the second age is the survivor annuitant's age.

Form G.3002 (PPA/Unalloc)              15

            SECTION 10--INCOME PLAN RATES FOR DEFINED BENEFIT PLANS
            -------------------------------------------------------

Annuitant's        Monthly Income Payments Per $1,000 of Consideration
                   ---------------------------------------------------
Exact Age on        LIFE INCOME TERM CERTAIN AND LIFE INCOME
Date of Purchase                                If Term Certain Period is:
of Income Plan                       10 Years       15 Years       20 Years
                   Male   Female   Male   Female   Male   Female  Male   Female
   55              $4.02  $3.69    $3.98  $3.68    $3.94  $3.66   $3.87   $3.63
   56              $4.09  $3.75    $4.05  $3.73    $4.00  $3.71   $3.93   $3.68
   57              $4.16  $3.81    $4.12  $3.79    $4.06  $3.76   $3.98   $3.73
   58              $4.24  $3.87    $4.19  $3.85    $4.13  $3.82   $4.04   $3.78
   59              $4.32  $3.93    $4.26  $3.91    $4.19  $3.88   $4.10   $3.83
   60              $4.40  $4.00    $4.34  $3.97    $4.26  $3.94   $4.15   $3.89
   61              $4.49  $4.07    $4.42  $4.04    $4.34  $4.00   $4.21   $3.94
   62              $4.58  $4.14    $4.51  $4.11    $4.41  $4.07   $4.28   $4.00
   63              $4.68  $4.22    $4.60  $4.19    $4.49  $4.14   $4.34   $4.06
   64              $4.79  $4.31    $4.70  $4.27    $4.57  $4.21   $4.40   $4.12
   65              $4.90  $4.40    $4.80  $4.35    $4.66  $4.29           $4.19
   66              $5.02  $4.49    $4.90  $4.44    $4.75  $4.37           $4.26
   67              $5.15  $4.60    $5.02  $4.54    $4.84  $4.45           $4.32
   68              $5.29  $4.71    $5.13  $4.64    $4.93  $4.54
   69              $5.44  $4.82    $5.26  $4.74    $5.03  $4.63
   70              $5.59  $4.94    $5.39  $4.85    $5.12  $4.72

JOINT AND SURVIVOR LIFE INCOME PLAN

                       Monthly Income Payment to Primary Annuitant
Annuitants'            per $1,000 of Consideration if Percentage
Exact Ages on          of Monthly Income Payment Payable to the
Date of Purchase       Survivor Annuitant is:
of Income Plan*            50%      66 2/3%         75%        100%
 55 M and 60 F          $3.76        $3.67         $3.62       $3.49
 60 M and 55 F          $3.92        $3.76         $3.68       $3.44
 60 M and 60 F          $4.00        $3.87         $3.80       $3.60
 60 M and 65 F          $4.07        $3.96         $3.91       $3.74
 65 M and 60 F          $4.29        $4.09         $3.99       $3.68
 65 M and 65 F          $4.38        $4.21         $4.12       $3.86
 70 M and 65 F          $4.79        $4.52         $4.38       $3.98
 70 M and 70 F          $4.92        $4.69         $4.58       $4.24

* In each pair of ages, the first age is the primary annuitant's age and the second age is the survivor annuitant's age.

Form G.3002 (PPA/Unalloc)              16

                                                                EXHIBIT 4(a)(ii)




Filed with Post-Effective Amendment No. 17 to this Registration Statement on Form N-4 on March 1, 1995.

                         (LOGO OF METLIFE APPEARS HERE)

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)

in consideration of the deposits it receives under this contract, will pay the benefits of this contract according to its provisions. The owner and MetLife execute this contract in duplicate to take effect as of the issue date.

GROUP ANNUITY CONTRACT NUMBER                     [S123456789]

ISSUE DATE                                        [MARCH 15, 1990]

DATE FIRST CONTRACT YEAR ENDS                     [October 31, 1990]

OWNER                                             [XYZ CORPORATION]

PLAN                                              [ACTUAL PLAN NAME]

ADMINISTRATIVE FEE                                [NONE]

ALL VALUES PROVIDED BY THIS CONTRACT WHICH ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO AMOUNT. AVAILABLE SEPARATE ACCOUNT INVESTMENT DIVISIONS AS OF THE CONTRACT DATE ARE SHOWN IN SECTION 5 OF THIS CONTRACT.

[Restricted participants are:  _____________________________________________

_____________________________  _____________________________________________]

By: [XYZ Corporation]          Metropolitan Life Insurance Company
    -----------------

                               /s/ Joseph A. Reali
                               Joseph A. Reali, Vice-President and Secretary


__________________________     /s/ Ted Athanassaides
Signature                      Ted Athanassiades, President and Chief Operating
__________________________     Officer
Title
__________________________     _______________________________
Witness                        Registrar
__________________________     _______________________________
Date                           Date
__________________________     _______________________________
City and State                 City and State



                      PLEASE READ THIS CONTRACT CAREFULLY
                        See Table of Contents on Page 1
      Group Multifunded Annuity Contract -- Unallocated Nonparticipating

                                   Cover Page

Form G.3002

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
SECTION 1--WHAT DO THE BASIC TERMS USED IN THIS CONTRACT MEAN?.................2
--------------------------------------------------------------

SECTION 2--GENERAL PROVISIONS..................................................3
-----------------------------
2.1  Does my contract contain all the provisions affecting me?.................3
2.2  Will dividends be payable under my contract?..............................3
2.3  How can I obtain information about my contract and its value?.............3
2.4  Must I tell MetLife if the Plan no longer qualifies under Section 401 of the Code?.................................................................4
2.5  Must I tell MetLife if there are changes in the Plan's provisions or in the [sponsorship of the Plan]?............................................4
2.6  May I assign or transfer this contract, or use it as collateral for a loan?.....................................................................4
2.7  Are administrative fees deducted from this contract?......................4
2.8  Why do you call this contract "group unallocated"?........................5

SECTION 3--DEPOSITS............................................................5
-------------------
3.1  How much money can be deposited and how are deposits allocated under this contract?............................................................5
3.2  Can my contract be canceled if deposits are not made?.....................5

SECTION 4--CREDITING OF INTEREST...............................................5
--------------------------------
4.1  What is the Fixed Interest Account and how is interest credited to it?....5

SECTION 5--SEPARATE ACCOUNT....................................................6
---------------------------
5.1  What investment divisions of the Separate Account are
     available?................................................................6
5.2  What is the Separate Account and how does it operate?.....................7

SECTION 6--TRANSFERS...........................................................8
--------------------
6.1  Can money be transferred within this contract?............................8

SECTION 7--WITHDRAWALS.........................................................9
----------------------
7.1  Can I make withdrawals?...................................................9
7.2  Is there a charge for making a withdrawal?................................9
7.3  When is there no charge for making a withdrawal?.........................10
7.4  What is our share of Plan Benefits and Loans?............................12
7.5  Examples of Withdrawals..................................................13

SECTION 8--INCOME PAYMENTS....................................................13
--------------------------
8.1  Will MetLife guarantee persons entitled to Plan benefits with income payments for as long as they live?.......................................13
[8.2  When must income payments begin, if they are being purchased because of the death of a participant?..........................................14]
8.3  Will a certificate be provided for persons who receive income payments? ...............................................................14
8.4  What happens if the annuitant dies after income payments start?..........14
8.5  How are the minimum income plan rates that are shown on pages
     [16 and 17] calculated?..................................................14
8.6  What information must I furnish to MetLife for MetLife to provide income payments?.........................................................15
[8.7 If I have a defined benefit plan, are income plans purchased for participants handled differently?...................................15]

SECTION 9--INCOME PLAN RATES FOR DEFINED CONTRIBUTION PLANS...................16
-----------------------------------------------------------

[SECTION 10--INCOME PLAN RATES FOR DEFINED BENEFIT PLANS.....................17]
--------------------------------------------------------

Form G.3002                            1

                                  SECTION 1--
                                  -----------
              WHAT DO THE BASIC TERMS USED IN THIS CONTRACT MEAN?
              ---------------------------------------------------

1.1 "Account Balance" is the entire amount we hold under this contract for you.

1.2 "Annuitant" is the person upon whose life an annuity has been purchased by you under this contract.

1.3 "Code" is the Internal Revenue Code of 1986, as amended from time to time.

[1.4 "Contract Year" for the first year is measured from the issue date and will continue until the date specified on the cover page. Each new contract year begins on the next day and continues for 12 months. For example, if the issue date is May 15, 1995 and the first contract year ends March 31, 1996, the second contract year begins April 1, 1996. The contract anniversary will be May 15th.]

1.5 "Deposit" is money received by us under your contract whether sent by you or under a transfer or exchange. A deposit in the Fixed Interest Account includes for interest crediting, any transfers from the Separate Account.

[1.6 "Deposit Year" for any deposit, for the first year, is measured from the date we receive it in our designated office - and continues until the last day of the month in which the anniversary of such receipt occurs. Each new deposit year begins on the first day of the next month (this works much like contract years, except that deposit years are determined separately for each deposit).]

1.7 "Designated Office" is the administrative unit servicing your contract. It is currently [the Pension and Savings Center, Metropolitan Life Insurance Company, One Madison Avenue, New York, N.Y. 10010]. If we choose another area to service your contract, we will inform you of the address.

1.8 "Funding Options" refer to [the Metropolitan Series Fund, Inc., the Calvert Socially Responsible Series, the Calvert Ariel Appreciation Portfolio II, and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II. All are either mutual funds or series of mutual funds used only for insurance and annuity contracts such as this one. The Metropolitan Series Fund and Fidelity's Variable Insurance Products Fund and Variable Insurance Products Fund II are divided into portfolios each of which has its own investment objectives].

1.9 "Investment Divisions" are part of the Separate Account. Each division invests in a corresponding portfolio or series of the Funding Options, rather than investing directly in stocks, bonds or other investments. Thus, the investment experience of each division will generally be the same as that of the corresponding portfolio or series, reduced by

Form G.3002                            2
       charges under this contract for services and benefits we provide. Section
       5.1 shows the available divisions. We will tell you about any changes.

1.10   "Participant" is any person who participates in the Plan.

[1.11 "Restricted Participant" is one who is named as such on the cover page or by endorsement to this contract. Such participants are either (i) highly compensated employees, as defined under Section 414(q) of the Internal Revenue Code, or (ii) participants whose share of plan contributions or account balances are reasonably expected to be disproportionately higher than the average participant contributions or account balances under this contract. We will determine this at the time of contract issuance in accordance with our uniform underwriting standards at the time.]

[1.12 "Qualified Plan" is a plan which meets the requirements of Section 401 of the code, was established by the employer for the exclusive benefit of its employees or their beneficiaries, and makes it impossible, before the satisfaction of all liabilities with respect to such employees and their beneficiaries, for any part of the plan assets, including income, to be diverted to purposes other than for their exclusive benefit.]

[1.13] "We", "Us", "Our" and "MetLife" refer to Metropolitan Life Insurance
       Company.

[1.14] "You", "Your", "Me", "My" or "I" refer to the owner, who may exercise all rights under this contract.

                         SECTION 2--GENERAL PROVISIONS
                         -----------------------------

2.1    Does my contract contain all the provisions affecting me?
       ---------------------------------------------------------

       Yes. We will never contest the validity of this contract. Changes in it may only be made in writing by our President, Secretary or Vice-President. No provision may be waived or changed for us by any of our other employees, representatives or agents.

2.2    Will dividends be payable under my contract?
       --------------------------------------------

       No. Your contract is nonparticipating and does not share in any distribution of our surplus. All of our additions to your account balance will be made as earnings.

2.3    How can I obtain information about my contract and its value?
       -------------------------------------------------------------

       [At least twice each contract year before income payments start, we will send you a statement with details on deposits, values, withdrawals, and other information about your contract.

Form G.3002                            3

       Anytime you have to tell us something (e.g., to request additional information or to make withdrawals), you must send written notice to our designated office unless we have set up some other procedure, such as notice by telephone.]

2.4    Must I tell MetLife if the Plan no longer qualifies under Section 401 of
       ------------------------------------------------------------------------
       the Code?
       ---------

       Yes. You have told us that the Plan qualifies under Section 401 of the Code. You will tell us if it ceases to be qualified. If this occurs, we may end this contract and pay you the [account balance] [full withdrawal value as if you had asked for a full cash withdrawal.]

2.5    Must I tell MetLife if there are changes in the Plan's provisions[, or in
       -------------------------------------------------------------------------
       the sponsorship of the Plan]?
       -----------------------------

       Yes. We have issued this contract based on the Plan's provisions [, and the sponsorship of the Plan] as of the Issue Date. If the Plan's provisions, administration [or sponsorship] change after the issue date, you must tell us.

       If it is determined that MetLife's financial experience and obligations under this contract would be adversely affected as a result of such changes, MetLife may [choose either to restrict or prohibit future deposits] [fulfill its obligations under the terms of this contract based on the Plan's provisions and administrative practices in effect as of the Issue Date] [charge the owner and, to the extent not paid by the owner, withdraw on a pro-rata basis from the account balance the amount necessary to compensate us for the loss or losses that we in our sole discretion determine we incurred as a result of such changes], or end this contract and pay you the [account balance] [full withdrawal value as if you had asked for a full cash withdrawal] .

2.6    May I assign or transfer this contract,  or use it as collateral for a
       ----------------------------------------------------------------------
       loan?
       -----

       No. This contract and amounts paid under it are not transferable and may not be assigned, sold, discounted or pledged as collateral for a loan. To the extent permitted by law, no amount payable under this contract is subject to legal process or attachment for payment of any claim against any payee. This provision will not prevent assignment of this contract to the sponsor or a trustee of the Plan, or those of another plan if the Plan is consolidated or merged with such other plan.

[2.7   Are administrative fees deducted from this contract?
       ----------------------------------------------------

       The annual administrative fee, if any, for the first contract year is shown on the cover page. If none is shown and if an administrative fee will be charged for a future contract year , we will tell you in writing at least [30] days in advance.]

Form G.3002                            4

2.8    Why do you call this contract "group unallocated"?
       --------------------------------------------------

       Deposits and interest earned on those deposits are credited to the contract as a whole, rather than to individual participants. We do not keep individual participant records (except for participants for whom we provide income payments) under this contract, which is a funding vehicle not a plan document.

                              SECTION 3--DEPOSITS
                              -------------------

3.1    How much money can be deposited and how are deposits allocated under this
       -------------------------------------------------------------------------
       contract?
       ---------

       We will accept each amount you deposit up to [$5,000,000 per contract year.] [The minimum cumulative deposit that we will accept is $15,000 during the first contract year and $5,000 per contract year thereafter.] We will not accept any deposits after you have requested a full withdrawal (unless you cancel it) or any deposit less than [$2,000.]

       We may either return amounts which violate these limits or agree to take them. We may change them by telling you at least 90 days in advance.
       All deposits should be sent to our designated office.

       You choose how deposits are allocated among the Fixed Interest Account and the investment divisions of the Separate Account. You may change your allocation for new deposits by telling us. The change will be made upon receipt, unless you specify a later date, which may be up to 30 days (or longer if we agree) after we receive the request. Allocations must be in whole number percentages (e.g., 33 1/3% cannot be chosen).

[3.2   Can my contract be canceled if deposits are not made?
       -----------------------------------------------------

       If a deposit has not been made for [12] consecutive months and the account balance is less than [$15,000], or, [if no deposit has been made for [24] months,] we may, if permitted by law, cancel this contract by paying you the [account balance] [full cash withdrawal value in a single sum.]]

                        SECTION 4--CREDITING OF INTEREST
                        --------------------------------

4.1    What is the Fixed Interest Account and how is interest credited to it?
       ----------------------------------------------------------------------

       The Fixed Interest Account guarantees both your principal and your interest (subject to any charges that may apply) without regard to any investment results. The interest rates are set in advance and are locked-in" without regard to changing economic conditions.

Form G.3002                            5

       Interest on each deposit allocated to the Fixed Interest Account will be credited from the date the deposit is received at our designated office or transferred to the Fixed Interest Account. Interest will be credited on amounts in the Fixed Interest Account balance until the earliest of:

       (a) the dates the amounts are withdrawn or transferred to the Separate Account, or

       (b) the dates you ask us to use the amounts to start making income payments to any person entitled to Plan benefits, or

       (c) the dates benefits are paid on account of the participants' death.

       Interest rates for amounts allocated to the Fixed Interest Account will be set by us [from time to time] [as of each January 1, April 1, July 1 and October 1.] The declared rate in effect when an amount is added to the Fixed Interest Account balance will be credited on that amount from the date it is added until the last day of the [contract year in which it is added] [calendar year following the year in which it is added] [month in which the anniversary of that deposit occurs].

       Thereafter, we will set interest rates for these deposits (and earnings on them) on or before the first day of each [contract] [calendar] [deposit] year to be credited through the last day of such year.

       We may credit a different interest rate on transfers from other investment vehicles than we do on other deposits and transfers from the Separate Account. The rates for new deposits and transfers from the Separate Account may be different than the rates credited on amounts already in the Fixed Interest Account. The rates may also vary depending on the amount of your account balance. None of our interest rates will ever be less than 3%.

       The interest rates we declare are "annual effective yields". The actual rates we use on a day-to-day basis are slightly lower, but, if the deposit is left in your contract for a full year, it will grow by the full amount of the interest rate we declared, because we compound interest daily.

                          SECTION 5--SEPARATE ACCOUNT
                          ---------------------------

5.1    What investment divisions of the Separate Account are available?
       ----------------------------------------------------------------

       For this contract, the divisions available as of the issue date include [the Metropolitan Growth, Income, Money Market, Diversified, Aggressive Growth, International Stock and Stock Index Divisions; the Fidelity Growth, Overseas, Equity-Income, Investment Grade Bond, Money Market and Asset Manager Divisions; and the Calvert Socially Responsible and Ariel Divisions.]. If the divisions that are available

Form G.3002                            6
       change, we will notify you in writing at least 30 days before the change goes into effect.

5.2    What is the Separate Account and how does it operate?
       -----------------------------------------------------

       It is Metropolitan Life Separate Account [F] [E], an investment account we maintain separate from our other assets.

       We own the assets in the Separate Account. The Separate Account will not be charged with liabilities that arise from any other business that we conduct. We will add amounts to the Separate Account from this contract and from other contracts of ours.

       The Separate Account is divided into investment divisions, each of which buys shares in a corresponding portfolio or series of the Funding Options. Thus, the Separate Account does not invest directly in stocks, bonds, etc., but leaves such investments to the Funding Options to make. The Funding Options are also bought by other separate accounts of ours, our affiliates and other insurance companies.

       We keep track of each investment division of the Separate Account separately, using accumulation units. When you put money into an investment division, we give you accumulation units. When you take money out of the investment division, we reduce the number of your accumulation units. In either case, the number of accumulation units you gain or lose is determined by taking the dollar amount of the deposit, transfer or withdrawal and dividing it by the value of an accumulation unit at the time of the transaction. Thus, if you transfer in $5,000, and the value of an accumulation unit is $100, you will get 50 accumulation units.

       Initially, we set the value of each accumulation unit. At the end of each valuation period, we then revise it by taking the net asset value of a share in the applicable Funding Options portfolio or series at the end of the valuation period, add any Funding Options dividend or capital gain distribution during the valuation period, subtract any per share charge for taxes and reserves for taxes, and divide this total by the net asset value of a share of the same portfolio or series at the start of the valuation period. Then we subtract a charge not to exceed [.000025905] per day (an effective annual rate of [.95%]) for administrative expenses and mortality and expense risks we assume under the contract. This calculation results in a factor that we multiply the previous accumulation unit value by in order to determine the new accumulation unit value.

       A valuation period is the period between one calculation of an accumulation unit value and the next calculation. Normally, we calculate accumulation units once each day the New York Stock Exchange is open for trading, but we can

Form G.3002                            7
       delay this determination if an emergency exists, making valuation of assets in the Separate Account not reasonably practicable, or if the Securities and Exchange Commission permits such deferral for contracts similar to this one. We may change when we calculate the accumulation unit value by giving you 30 days notice, to the extent permitted by law.

       Amounts added to the Separate Account will be credited as of the end of the valuation period during which we receive them at our designated office or they are transferred from the Fixed Interest Account. Additions to or withdrawals from an investment division may only be made as of the end of a valuation period.

       We may make certain changes to the Separate Account if we think they would best serve the interests of participants in or owners of similar contracts or would be appropriate in carrying out the purposes of such contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority.

       Examples of the changes to the Separate Account that we may make include:

       o To transfer any assets in an investment division to another investment division, or to one or more other separate accounts, or to our general account; or to add, combine, or remove investment divisions in the Separate Account.

       o To substitute, for the Funding Options shares held in any investment division, the shares of another class of the Metropolitan Series Fund, Inc. or the shares of any other investment permitted by law.

       If any changes result in material change in the underlying investments of an investment division to which an amount is allocated under the contract, we will notify you of the change. You may then make a new choice of investment divisions.

                              SECTION 6--TRANSFERS
                              --------------------

6.1    Can money be transferred within this contract?
       ----------------------------------------------

       Yes. An unlimited number of transfers can be made [(with one exception below)] between investment divisions of the Separate Account, from an investment division to the Fixed Interest Account, or from the Fixed Interest Account to an investment division. [Transfers from the Fixed Interest Account may be subject to a withdrawal charge described in Section [7.2].] [However, only one transfer per contract year can be made from the Fixed Interest Account to the Separate Account and only up to 20% of the Fixed Interest

Form G.3002                            8

       Account balance may be transferred.]

       If you make a transfer from the Fixed Interest Account, we will determine which deposits and earnings to take it from as if it was a withdrawal from the account balance. If you transfer money from the Fixed Interest Account to the Separate Account and then you transfer money from the Separate Account to the Fixed Interest Account within 12 months, this will be treated as a return of the same money (whether or not it really is). Thus, after the transfer into the Fixed Interest Account, it will earn the same interest rate that it would have been earning had neither transfer ever taken place. Any amounts in excess of the original transfer and any amounts transferred back to the Fixed Interest Account more than 12 months after the first transfer will be treated as a new deposit to the Fixed Interest Account and will earn the then current interest rate for new deposits.

                             SECTION 7--WITHDRAWALS
                             ----------------------

7.1    Can I make withdrawals?
       -----------------------

       Yes. To request a withdrawal you may contact our designated office. Any withdrawal request must be signed by you and must clearly state the account (and investment division, if any) from which the withdrawal is to be made. The minimum withdrawal is [$500] or the entire account balance if less. Any withdrawal will completely discharge our liability for the amount withdrawn.

7.2    Is there a charge for making a withdrawal?
       ------------------------------------------

       [No withdrawal charge applies unless additional funding options are made available to you under the Plan.

       If the Plan offers funding options that are different than those offered as of the contract date, we may impose withdrawal charges. If we do so, we will tell you in writing at least [90] days in advance of the date they are imposed. If they are imposed, the following paragraph will apply as will the various exceptions found in Section 7.3.]

       [[Yes, with various exceptions explained below.] To determine the withdrawal charge, we treat the contract as if it were a single account, and ignore both your actual allocations and what account or division the withdrawal is actually coming from.

       If you make a partial withdrawal from an investment division or the Fixed Interest Account for purposes of assessing withdrawal charges, we will first withdraw deposits that can be withdrawn with no withdrawal charge, then withdraw other deposits and, finally, we will withdraw earnings, in each case, on a "first-in, first-out" (FIFO) basis. Once we have determined the amount of the withdrawal charge (as explained

Form G.3002                            9
       below), we will actually withdraw it from each account and investment division in the same proportion as the withdrawal that is being made. In determining what the withdrawal charge is, we do not include earnings, although the actual money to pay the withdrawal charge may come from earnings. The withdrawal charge for any deposit is based on the length of time it was in the contract as shown in the following table:

              ------------------------------------------------
                              During Deposit Year
                 [1   2    3    4    4    6     7     8  &
                                                     beyond
                 7%  6%   5%   4%   3%   2%    1%    0%]
              ------------------------------------------------

       For partial withdrawals, we pay you what you ask for and apply the withdrawal charge by reducing the account balance by a larger amount, as follows: the amount to which no withdrawal charge applies, plus the amount to which a withdrawal charge applies divided by 100% minus the percentage shown above (so that if the percentage is 7% we divide by 93%). If your account balance is not sufficient to allow us to make a partial withdrawal and deduct the withdrawal charge, we will treat your request as a request for a full withdrawal.

       For full withdrawals, we multiply each amount to which the withdrawal charge applies by the percentage shown above, keep the resulting amount as a withdrawal charge and pay you the rest.]

7.3    When is there no charge for making a withdrawal?
       ------------------------------------------------

       [A full withdrawal may be made without an early withdrawal charge if you tell us of your intention to make a full withdrawal and your account balance is paid annually over four years ("systematic withdrawal") as follows:

       (i) 20% of your account balance upon receipt of the request (however, if you already made a partial withdrawal in the same contract year, we will reduce this first installment by the amount of the partial withdrawal);

       (ii)  25% of your then current account balance one year later;

       (iii) 33 1/3% of your then current account balance two years later;

       (iv)  50% of your then current account balance three years later; and

       (v) the remainder of your then current account balance four years later.

       [You may cancel the remaining withdrawal at any time, but if you do so, any new full withdrawal would be paid over a new four year period.]

Form G.3002                           10

       Full withdrawals over fewer than four years or for amounts in excess of the percentages shown above may be made, but the excess amount is subject to the withdrawal charges described above.

[      Withdrawal charges will not apply to any withdrawal:

       (a) to make a payment that is necessary to avoid Federal income tax penalties or to satisfy Federal income tax rules or Department of Labor regulations;

       (b) made in order for us to provide income payments for life, or for a period of five years or more if the payments cannot be accelerated;

       (c) resulting from Plan termination, provided the account balance is rolled over into another contract or certificate issued by us or approved in advance by us;

       (d) to make direct transfers to any funding option permitted by the Plan and pre-approved by us; or

       (e) to provide our share of Plan benefits or loans (if the Plan permits participants to borrow) to Plan participants;

       (f) of: (i) [deposits to which withdrawal charges no longer apply] [those amounts, if any, that can be withdrawn without a withdrawal charge], and (ii) [upon your first withdrawal] in any contract year, [any extra amounts needed to make [this] [the] exemption equal [20%] of your account balance [of any transfer or exchange amount deposited into the contract from other investment vehicles on a tax-free basis]]. For example, if your account balance [from any transfer or exchange amount] is $20,000, the maximum amount that may be withdrawn under this provision in any contract year (assuming no prior withdrawals during that contract year) is [$4,000] (i.e.,[20%] of $20,000) [provided such withdrawal is the first withdrawal]. If the maximum amount is withdrawn on the first withdrawal, no further withdrawals are permitted under this provision during that contract year. If less than the maximum amount is taken on the first withdrawal (say $[2,000] or [10]% of the [account balance] [transfer or exchange deposits]), then [subsequent withdrawals without a withdrawal charge during the contract year will be permitted. If at the time of the next withdrawal within the same contract year the account balance is $[19,000], then the maximum additional amount that may be withdrawn under this provision is $[1,900] (i.e. [10]% of $[19,000]). Thus, in this example, there would have been two withdrawals of [10]% each for a total of [20]% during the contract year.] [no further withdrawals will be permitted without a withdrawal charge during the contract year]. Any withdrawal of amounts in excess of the [20%] per contract year is subject to the withdrawal charges described above.]

       (g)    At any other time,  if we agree in writing that none will apply.]

Form G.3002                           11

       [In addition, no withdrawal charge will apply to any withdrawal made to pay our share of Plan benefits (see Section 7.4) because of the:

       (h)    death of a participant;

       (i) disability of a participant, [but only if he or she is totally disabled as defined in the Plan or, if not defined in the Plan], as defined under the Federal Social Security laws;

       (j) termination of employment or retirement of a participant [who is not a Restricted participant] pursuant to the Plan's written provisions, or, if no provisions exist, after the tenth contract year provided that participant has attained age 55 (as verified in writing in a form acceptable to us), [except for amounts transferred into the contract from other investment vehicles on a tax-free basis];

       (k) termination of employment or retirement pursuant to the Plan's written provisions of a Restricted participant who has participated under this contract for at least [7] years] and

       (1) unforeseen hardship encountered by a participant (as verified in writing in a form acceptable to us).]

       Except for systematic withdrawals and withdrawals pursuant to the exemptions above, any other withdrawal is subject to the withdrawal charges described above in Section 5.2.]

       Proof of these facts, as well as proof of the share of the account balance attributable to the participant, and proof of our share of plan money satisfactory to us must be given to us if we ask for it.

       [In no event, however, will exemptions [(e), (f), (j), or (k)] apply after the first contract year, unless we have received at least $15,000 in deposits from you during that year or unless we agree otherwise in writing.]

       To the extent required by law, we have the right to delay paying any cash withdrawals from the Fixed Interest Account for up to six months. We do not intend to do this, except in an extreme emergency. We would, of course, credit interest during any delay.

[7.4]  What is our share of Plan Benefits and Loans?
       ---------------------------------------------

       If all of the Plan's money is under this contract, it is 100%. Otherwise, it is the percentage of the Plan's money that is under this contract. If the Plan has more than one fund into which contributions can be allocated, each fund will be treated as a separate plan for this purpose. Thus, if we have 80% of the Plan's "Fixed Income Fund" but none of its "Employer Stock Fund", our share is 80% of withdrawals from the Fixed Income Fund and 0% of withdrawals from the Employer Stock Fund.]

Form G.3002                           12

[7.5]  Examples of Withdrawals
       -----------------------

       [Assume four deposits of $2,000 each allocated 50% to the Fixed Interest Account and 50% to the Growth Division of the Separate Account with the following account balance and applicable withdrawal charges:

       Deposit                  1      2      3      4
       Charge                   1%     3%     5%     7%
       Total Account Balance                     $10,930

       If you request a withdrawal in a contract year (subject to a withdrawal charge) of $3,500, we would take the amount of the requested withdrawal from the older deposits first (deposits 1 and 2). We would pay you $3,500 and reduce your account balance by $3,566.59. $3,566.59 is calculated by taking the first $2,000 deposit (the fact that only half of it went to the Growth Division does not matter--we are treating the contract as if it were a single account) and dividing it by .99 (i.e., 100%-1%) plus $1,500 from the second deposit divided by .97 (i.e., 100%-3%). Your new account balance is $7,363.41, the first deposit has been paid out and the second deposit has been reduced to $433.41.

       If you then request a full withdrawal, the withdrawal charge would be $253 [i.e., ($433.41 x .03)+($2,000 x .05)+($2,000 x .07)]; and we pay
       you $7,110.41 (i.e., $7,363.41-$253).]

                          SECTION [8]--INCOME PAYMENTS
                          ----------------------------

[8.1]  Will MetLife guarentee persons entitled to Plan benefits with income
       --------------------------------------------------------------------
       payments for as long as they live?
       ----------------------------------

       Yes. We will make income payments guaranteed for life to the annuitant on a monthly, quarterly, semiannual or annual basis if requested by you. Income payments may also be guaranteed for at least five years, but not beyond the annuitant's life expectancy or the joint life expectancy if there is more than one payee.

       Other income plans which provide payments for a stated amount or a stated number of years are also available. The amount of each payment under an income plan must be at least [$50].

       The annuitant may begin receiving income payments at any date, you choose which occurs after the issue date provided you give us at least [30] days advance notice. However, payments must commence no later than the April 1st of the calendar year following the calendar year in which the participant attains age 70 1/2, or at a later date if permitted by law. We will send you information and the necessary forms to sign, upon receipt of your request at our designated office. Once income payments start, neither you nor the payee will be able to change the choice of income plan.

Form G.3002                           13

       Notwithstanding any provisions in this contract to the contrary, the distribution of a participant's account balance will be in accordance with any applicable federal rules and regulations, including the Retirement Equity Act of 1984. The requirements of Code Section 401(a)
       (9) and the Regulations thereunder, including the incidental death benefit requirements of proposed Regulation Section 1.401(a) (9)-2 will apply.

[8.2]  When must income payments begin if they are being purchased because of
       ----------------------------------------------------------------------
       the death of a participant?
       ---------------------------

       The income plan must begin by December 31st of the calendar year immediately following the calendar year of the participant's death; however, if the income plan is being purchased for the participant's spouse it may begin by December 31st of the calendar year in which the participant would have attained age 70 1/2.

[8.3]  Will a certificate be provided for persons who receive income payments?
       -----------------------------------------------------------------------

       Yes. MetLife will issue to the owner, for delivery to each person to whom annuity benefits are being paid under this contract, an individual certificate outlining the benefits payable under the income plan.

[8.4]  What happens if the annuitant dies after income payments start?
       ---------------------------------------------------------------

       After we receive proof of death and a properly completed claim form, income payments will continue to the annuitant's beneficiary for the balance of the guaranteed period, if any, depending on the income plan selected. If the guaranteed period has already ended, no further payments will be made. If an estate (or other non-natural person) becomes entitled to payment, we will pay the value of any remaining payments, computed as of the date of death using the interest rate we used to set those payments, in a lump-sum to such entity.

       After income payments start, we may require proof that the annuitant is alive on the due date of each income payment.

[8.5]  How are the minimum income plan rates that are shown on pages [l6 and 17]
       -------------------------------------------------------------------------
       calculated?
       -----------

       The minimum amount of life income payments are calculated based on a guaranteed interest rate of 3% and the 1983 Individual Mortality Table a (Metropolitan Adjusted). The minimum amounts of term certain payments are based on a guaranteed interest rate of 3%. Such values are at least equal to those required by the law of the state where the contract was delivered. Actual payments will not be less than those we would provide to a person in the same class under a single payment immediate annuity bought with an

Form G.3002                           14
       equal amount at the time income payment start.

[8.6]  What information must I furnish to MetLife for MetLife to provide income
       ------------------------------------------------------------------------
       payments?
       ---------

       In addition to the type of income plan being chosen, you must provide the name, social security number, date of birth, sex (if relevant), marital status and address of the annuitant, beneficiary, and any survivor annuitant. We have the right to require proof of dates of birth in a form that is satisfactory to us.

[8.7]  If I have a defined benefit plan, are income plans purchased for
       ----------------------------------------------------------------
       participants handled differently?
       ---------------------------------

       Any income plan purchased under a defined benefit plan (see Section [10]) may be terminated, suspended, or reduced because of: (i) Plan provisions;
       (ii) provisions of the Code; or (iii) requirements of the Pension Benefit Guaranty Corporation, as they exist now or are later amended. No income plan will be terminated, suspended, or reduced because of Plan provisions, unless you certify to us that such provisions are in effect at the time the income payments start. In the event the income plan is terminated, suspended, or reduced, we will determine the refund to be paid to whomever you designate.]

Form G.3002                           15

                                  SECTION 9--
                                  -----------
                INCOME PLAN RATES FOR DEFINED CONTRIBUTION PLANS
                ------------------------------------------------

Annuitant's               Monthly Income Payments Per $1,000 of Consideration
                          ---------------------------------------------------
Exact Age on               LIFE INCOME TERM CERTAIN AND LIFE INCOME
Date of Purchase                                If Term Certain Period is:
of Income Plan                           10 Years     15 Years    20 Years
   55                        $3.85        $3.83        $3.80        $3.75
   56                        $3.91        $3.89        $3.85        $3.80
   57                        $3.98        $3.95        $3.91        $3.85
   58                        $4.05        $4.01        $3.97        $3.91
   59                        $4.12        $4.08        $4.03        $3.96
   60                        $4.19        $4.15        $4.10        $4.02
   61                        $4.27        $4.23        $4.17        $4.08
   62                        $4.36        $4.31        $4.24        $4.14
   63                        $4.45        $4.39        $4.31        $4.20
   64                        $4.54        $4.48        $4.39        $4.26
   65                        $4.64        $4.57        $4.47        $4.33
   66                        $4.75        $4.67        $4.55        $4.39
   67                        $4.86        $4.77        $4.64        $4.46
   68                        $4.99        $4.88        $4.73        $4.52
   69                        $5.11        $4.99        $4.82        $4.59
   70                        $5.25        $5.11        $4.92        $4.65

JOINT AND SURVIVOR LIFE INCOME PLAN

                              Monthly Income Payment to Primary Annuitant
Annuitants'                   per $1,000 of Consideration if Percentage
Exact Ages on                 of Monthly Income Payment Payable to the
Date of Purchase              Survivor Annuitant is:
of Income Plan*                  50%       66 2/3%        75%          100%
     55 and 60                 $3.68        $3.63        $3.60        $3.52
     60 and 55                 $3.83        $3.72        $3.67        $3.52
     60 and 60                 $3.91        $3.82        $3.78        $3.66
     60 and 65                 $3.97        $3.91        $3.87        $3.78
     65 and 60                 $4.16        $4.03        $3.96        $3.78
     65 and 65                 $4.26        $4.15        $4.10        $3.94
     70 and 65                 $4.61        $4.43        $4.35        $4.11
     70 and 70                 $4.76        $4.61        $4.54        $4.35

* In each pair of ages, the first age is the primary annuitant's age and the second age is the survivor annuitant's age.

TERM CERTAIN INCOME PLAN
              Monthly Income Payment Per $1,000 of Consideration
              --------------------------------------------------
                          If Term Certain Period is:
                   10 Years        15 Years        20 Years
                    $9.37           $6.70            $5.37

Form G.3002                           16

            SECTION 10--INCOME PLAN RATES FOR DEFINED BENEFIT PLANS
            -------------------------------------------------------

Annuitant's            Monthly Income Payments Per $1,000 of Consideration
Exact Age on           -------------------------------------------------------------------
Date of Purchase       LIFE INCOME TERM CERTAIN AND LIFE INCOME
of Income Plan                              If Term Certain Period is:
                                               10 Years           15 Years              20 Years
                        Male     Female     Male     Female     Male     Female     Male      Female
   55                   $4.02    $3.69     $3.98      $3.68     $3.94     $3.66     $3.87     $3.63

   56                   $4.09    $3.75     $4.05      $3.73     $4.00     $3.71     $3.93     $3.68

   57                   $4.16    $3.81     $4.12      $3.79     $4.06     $3.76     $3.98     $3.73

   58                   $4.24    $3.87     $4.19      $3.85     $4.13     $3.82     $4.04     $3.78

   59                   $4.32    $3.93     $4.26      $3.91     $4.19     $3.88     $4.10     $3.83

   60                   $4.40    $4.00     $4.34      $3.97     $4.26     $3.94     $4.15     $3.89

   61                   $4.49    $4.07     $4.42      $4.04     $4.34     $4.00     $4.21     $3.94

   62                   $4.58    $4.14     $4.51      $4.11     $4.41     $4.07     $4.28     $4.00

   63                   $4.68    $4.22     $4.60      $4.19     $4.49     $4.14     $4.34     $4.06

   64                   $4.79    $4.31     $4.70      $4.27     $4.57     $4.21     $4.40     $4.12

   65                   $4.90    $4.40     $4.80      $4.35     $4.66     $4.29               $4.19

   66                   $5.02    $4.49     $4.90      $4.44     $4.75     $4.37               $4.26

   67                   $5.15    $4.60     $5.02      $4.54     $4.84     $4.45               $4.32

   68                   $5.29    $4.71     $5.13      $4.64     $4.93     $4.54

   69                   $5.44    $4.82     $5.26      $4.74     $5.03     $4.63
   70                    5.59    $4.94     $5.39      $4.85     $5.12      4.72

JOINT AND SURVIVOR LIFE INCOME PLAN

                               Monthly Income Payment to Primary Annuitant
Annuitants'                    per $1,000 of Consideration if Percentage
Exact Ages on                  of Monthly Income Payment Payable to the
Date of Purchase               Survivor Annuitant is:
of Income Plan*                    50%      66 2/3%        75%          100%
55 M and  60 F                   $3.76       $3.67        $3.62        $3.49
60 M and 55 F                    $3.92       $3.76        $3.68        $3.44
60 M and 60 F                    $4.00       $3.87        $3.80        $3.60
60 M and 65 F                    $4.07       $3.96        $3.91        $3.74
65 M and 60 F                    $4.29       $4.09        $3.99        $3.68
65 M and 65 F                    $4.38       $4.21        $4.12        $3.86
70 M and 65 F                    $4.79       $4.52        $4.38        $3.98
70 M and 70 F                    $4.92       $4.69        $4.58        $4.24

*In each pair of ages, the first age is the primary annuitant's age and the second age is the survivor annuitant's age.


TERM CERTAIN INCOME PLAN
              Monthly Income Payment Per $1,000 of Consideration
              --------------------------------------------------
                          If Term Certain Period is:
                   10 Years        15 Years          2.0 Years
                     $9.37          $6.70              $5.37
                                                                               ]
Form G.3002                           17